UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Ford Motor Company
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Notice of 2020 Virtual Annual Meeting
of Shareholders and Proxy Statement

Thursday, May 14, 2020 at 8:30 a.m., Eastern Daylight Saving Time
Virtual Annual Meeting of Shareholders
Online Meeting Only — No Physical Meeting Location

Ford Motor Company One American Road Dearborn, Michigan 48126-2798

Dear Shareholders:

It is my pleasure to inform you that our 2020 Annual Meeting of Shareholders will be conducted online on Thursday, May 14, 2020, starting at 8:30 a.m. EDT. The virtual nature of the meeting will continue to enable increased shareholder accessibility, while improving meeting efficiency and reducing costs. Shareholders will be able to listen, vote, and submit questions from any remote location with Internet connectivity. Information on how to participate in this year's virtual meeting can be found on page 85.

While we do not yet know the full impact of the global coronavirus pandemic, we are working hard to make sure our business is ready to resume normal operations once it is safe to do so. Throughout this crisis, I have been very impressed by our workforce as we work through these unprecedented times and the ways we have come together across industries to make a real difference for people in need. While there remains much uncertainty in our current environment, I am confident that we will get through this and continue to build for the future.

For nearly 117 years, Ford has proven its resilience through wars, recessions, oil shocks and more and we will get through this, too. We have endured because of the higher sense of purpose we aspire to, and because of the talent, dedication and determination of our employees. Whatever form transportation takes in the future, our Board of Directors, leadership team and extended family of employees are determined to continue earning your trust as we strive to become the world's most trusted company.

Thank you for your support of our efforts.

April 3, 2020

/s/ William Clay Ford, Jr.

William Clay Ford, Jr.
Chairman of the Board

Notice of Virtual Annual Meeting of
Shareholders of Ford Motor Company

Thursday, May 14, 2020
8:30 a.m., Eastern Daylight Saving Time

This year's virtual annual meeting will begin promptly at 8:30 a.m., Eastern Daylight Saving Time. If you plan to participate in the virtual meeting, please see the instructions on page 85 of the Proxy Statement. Shareholders will be able to listen, vote, and submit questions from their home or from any remote location that has Internet connectivity. There will be no physical location for shareholders to attend. Shareholders may only participate online by logging in at www.virtualshareholdermeeting.com/FORD2020.

ITEMS OF BUSINESS:

1.
The election of the 13 director nominees named in the Proxy Statement.

2.
The ratification of the selection of PricewaterhouseCoopers LLP as Ford's independent registered public accounting firm for 2020.

3.
A non-binding shareholder advisory vote to approve the compensation of the Named Executives.

4.
Consideration of the two shareholder proposals set forth in the Proxy Statement.

If you were a shareholder at the close of business on March 18, 2020, you are eligible to vote at this year's annual meeting.

Please read these materials so that you will know which items of business we intend to cover during the meeting. Also, please either sign and return the accompanying proxy card in the postage-paid envelope or instruct us by telephone or online as to how you would like your shares voted. This will allow your shares to be voted as you instruct even if you cannot participate in the meeting. Instructions on how to vote your shares by telephone or online are on the proxy card enclosed with the Proxy Statement.

Please see Other Items and the Questions and Answers section beginning on page 81 for important information about the proxy materials, voting, the virtual annual meeting, Company documents, communications, and the deadline to submit shareholder proposals for the 2021 Annual Meeting of Shareholders.

Shareholders are being notified of the Proxy Statement and the form of proxy beginning April 3, 2020.

April 3, 2020

Dearborn, Michigan

/s/ Jonathan E. Osgood

Jonathan E. Osgood
Secretary

We urge each shareholder to promptly sign and return the enclosed proxy card or to use telephone or online voting. See our Questions and Answers beginning on page 82 for information about the virtual meeting and voting by telephone or online and how to revoke a proxy.

NOTICE OF VIRTUAL ANNUAL MEETING OF SHAREHOLDERS	2020 Proxy Statement	i

ii	TABLE OF CONTENTS	2020 Proxy Statement

Proxy Summary

This summary highlights information contained in this Proxy Statement. It does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting. Please see the Questions and Answers section beginning on page 82 for important information about proxy materials, voting, the virtual annual meeting, Company documents, and communications.

The Board of Directors is soliciting proxies to be used at the annual meeting of shareholders. This Proxy Statement and the enclosed proxy are being made available to shareholders beginning April 3, 2020.

TIME OF VIRTUAL ANNUAL MEETING

Thursday, May 14, 2020
8:30 a.m., Eastern Daylight Saving Time

We will hold a virtual annual meeting of shareholders. Shareholders may participate online by logging onto www.virtualshareholdermeeting.com/FORD2020. There will not be a physical meeting location.	Corporate Website: www.corporate.ford.com Annual Report: www.annualreport.ford.com

MEETING AGENDA

VOTING MATTERS	Board Recommendations	Pages

Election of the 13 Director Nominees Named in the Proxy Statement	FOR	25-34
Ratification of Independent Registered Public Accounting Firm	FOR	35-36
Approval of the Compensation of the Named Executives	FOR	37-75
Shareholder Proposal — Give Each Share an Equal Vote	AGAINST	76-78
Shareholder Proposal — Lobbying Disclosure	AGAINST	79-80

CORPORATE GOVERNANCE HIGHLIGHTS

•
Lead Independent Director

•
Independent Board Committees — Audit, Compensation, and Nominating and Governance

•
Committee Charters

•
Independent Directors Meet Regularly Without Management and Non-Independent Directors

•
Regular Board and Committee Self-Evaluation Process

•
Separate Chairman of the Board and CEO

•
Confidential Voting

•
Shareholders Have the Right to Call Special Meetings
•
Shareholders May Take Action by Written Consent

•
Strong Codes of Ethics

•
Annual Election of All Directors

•
Majority Vote Standard — No Supermajority Voting Requirement

•
Board Meetings in 2019: 7

•
Standing Board Committees — Meetings in 2019: Audit: 15, Compensation: 9, Finance: 4, Nominating and Governance: 3, Sustainability and Innovation: 3

•
77% of the Director Nominees are Independent

PROXY SUMMARY	2020 Proxy Statement	1

DIRECTOR NOMINEES

	AGE DIRECTOR SINCE PRINCIPAL OCCUPATION	QUALIFICATIONS	COMMITTEES	OTHER BOARDS

Kimberly A. Casiano Independent	62 2003 President, Kimberly Casiano & Associates, San Juan, Puerto Rico		Audit Nominating & Governance Sustainability & Innovation	Mutual of America

Anthony F. Earley, Jr. Independent	70 2009 Retired Executive Chairman of the Board of Directors, PG&E Corporation		Compensation (Chair) Nominating & Governance Sustainability & Innovation	Southern Company

Edsel B. Ford II	71 1988 Consultant, Ford Motor Company		Finance Sustainability & Innovation

William Clay Ford, Jr.	62 1988 Executive Chairman and Chairman of the Board of Directors, Ford Motor Company		Finance (Chair) Sustainability & Innovation

James P. Hackett	64 2017 President and Chief Executive Officer, Ford Motor Company

William W. Helman IV Independent	61 2011 General Partner, Greylock Partners		Finance Nominating & Governance Sustainability & Innovation (Chair)	Vornado Realty Trust

William E. Kennard Independent	63 2015 Chairman, Velocitas Partners LLC		Finance Nominating & Governance (Chair) Sustainability & Innovation	AT&T Inc. MetLife, Inc. Duke Energy Corporation

John C. Lechleiter Independent	66 2013 Retired Chairman and Chief Executive Officer, Eli Lilly and Company		Compensation Nominating & Governance

Beth E. Mooney Independent	65 July 2019 Retired Chairman and Chief Executive Officer, KeyCorp*		Audit Nominating & Governance	AT&T Inc. KeyCorp

John L. Thornton Independent	66 1996 Executive Chairman, Barrick Gold Corporation		Compensation Finance Nominating & Governance	Barrick Gold Corporation

John B. Veihmeyer Independent	64 2017 Retired Chairman and Chief Executive Officer, KPMG, LLP and retired Chairman of KPMG International		Audit Nominating & Governance

Lynn M. Vojvodich Independent	52 2017 Former Executive Vice President & Chief Marketing Officer, Salesforce		Audit Nominating & Governance Sustainability & Innovation	Booking Holdings Inc. Dell Technologies

John S. Weinberg Independent	63 2016 Chairman of the Board of Directors and Executive Chairman, Evercore Partners Inc.		Compensation Finance Nominating & Governance Sustainability & Innovation	Evercore Partners Inc.

*
Retirement effective May 1, 2020.

2	PROXY SUMMARY	2020 Proxy Statement

CD&A Roadmap

1 Performance

- $47 million Net Income
- Company Adjusted EBIT of $6.4 billion*
- Company Adjusted Free Cash Flow of $2.8 billion*
- Paid $2.4 billion in dividends to shareholders

2 Compensation Determination

- Continued alignment of the interests of our executives with those of our shareholders through performance-based compensation with a significant portion tied to the Company's stock performance
- 2019 Performance Unit grant has a three-year performance period with key financial metrics (75% weighting) and relative TSR metric (25% weighting)
- Consistent application of our Compensation Philosophy, Strategy, and Guiding Principles

3 Risk and Governance

- Appropriate mix of base salary, annual bonus opportunities, and long-term equity compensation, with performance-based equity compensation opportunities
- Rigorous clawback and recovery provisions addressing events such as restatement of financials due to misconduct, violation of non-compete provisions, or ethical or criminal violations
- Stock ownership guidelines that align executive and shareholder interests
- Adopted hedging and pledging policies applicable to Company officers

4 NEO Compensation

- Incentive Bonus Plan paid out at 54% of target based on performance against metrics
- 2017 Performance Unit grants paid out at 45% of target based on performance against metrics
- 2019 Performance Units have three-year performance period—payout in 2022
- NEO pay levels are commensurate with 2019 performance and overall business results — reinforcing Ford's pay-for-performance compensation philosophy

5 2019 Say-on-Pay

- 2019 Say-on-Pay vote received 95.6% support
- Double-trigger change in control provisions for equity grants
- Adopted hedging and pledging policies applicable to Company officers

6 Say-on-Pay Approval

- 2019 focused on implementation of our plan with strategic investments, broadening partnerships, and becoming more fit
- Pay is commensurate with business performance
- Pay practices are aligned with shareholder interests
- Pay is tied to robust risk and governance features

*
See pages 60, 62, and 63 of Ford's 2019 Form 10-K for definitions and reconciliations to GAAP.

PROXY SUMMARY	2020 Proxy Statement	3

*	See pages 60, 62, and 63 of Ford's 2019 Form 10-K for definitions and reconciliations to GAAP.

IMPROVING OUR FITNESS TO FINANCE OUR GROWTH

The information in this Performance Section shows we continue to deliver positive results over a sustained time period. In order to create greater value for our stakeholders, it is important that we attack costs as well as redesign our business operations to take advantage of future growth opportunities. The graphics below show some of our 2019 achievements in our areas of strength and the strategic choices we are making to drive future growth.

ACHIEVEMENTS	STRATEGIC CHOICES

Ford was America's best-selling vehicle brand for the tenth consecutive year	Announced an agreement with Mahindra to co-develop a midsize sport SUV for India and emerging markets
41st year Ford has been America's best-selling commercial van maker	Announced a joint venture with Mahindra that will develop, market, and distribute Ford brand vehicles in India and Ford brand and Mahindra brand vehicles in high-growth emerging markets
Lincoln SUVs had their best annual sales results since 2003	Invested in Rivian to form a strategic partnership to develop an all-new, next-generation battery electric vehicle
Full-year F-Series sales totaled 896,526, marking its 43rd year as America's best-selling pickup and the 38th straight year as America's best-selling vehicle	Ford and Autonomic, the creators of the Transportation Mobility Cloud, signed a global agreement with Amazon Web Services, which will expand the availability of cloud connectivity services and connected car application development services for the transportation industry
We concluded a new collective bargaining agreement with the United Auto Workers that increases our manufacturing competitiveness and protects jobs	Announced expansion of our alliance with Volkswagen to include investment in Argo AI, an autonomous vehicle development entity, and cooperation in the development of electric vehicles

4	PROXY SUMMARY	2020 Proxy Statement

Underlying our compensation programs is an emphasis on sound governance practices. These practices include:

WE DO

Perform annual say-on-pay advisory vote for shareholders
Pay for performance
Use appropriate peer group when establishing compensation
Balance short- and long-term incentives
Align executive compensation with stockholder returns through long-term incentives
Cap individual payouts in incentive plans
Include clawback provision in our incentive grants (see Risk Assessment Regarding Compensation Policies and Practices on p. 15)
Maintain robust stock ownership goals for Named Executives

Prohibit officers from hedging their exposure to Ford common stock and limit officers' pledging of Ford common stock (see Corporate Governance on p. 16)
Condition grants of long-term incentive awards on non-compete and non-disclosure restrictions
Mitigate undue risk taking in compensation programs
Retain a fully independent external compensation consultant whose independence is reviewed annually by the Compensation Committee (see Compensation Committee Operations on pp. 16-17)
Include a double-trigger change in control provision for equity grants

PROXY SUMMARY	2020 Proxy Statement	5

WE DO NOT

Provide evergreen employment contracts
Pay out dividend equivalents on equity awards during vesting periods or performance periods
Maintain individual change in control agreements for Named Executives

Reprice options
Allow officers to hedge their exposure to Ford common stock

Element	BASE SALARY	ANNUAL CASH INCENTIVE AWARDS	LONG-TERM INCENTIVE AWARDS	BENEFITS AND PERQUISITES	RETIREMENT PLANS

Purpose	Base Level of Compensation	Incentive to Drive Near-Term Performance	Incentive to Drive Long- Term Performance and Stock Price Growth	Enhance Productivity and Development	Income Certainty and Security

Target	Fixed $	Fixed % of Salary	Fixed $ Value Equity Opportunity	Variable	% of Salary

Form of Delivery	Cash	Cash	Performance Units* and Time-Based Units*	Various	Cash

Company Performance/ Award	NA	0-200%	Performance Units 0-200%	NA	NA

*
A Performance Unit is an award of the right to earn up to a certain number of shares of common stock, Restricted Stock Units, or cash, or a combination of cash and shares of common stock or Restricted Stock Units, based on performance against specified goals established by the Compensation Committee under the Long-Term Incentive Plan. A Time-Based Unit represents the right to receive a share of common stock, or cash equivalent to the value of a share of common stock, when the restriction period ends, under the Long-Term Incentive Plan, as determined by the Compensation Committee.

6	PROXY SUMMARY	2020 Proxy Statement

Our compensation practices have been consistently supported by shareholders, as evidenced by recent Say-on-Pay results.

We regularly meet with investors and consider any concerns shared with us. For instance, in 2015 we made significant changes to our Performance Unit program that addressed investor comments.

•
Named Executives' compensation is tied to our 2019 and 2017-2019 performance periods

•
Adopted policies that prohibit the hedging of exposure to Ford common stock by officers and limits the pledging of Ford common stock by officers

•
80% of our Named Executives' target compensation is performance-based

•
Our Global Compensation and Benefits Philosophy, Strategy, and Guiding Principles include a gender pay equity statement

•
Executive stock ownership goals continue to align the interests of executives with shareholders
•
The Compensation Committee amended its Charter to include review of significant people-related strategies to enhance oversight of human capital management

•
In 2019 we continued a modest share buyback program to offset the dilutive effect of our equity compensation plans

•
Executive pay practices are tied to robust risk and control features

PROXY SUMMARY	2020 Proxy Statement	7

8	PROXY SUMMARY	2020 Proxy Statement

STAKEHOLDER ENGAGEMENT

Ford has a philosophy of direct, open, transparent, and frequent engagement with our stakeholders, including:

•
Ford's senior leadership team and Investor Relations met with fixed income and equity holders, as well as potential holders, at twenty conferences and nine roadshows. We hosted quarterly earnings calls, which were webcast, and also engaged with the capital markets via phone calls, emails, in-house meetings, and other industry events.

•
As an indication of our commitment to fostering strong communication ties with our stakeholders, we met with shareholders representing 65% of our institutional equity investor base and fixed income investors holding 30% of our unsecured debt outstanding. Topics discussed included: long term strategy, financial and operating performance, risk management, and environmental, social, and governance practices. We found these meetings to be informative, and we continue to incorporate many stakeholder suggestions into our Proxy Statement and communications strategy.

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE

For Ford, the commitment to create a better world is as strong as ever. We apply our global reach and resources to have a positive impact, provide trusted mobility, and drive human progress. Each year, we detail our performance and progress on sustainability and corporate responsibility in our Sustainability Report (www.sustainability.ford.com). Some highlights in our 2018-2019 report are:

Reaffirming our commitment to deliver CO2 reductions from our facilities and our vehicles in line with the Paris Climate Accord	Advancing diversity and inclusion by committing to the principles of the CEO Action for Diversity & Inclusion Pledge and included for the first time on the Bloomberg Gender-Equality Index
Investing more than $11 billion to get electrified vehicles on the road even faster. Strengthened electrification plans with Mahindra, VW, and Rivian alliances	Awarded the 2018 Environmental Innovation Award for using a tree-based cellulose hybrid material to reduce weight and cost in the Lincoln Continental
Reporting to the TCFD & SASB frameworks for climate and sustainability related financial impacts for the first time	Achieved 7.8% absolute reduction in global water use for manufacturing in 2018
Increasing our use of renewable energy for all manufacturing plants globally towards 100% by 2035	Setting clear Sustainability policies and strategies through our Sustainability and Innovation Committee of the Board of Directors
Achieved 30% CO2 reduction per vehicle from our manufacturing facilities leading to a new goal for a further 18% reduction by 2023	Achieved 5.5% absolute reduction in global waste sent to landfill in 2018

PROXY SUMMARY	2020 Proxy Statement	9

Corporate Governance

Corporate Governance Principles

The Nominating and Governance Committee developed and recommended to the Board a set of corporate governance principles, which the Board adopted. Ford's Corporate Governance Principles may be found on its website at www.corporate.ford.com. These principles include: a limitation on the number of boards on which a director may serve, qualifications for directors (including a requirement that directors be prepared to resign from the Board in the event of any significant change in their personal circumstances that could affect the discharge of their responsibilities), director orientation and continuing education, and a requirement that the Board and each of its Committees perform an annual self-evaluation. Shareholders may obtain a printed copy of the Company's Corporate Governance Principles by writing to our Shareholder Relations Department at Ford Motor Company, Shareholder Relations, P.O. Box 6248, Dearborn, MI 48126.

Our Governance Practices

Ford has a long history of operating under sound corporate governance practices, which is a critical element of creating the world's most trusted company. These practices include the following:

Annual Election of All Directors.
Majority Vote Standard. Each director must be elected by a majority of votes cast.
Independent Board. 77% of the Director Nominees are independent.
Lead Independent Director. Ensures management is adequately addressing the matters identified by the Board.
Independent Board Committees. Each of the Audit, Compensation, and Nominating and Governance Committees is comprised entirely of independent directors.
Committee Charters. Each standing committee operates under a written charter that has been approved by the Board and is reviewed annually.
Independent Directors Meet Regularly Without Management and Non-Independent Directors.
Regular Board and Committee Self-Evaluation Process. The Board and each committee evaluates its performance each year.

Mandatory Deferral of Compensation for Directors. In 2019, approximately 68% of annual director fees were mandatorily deferred into Ford restricted stock units, which strongly links the interests of the Board with those of shareholders.
Separate Chairman of the Board and CEO. The Board of Directors has chosen to separate the roles of CEO and Chairman of the Board of Directors.
Confidential Voting at Annual Meeting.
Special Meetings. Shareholders have the right to call a special meeting.
Shareholders May Take Action by Written Consent.

Strong Codes of Ethics. Ford is committed to operating its business with the highest level of integrity and has adopted codes of ethics that apply to all directors and senior financial personnel, and a code of conduct that applies to all employees.
Hedging and Pledging Policies. Officers are prohibited from hedging their exposure to, and limited in pledging, Ford common stock (see p. 16).

10	CORPORATE GOVERNANCE	2020 Proxy Statement

Leadership Structure

Ford determines the most suitable leadership structure from time to time. At present, the Board of Directors has chosen to separate the roles of CEO and Chairman of the Board of Directors. James P. Hackett is our President and CEO, and William Clay Ford, Jr., is Chairman of the Board of Directors as well as our Executive Chairman. We believe this structure is optimal for Ford at this time because it allows Mr. Hackett to focus on leading the organization while allowing Mr. Ford to focus on leading the Board of Directors. Furthermore, the Board has appointed Anthony F. Earley, Jr., as our Lead Independent Director. We believe having a Lead Independent Director is an important governance practice given that the Chairman of the Board, Mr. Ford, is not an independent director under our Corporate Governance Principles. The duties of the Lead Independent Director include:

•
chairing the executive sessions of our independent directors;

•
advising on the selection of Board Committee Chairs; and

•
working with Mr. Ford and Mr. Hackett to ensure management is adequately addressing the matters identified by the Board.

This structure optimizes the roles of CEO, Chairman, and Lead Independent Director and provides Ford with sound corporate governance in the management of its business.

Board Meetings, Composition, and Committees

COMPOSITION OF BOARD OF DIRECTORS / NOMINEES

The Nominating and Governance Committee recommends the nominees for all directorships. The Committee also reviews and makes recommendations to the Board on matters such as the size and composition of the Board in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds. Between annual shareholder meetings, the Board may elect directors to the Board to serve until the next annual meeting. In 2018 we implemented a more robust peer and Board and Committee self-assessment process. In 2020, we engaged an outside party to communicate with each director concerning Board dynamics and effectiveness. The third-party will provide feedback to the Board on areas of strengths, weaknesses, and opportunities for improvement. We also instituted an evaluation process whereby every five years each director's skills and qualifications are analyzed as to whether such skills and qualifications remain relevant in light of changing business conditions.

For many years we have maintained a mandatory retirement age of 72 for directors. In 2019, the Board adopted a policy for new independent directors whereby it is expected that an independent director may serve up to 15 one-year terms, unless unique circumstances warrant additional terms. We will continue to maintain the mandatory retirement age of 72 so that for new independent directors it is expected that they will not be re-nominated when they reach the earlier of having served for 15 terms or age 72, absent a waiver from the Board for unique circumstances.

During 2019, the Committee recommended that the size of the Board be kept at 14 with the addition of Beth E. Mooney in July. Mr. Butler is not standing for re-election this year having reached our mandatory retirement age. Consequently, the Committee recommended that the size of the Board be reduced to 13 at the time of the 2020 Annual Meeting.

The Board believes it has an appropriate mix of short- and medium-tenured directors as well as long-tenured directors which provide a balance that enables the Board to benefit from fresh insights and historical perspectives during its deliberations. In addition, having two members of the Ford family, William Clay Ford, Jr. and Edsel B. Ford II, who are first cousins, brings a unique historical and long-term perspective to Board deliberations. In addition, the Board has managed succession planning effectively with

CORPORATE GOVERNANCE	2020 Proxy Statement	11

strategic waivers of the mandatory retirement age where appropriate to maintain certain expertise while new directors supplement the Board structure.

The Board proposes to you a slate of nominees for election to the Board at the annual meeting. You may propose nominees (other than self-nominations) for consideration by the Committee by submitting the names, qualifications, and other supporting information to: Secretary, Ford Motor Company, One American Road, Dearborn, MI 48126. Properly submitted recommendations must be received no later than December 3, 2020, to be considered by the Committee for inclusion in the following year's nominations for election to the Board. Your properly submitted candidates are evaluated in the same manner as those candidates recommended by other sources. All candidates are considered in light of the needs of the Board with due consideration given to the qualifications described on p. 25 under Election of Directors.

EXECUTIVE SESSIONS OF NON-EMPLOYEE DIRECTORS

Non-employee directors ordinarily meet in executive session without management present at most regularly scheduled Board meetings and may meet at other times at the discretion of the Lead Independent Director or at the request of any non-employee director. Additionally, all of the independent directors meet periodically (at least annually) without management or non-independent directors present.

BOARD COMMITTEES

Only independent directors serve on the Audit, Compensation, and Nominating and Governance Committees, in accordance with the independence standards of the New York Stock Exchange LLC ("NYSE") Listed Company and Securities and Exchange Commission ("SEC") rules and the Company's Corporate Governance Principles. Under these standards members of the Audit Committee also satisfy the heightened SEC independence standards for audit committees and the members of the Compensation Committee satisfy the additional NYSE independence standards for compensation committees. Each member of the Audit Committee also meets the financial literacy requirements of the NYSE Listed Company rules. The Board, and each committee of the Board, has the authority to engage independent consultants and advisors at the Company's expense.

The Company has published on its website (www.corporate.ford.com) the charter of each of the Audit, Compensation, Finance, Nominating and Governance, and Sustainability and Innovation

Committees of the Board. Printed copies of each of the committee charters are available by writing to our Shareholder Relations Department at Ford Motor Company, Shareholder Relations, P.O. Box 6248, Dearborn, MI 48126.

BOARD COMMITTEE FUNCTIONS

Audit Committee: Selects the independent registered public accounting firm, subject to shareholder ratification, and determines the compensation of the independent registered public accounting firm.

At least annually, reviews a report by the independent registered public accounting firm describing: internal quality control procedures, any issues raised by an internal or peer quality control review, any issues raised by a governmental or professional authority investigation in the past five years and any steps taken to deal with such issues, and (to assess the independence of the independent registered public accounting firm) all relationships between the independent registered public accounting firm and the Company.

Consults with the independent registered public accounting firm, reviews and approves the scope of their audit, and reviews their independence and performance. Also, annually approves categories of services to be performed by the independent registered public accounting firm and reviews and, if appropriate, approves in advance any new proposed engagement greater than $250,000.

Reviews internal controls, accounting practices, and financial reporting, including the results of the annual audit and the review of the interim financial statements with management and the independent registered public accounting firm.

Reviews activities, organization structure, and qualifications of the General Auditor's Office, and participates in the appointment, dismissal, evaluation, and determination of the compensation of the General Auditor.

Discusses earnings releases and guidance provided to the public and rating agencies.

Reviews, at least annually, policies with respect to risk assessment and risk management.

Exercises reasonable oversight with respect to the implementation and effectiveness of the Company's compliance and ethics program, including being knowledgeable about the content and operation of the compliance and ethics program.

Reviews, with the Office of the General Counsel, any legal or regulatory matter that could have a significant impact on the financial statements.

12	CORPORATE GOVERNANCE	2020 Proxy Statement

As appropriate, obtains advice and assistance from outside legal, accounting, or other advisors.

Prepares an annual report of the Audit Committee to be included in the Company's proxy statement.

Reviews our cyber security practices periodically, at least twice each year.

Assesses annually the adequacy of the Audit Committee Charter.

Reports to the Board of Directors about these matters.

Compensation Committee: Establishes and reviews the overall executive compensation philosophy and strategy of the Company.

Reviews and discusses key people-related business strategies.

Reviews and approves Company goals and objectives related to the Executive Chairman, the President and CEO, and other executive officers' compensation, including annual performance objectives.

Evaluates the performance of the Executive Chairman, the President and CEO, and other executive officers in light of established goals and objectives and, based on such evaluation, reviews and approves the annual salary, bonus, stock options, Performance Units, other stock-based awards, other incentive awards, and other benefits, direct and indirect, of the Executive Chairman, the President and CEO, and other executive officers.

Conducts a risk assessment of the Company's compensation policies and practices.

Considers and makes recommendations on Ford's executive compensation plans and programs.

Reviews the Compensation Discussion and Analysis to be included in the Company's proxy statement.

Prepares an annual report of the Compensation Committee to be included in the Company's proxy statement.

Assesses the independence of the Committee's consultant. Assesses annually the adequacy of the Compensation Committee Charter.

Reports to the Board of Directors about these matters.

Finance Committee: Reviews all aspects of the Company's policies and practices that relate to the management of the Company's financial affairs, consistent with law and specific instructions given by the Board of Directors.

Reviews capital allocation priorities, policies, and guidelines, including the Company's cash flow, minimum cash requirements, and liquidity targets.

Reviews the Company's capital appropriations financial performance against targets by conducting interim reviews and an annual review of previously approved capital programs and periodic review of acquisitions and new business investments.

Reviews with management, at least annually, the annual report from the Treasurer of the Company's cash and funding plans and other Treasury matters.

Reviews the strategy and performance of the Company's pension and other retirement and savings plans.

Performs such other functions and exercises such other powers as may be delegated to it by the Board of Directors from time to time.

Reviews, at least annually, policies with respect to financial risk assessment and financial risk management.

Assesses annually the adequacy of the Finance Committee Charter.

Reports to the Board of Directors about these matters.

Nominating and Governance Committee: Reviews and makes recommendations on: (i) the nominations or election of directors and (ii) the size, composition, and compensation of the Board.

Establishes criteria for selecting new directors and the evaluation of the Board, including whether current members and candidates possess skills and qualifications that support the Company's strategy.

Develops and recommends to the Board corporate governance principles and guidelines.

Reviews the charter and composition of each committee of the Board and makes recommendations to the Board for the adoption of or revisions to the committee charters, the creation of additional committees, or the elimination of committees.

Considers the adequacy of the By-Laws and the Restated Certificate of Incorporation of the Company and recommends to the Board, as appropriate, that the Board: (i) adopt amendments to the By-Laws and (ii) propose, for consideration by the shareholders, amendments to the Restated Certificate of Incorporation.

Considers shareholder suggestions for director nominees (other than self-nominations). See Composition of Board of Directors/Nominees on p. 11.

Assesses annually the adequacy of the Nominating and Governance Committee Charter.

Reports to the Board of Directors about these matters.

CORPORATE GOVERNANCE	2020 Proxy Statement	13

Sustainability and Innovation Committee: Evaluates and advises on the Company's pursuit of innovative practices and technologies that improve environmental and social sustainability, enrich our customers' experiences, and increase shareholder value.

Discusses and advises on the innovation strategies and practices used to develop and commercialize technologies.

Annually reviews the Company's Sustainability Report Summary and initiatives related to innovation.

Assesses annually the adequacy of the Sustainability and Innovation Committee Charter.

Reports to the Board of Directors about these matters.

Board's Role in Risk Management

The oversight responsibility of the Board and its Committees is supported by Company management and the risk management processes that are currently in place. Ford has extensive and effective risk management processes, relating specifically to compliance, reporting, operating, and strategic risks. Compliance Risk encompasses matters such as legal and regulatory compliance (e.g., Foreign Corrupt Practices Act, environmental, OSHA/safety, etc.). Reporting Risk covers Sarbanes-Oxley compliance, disclosure controls and procedures, and accounting compliance. Operating Risk addresses the myriad of matters related to the operation of a complex company such as Ford (e.g., quality, supply chain, sales and service, financing and liquidity, product development and engineering, labor, etc.). Strategic Risk encompasses somewhat broader and longer-term matters, including, but not limited to, technology development, sustainability, capital allocation, management development, retention and compensation, competitive developments, and geopolitical developments.

We believe that key success factors in the risk management at Ford include a strong risk analysis tone set by the Board and senior management, which is shown through their commitment to effective top-down and bottom-up communication (including communication between management and the Board and Committees), and active cross-functional participation among the Business Units and Functional Skill Teams. We have institutionalized a Monthly Business Review and Monthly Business Review of Special Topics process where the senior leadership of the Company reviews the status of the business, the risks and opportunities presented to the business (in the areas of compliance, reporting, operating, and strategic risks), and, utilizing the principles of design thinking and critical thinking, develops specific plans to address those risks and opportunities.

The Enterprise Risk Management process adopted by the Company identifies the top 10 critical enterprise risks identified through a survey process of senior management and the Board of Directors. Once identified, each of the top 10 risks is assigned an executive risk owner who is responsible to oversee risk assessment, develop mitigation plans, and provide regular updates. The process includes that Business Units and Skill Teams will follow the same process for local risk identification and management. Risks at all levels are shared and aligned for a top-down and bottom-up view and management of risk. The Audit Committee and Board annually review the process to update the list of critical risks and monitor risk movement and emerging trends.

As noted above, the full Board of Directors has overall responsibility for the oversight of risk management at Ford and oversees operating risk management with reviews at each of its regular Board meetings. The Board of Directors has delegated responsibility for the oversight of specific areas of risk management to certain committees of the Board, with each Board committee reporting to the full Board following each committee meeting. The Audit Committee assists the Board of Directors in overseeing compliance and reporting risk. The Board and the Audit and Compensation Committees periodically review policies related to personnel matters, including those related to sexual harassment and anti-retaliation policies related to whistleblowers. The Board, the Sustainability and Innovation Committee, the Compensation Committee, and the Finance Committee all play a role in overseeing strategic risk management.

The scope and severity of risks presented by cyber threats have increased dramatically, and constant vigilance is required to protect against intrusions. We take cyber threats very seriously, conducting alternating internal and external annual audits of our cyber security capabilities. These audits are a useful tool for ensuring that we maintain a robust cyber security program to

14	CORPORATE GOVERNANCE	2020 Proxy Statement

protect our investors, customers, employees, and intellectual property. The Audit Committee reviews our cyber security practices periodically, at least twice each year, with report outs to the Board as needed.

We also maintain an industry-leading cyber security insurance program with many of the world's largest and most respected insurance companies. Additionally, we are a founding member of the Board of the Automotive Information Sharing and Analysis Center. Our current seat on that Board ensures that we preserve relationships that help to protect ourselves against both enterprise and in-vehicle security risks.

OVERSIGHT OF RISK MANAGEMENT
	COMPLIANCE & REPORTING	OPERATING & STRATEGIC

FORD BOARD Oversight	Audit Committee	Sustainability & Innovation Committee Compensation Committee Finance Committee

FORD MANAGEMENT Day-to-Day	Compliance Reviews Sarbanes-Oxley Compliance Internal Controls Disclosure Committee	Business Units & Skill Teams Monthly Business Review Monthly Business Review Special Topics Product, Strategy, and People Forums

AUDIT COMMITTEE FINANCIAL EXPERT AND AUDITOR ROTATION

The Charter of the Audit Committee provides that a member of the Audit Committee generally may not serve on the audit committee of more than two other public companies. The Board has designated Stephen G. Butler and John B. Veihmeyer as Audit Committee financial experts. Messrs. Butler and Veihmeyer meet the independence standards for audit committee members under the NYSE Listed Company and SEC rules. Mr. Butler, having reached the mandatory retirement age of 72, is not standing for re-election at the Annual Meeting. Mr. Veihmeyer will become the chair of the Audit Committee upon Mr. Butler's retirement. The lead partner of the Company's independent registered public accounting firm is rotated at least every five years.

RISK ASSESSMENT REGARDING COMPENSATION POLICIES AND PRACTICES

In 2019, we conducted an annual assessment of our compensation policies and practices, including our executive compensation programs, to evaluate the potential risks associated with these policies and practices. We reviewed and discussed the findings of the assessment with the Compensation Committee and concluded that our compensation programs are designed with an appropriate balance of risk and reward and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company.

In conducting this review, we considered the following attributes of our programs:

•
mix of base salary, annual bonus opportunities, and long-term equity compensation, with performance-based equity compensation opportunities for officers;

•
alignment of annual and long-term incentives to ensure that the awards encourage consistent behaviors and incentivize performance results;

•
inclusion of non-financial metrics, such as quality, and other quantitative and qualitative performance factors in determining actual compensation payouts;
•
capped payout levels for both the Incentive Bonus Plan and performance-based stock awards for Named Executives — the Compensation Committee has negative discretion over incentive program payouts;

•
use of Time-Based Units that vest ratably over three years and Performance Units that have a three-year performance period with performance measured against financial metrics (75% weighting) and relative Total Shareholder Return ("TSR") (25% weighting);

•
generally providing senior executives with long-term equity-based compensation on an annual basis — we believe that accumulating equity over a period of time encourages executives to take actions that promote the long-term sustainability of our business;

•
double-trigger change in control provisions for equity grants; and

•
stock ownership goals that align the interests of executive officers with those of our shareholders — this discourages executive officers from focusing on

CORPORATE GOVERNANCE	2020 Proxy Statement	15

short-term results without regard to longer-term consequences.

Recoupment Policy. The Committee formally adopted a policy of recoupment of compensation in certain circumstances. The purpose of this policy is to help ensure executives act in the best interests of the Company. The policy requires any Company officer to repay or return cash bonuses and equity awards in the event: (i) the Company issues a material restatement of its financial statements, and the restatement was caused by such officer's intentional misconduct; (ii) such officer was found to be in violation of non-compete provisions of any plan or agreement; or (iii) such officer has committed ethical or criminal violations. The Committee will consider all relevant factors and exercise business judgment in determining any appropriate amounts to recoup up to 100% of any awards.

Our Compensation Committee considered compensation risk implications during its deliberations on the design of our executive compensation programs with the goal of appropriately balancing short-term incentives and long-term performance.

Hedging and Pledging Policies. At its December 2019 meeting the Compensation Committee adopted policies regarding the hedging and pledging of common stock by officers. The Committee adopted the following policy related to hedging exposure to common stock:

  Certain forms of hedging or monetization transactions, such as forward sale contracts, allow a person to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow an officer to continue to own Ford common stock, but without the full risks and rewards of ownership. When that occurs, the officer may no longer have the same incentives or objectives as the Company's other shareholders. Consequently, officers are prohibited from engaging in hedging their exposure to directly or indirectly owned Ford common stock, whether obtained through compensation, open-market purchases, or otherwise. For purposes of this policy, "hedging" includes the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Ford common stock. Any hedges of Ford common stock in existence at the time a person becomes subject to this policy are grandfathered, but are prohibited from being renewed or extended.

In addition, the Committee adopted the following policy related to the pledging of common stock:

  Pledges of Ford common stock by an officer can result in the sale of shares without the consent of the officer if the obligation secured by the shares is in default, and if this occurs during a blackout period it could result in an insider trading violation by that officer. Pledges of Ford common stock in a brokerage margin account (where shares are pledged to secure a loan to buy other securities) present significant insider trading risk because the shares can be sold automatically with a decline in the stock price. In addition, the reputation of the Company, as well as officers' personal reputations, can be adversely affected if Ford common stock is sold pursuant to a defaulted obligation. Consequently, officers are prohibited from engaging in pledging directly or indirectly owned Ford common stock to secure obligations of a brokerage margin account as described above. Officers may pledge shares of Ford common stock other than in brokerage margin accounts as long as the following conditions are met: (i) only shares that exceed applicable stock ownership guidelines may be pledged and (ii) any such pledge receives the prior approval of the Chief Executive Officer and Office of the General Counsel. Any pledges of Ford common stock in existence at the time a person becomes subject to this policy are grandfathered, but are prohibited from being renewed or extended, unless such renewal or extension complies with this policy.

Regarding directors, the 2014 Stock Plan for Non-Employee Directors prohibits the hedging and pledging of common stock received pursuant to that plan.

COMPENSATION COMMITTEE OPERATIONS

The Compensation Committee establishes and reviews our executive compensation philosophy and strategy and oversees our various executive compensation programs. The Committee is responsible for evaluating the performance of and determining the compensation for our Executive Chairman, the President and CEO, and other executive officers and approving the compensation structure for senior management, including officers. The Committee is comprised of four directors who are considered independent under the NYSE Listed Company rules and our Corporate Governance Principles. The Committee's membership is determined by our Board of Directors. The Committee operates under a written charter adopted by our Board of Directors. The Committee annually reviews the charter. A copy of the charter may be found on our website at www.corporate.ford.com.

16	CORPORATE GOVERNANCE	2020 Proxy Statement

The Committee makes decisions regarding the compensation of our executive officers, including the Named Executives. The Committee has delegated authority, within prescribed share limits, to a Long-Term Incentive Compensation Award Committee (comprised of William Clay Ford, Jr., and James P. Hackett) to approve grants of options, Performance Units, Time-Based Units, and other stock-based awards, and to the Annual Incentive Compensation Award Committee (also comprised of Messrs. Ford and Hackett) to determine bonuses for other employees. The Committee also delegated authority to the Office of the Chairman and Chief Executive, comprised of Messrs. Ford and Hackett, to determine the compensation of non-executive officers. The Committee regularly reviews such determinations.

The Board of Directors makes decisions relating to non-employee director compensation. Any proposed changes are reviewed in advance and recommended to the Board by the Nominating and Governance Committee (see Director Compensation in 2019 on pp. 33-34).

The Compensation Committee considers recommendations from Mr. Ford, Mr. Hackett, and the Chief Human Resources Officer in developing compensation plans and evaluating performance of other executive officers. The Committee's consultant also provides advice and analysis on the structure and level of executive compensation. Final decisions on any major element of compensation, however, as well as total compensation for executive officers, are made by the Compensation Committee.

As in prior years, in 2019 the Committee engaged Semler Brossy Consulting Group, LLC, an independent compensation consulting firm, to advise the Committee on executive compensation and benefits matters. Semler Brossy is retained directly by the Committee, which has the sole authority to review and approve the budget of the independent consultant. Semler Brossy does not advise our management and receives no other compensation from us. The same Semler Brossy principal attended all nine of the Committee meetings in 2019.

The Committee has analyzed whether the work of Semler Brossy as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of any other services to the Company by Semler Brossy; (ii) the amount of fees the Company paid to Semler Brossy as a percentage of the firm's total revenue; (iii) Semler

Brossy's policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Semler Brossy or the individual compensation advisor employed by the firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisor with any member of the Committee; and (vi) any stock of the Company owned by Semler Brossy or the individual compensation advisor employed by the firm. The Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisor employed by Semler Brossy as compensation consultant to the Committee has not created any conflict of interest.

In addition, the Committee reviewed survey data provided by the Willis Towers Watson Executive Compensation Database (see Competitive Survey on pp. 44-45). Willis Towers Watson does not make recommendations to, nor does it assist, the Committee in determining compensation of executive officers. Willis Towers Watson is retained by Ford management, not the Committee.

Committee meetings typically occur prior to the meetings of the full Board of Directors. Incentive Bonus targets and awards, Performance Unit grants, Time-Based Units, and cash awards typically are decided at the February or March Committee meeting (see Timing of Awards on pp. 47-48). Officer salaries are reviewed in February or March each year.

See the Compensation Discussion and Analysis on pp. 39-61 for more detail on the factors considered by the Committee in making executive compensation decisions. The Committee reviews our talent and executive development program with senior management. These reviews are conducted periodically and focus on executive development and succession planning throughout the organization, at the Leadership Level 1 officer level and above.

Our policy, approved by the Compensation Committee, to limit outside board participation by our officers, is:

•
no more than 15% of all officers should be on unaffiliated for-profit boards at any given point in time; and

•
no officer should be a member of more than one unaffiliated for-profit board.

CORPORATE GOVERNANCE	2020 Proxy Statement	17

Independence of Directors and Relevant Facts and Circumstances

DIRECTOR INDEPENDENCE

A majority of the directors must be independent directors under applicable SEC and NYSE Listed Company rules. These rules provide that no director can qualify as independent unless the Board affirmatively determines that the director has no material relationship with the listed company. The Board has adopted the following standards in determining whether or not a director has a material relationship with the Company. These standards are contained in Ford's Corporate Governance Principles and may be found at the Company's website, www.corporate.ford.com.

•
Employee or Former Employee.  No director who is an employee or a former employee of the Company can be independent until three years after termination of such employment.

•
Independent Auditor Affiliation.  No director who is, or in the past three years has been, affiliated with or employed by the Company's present or former independent auditor can be independent until three years after the end of the affiliation, employment, or auditing relationship.

•
Interlocking Directorship.  No director can be independent if he or she is, or in the past three years has been, part of an interlocking directorship in which an executive officer of the Company serves on the compensation committee of another company that employs the director.

•
Additional Compensation.  No director can be independent if he or she is receiving, or in the last three years has received, more than $100,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•
Immediate Family Members.  Directors with immediate family members in the foregoing categories are subject to the same three-year restriction.

Other Relationships.  The following commercial, charitable, and educational relationships will not be considered to be material relationships that would impair a director's independence:

  (i)
  Sales and Purchases of Products/Services. If within the preceding three years a Ford director was an executive officer or employee of another company (or an immediate family member of the director was an executive officer of such company) that did business with Ford and either: (a) the annual sales to Ford were less than the greater of $1 million or two percent of the total annual revenues of such company, or (b) the annual purchases from Ford were less than the greater of $1 million or two percent of the total annual revenues of Ford, in each case for any of the three most recently completed fiscal years.

  (ii)
  Indebtedness. If within the preceding three years a Ford director was an executive officer of another company which was indebted to Ford, or to which Ford was indebted, and either: (a) the total amount of such other company's indebtedness to Ford was less than two percent of the total consolidated assets of Ford, or (b) the total amount of Ford's indebtedness to such other company was less than two percent of the total consolidated assets of such other company, in each case for any of the three most recently completed fiscal years.

  (iii)
  Charitable Contributions. If within the preceding three years a Ford director served as an executive officer, director, or trustee of a charitable or educational organization, and Ford's discretionary contributions to the organization were less than the greater of $1 million or two percent of that organization's total annual discretionary receipts for any of the three most recently completed fiscal years. (Any matching of charitable contributions will not be included in the amount of Ford's contributions for this purpose.)

Based on these independence standards and all of the relevant facts and circumstances, the Board determined that none of the following directors had any material relationship with the Company and, thus, are independent: Stephen G. Butler, Kimberly A. Casiano, Anthony F. Earley, Jr., William W. Helman IV, William E. Kennard, John C. Lechleiter, Beth E. Mooney, John L. Thornton, John B. Veihmeyer, Lynn M. Vojvodich, and John S. Weinberg. Additionally, the Board has

18	CORPORATE GOVERNANCE	2020 Proxy Statement

determined that each of Stephen G. Butler, Kimberly A. Casiano, Beth E. Mooney, John B. Veihmeyer, and Lynn M. Vojvodich is independent under the heightened SEC independence standards for audit committees and that each of Anthony F. Earley, Jr., John C. Lechleiter, John L. Thornton, and John S. Weinberg is independent under the additional NYSE independence standards for compensation committees. Additionally, Ellen R. Marram, who did not stand for election at the 2019 Annual Meeting, was determined by the Board to have had no material relationship with the Company during the time of her service and, thus, was independent.

DISCLOSURE OF RELEVANT FACTS AND CIRCUMSTANCES

With respect to the independent directors listed above, the Board considered the following relevant facts and circumstances in making the independence determinations:

From time to time during the past three years, Ford purchased goods and services from, sold goods and services to, or financing arrangements were provided by, various companies with which certain directors were or are affiliated either as a member of such company's board of directors or, in the case of Ms. Mooney and Messrs. Earley and Weinberg, as an officer of such a company. In addition to Ms. Mooney and Messrs. Earley and Weinberg, these directors included Mr. Kennard, Ms. Marram, Mr. Thornton, Ms. Vojvodich, and Mr. Veihmeyer. The Company also made donations to certain institutions with which certain directors are affiliated. These included Ms. Casiano, Mr. Earley, Dr. Lechleiter, Ms. Marram, Ms. Mooney, Mr. Thornton, and Mr. Veihmeyer. In addition, the Company made charitable donations in each director's name in lieu of holiday gifts. None of the relationships described above was material under the independence standards contained in our Corporate Governance Principles.

Codes of Ethics

The Company has published on its website (www.corporate.ford.com) its code of conduct handbook, which applies to all officers and employees, a code of ethics for directors, and a code of ethics for the Company's chief executive officer as well as senior financial and accounting personnel. Any waiver of, or amendments to, the codes of ethics for directors or executive officers, including the chief executive officer, the chief financial officer, and the principal accounting officer, must be approved by the Nominating and Governance Committee, and any such waivers or amendments will be disclosed promptly by the Company by posting such waivers or amendments to its website. The Nominating and Governance Committee also reviews management's monitoring of compliance with the Company's Code of Conduct. Printed copies of each of the codes of ethics referred to above are also available by writing to our Investor Relations Department at Ford Motor Company, Investor Relations, P.O. Box 6248, Dearborn, MI 48126.

Communications with the Board and Annual Meeting Attendance

The Board has established a process by which you may send communications to the Board as a whole, the non-employee Directors as a group, or the Lead Independent Director. You may send communications to our Directors, including any concerns regarding Ford's accounting, internal controls, auditing, or other matters, to the following address: Board of Directors (or Lead Independent Director or non-employee Directors as a group, as appropriate), Ford Motor Company, P.O. Box 685, Dearborn, MI 48126-0685. You may submit your concern anonymously or confidentially. You may also indicate whether you are a shareholder, customer, supplier, or other interested party.

Communications relating to the Company's accounting, internal controls, or auditing matters will be relayed to the Audit Committee. Communications relating to governance will be relayed to the Nominating and Governance Committee. All other communications will be referred to other areas of the Company for handling as appropriate under the facts and circumstances outlined in the communications. Responses will be sent to those that include a return address, as appropriate.

CORPORATE GOVERNANCE	2020 Proxy Statement	19

You may also find a description of the manner in which you can send communications to the Board on the Company's website (www.corporate.ford.com).

All members of the Board are expected to participate in the annual meeting, unless unusual circumstances would prevent such participation. Last year, of the thirteen then current members of the Board, thirteen attended the virtual annual meeting.

Beneficial Stock Ownership

FIVE PERCENT BENEFICIAL OWNERS OF COMMON STOCK

Pursuant to SEC filings, the Company was notified that as of December 31, 2019, the entities included in the table below had more than a 5% ownership interest of Ford common stock, or owned securities convertible into more than 5% ownership of Ford common stock, or owned a combination of Ford common stock and securities convertible into Ford common stock that could result in more than 5% ownership of Ford common stock.

Name of Beneficial Owner	Address of Beneficial Owner	Ford Common Stock	Percent of Outstanding Ford Common Stock

State Street Corporation and certain of its affiliates*	State Street Financial Center One Lincoln Street Boston, MA 02111	360,996,261	9.27%

The Vanguard Group and certain of its affiliates	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	306,343,834	7.86%

BlackRock, Inc. and certain of its affiliates	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	309,823,273	8.0%

*
State Street Bank and Trust Company is the trustee for Ford common stock in the Ford defined contribution plans master trust, which beneficially owns 4.6% of the common stock of Ford. In this capacity, State Street Bank and Trust Company has voting power over the shares in certain circumstances.

FIVE PERCENT BENEFICIAL OWNERS OF CLASS B STOCK

As of February 1, 2020, the persons included in the table below beneficially owned more than 5% of the outstanding Class B Stock.

Name of Beneficial Owner	Address of Beneficial Owner	Ford Class B Stock	Percent of Outstanding Ford Class B Stock

Lynn F. Alandt*	Ford Estates, 2000 Brush, Detroit, MI 48226	9,815,321	13.85%
David P. Larsen, as trustee of various trusts**	Ford Estates, 2000 Brush, Detroit, MI 48226	10,641,319	15.02%
Voting Trust***	Ford Estates, 2000 Brush, Detroit, MI 48226	70,778,212	99.90%
*
Includes shares beneficially owned in either an individual or fiduciary capacity as sole trustee or as a co-trustee.

**
Represents beneficial ownership of shares held in a fiduciary capacity as sole trustee or as a co-trustee. Mr. Larsen disclaims beneficial ownership of these shares.

***
These shares of Class B Stock are held in a voting trust of which Edsel B. Ford II, William Clay Ford, Jr., Benson Ford, Jr., and Alfred B. Ford are the trustees. The trust is of perpetual duration until terminated by the vote of shares representing over 50% of the participants and requires the trustees to vote the shares as directed by a plurality.

20	CORPORATE GOVERNANCE	2020 Proxy Statement

BENEFICIAL STOCK OWNERSHIP

The following table shows how much Ford stock each current director, nominee, and Named Executive beneficially owned as of February 1, 2020. No director, nominee, or executive officer, including Named Executives, beneficially owned more than 0.16% of Ford's total outstanding common stock nor did any such person beneficially own more than 0.01% of Ford common stock units as of February 1, 2020. Executive officers held options exercisable on or within 60 days after February 1, 2020 to buy 4,834,634 shares of Ford common stock.

Name	Ford Common Stock [1,2]	Ford Common Stock Units [3]

Stephen G. Butler**	158,869	167,016
Kimberly A. Casiano*	113,566	156,425
Anthony F. Earley, Jr.*	158,744	70,389
James D. Farley, Jr.	1,615,449	0
James P. Hackett*	1,203,708	0
William W. Helman IV*	121,919	41,754
Joseph R. Hinrichs	1,943,338	1,119
William E. Kennard*	92,369	0

Name	Ford Common Stock [1,2]	Ford Common Stock Units [3]

John C. Lechleiter*	252,485	5,640
Beth E. Mooney*	12,098	0
Robert L. Shanks	1,681,170	0
Tim Stone	460,878	0
John L. Thornton*	204,063	323,519
John B. Veihmeyer*	53,603	0
Lynn M. Vojvodich*	59,513	0
John S. Weinberg*	102,139	0

Name	Ford Common Stock [1,2]	Ford Common Stock Units [3]	Ford Class B Stock	Percent of Outstanding Ford Class B Stock

Edsel B. Ford II*	1,307,524	171,082	5,347,181	7.55%
William Clay Ford, Jr.*	6,117,581	176,930	14,244,283	20.10%

All Directors and Executive Officers as a group
22 persons beneficially owned 0.45% of Ford common stock or securities convertible into Ford common stock as of February 1, 2020

*
Indicates Director Nominees

**
Mr. Butler is not standing for re-election at the 2020 Annual Meeting.

1
For executive officers, included in the amounts for "All Directors and Executive Officers as a group" are Restricted Stock Units issued under our Long-Term Incentive Plans ("LTI Plans") as long-term incentive grants in 2019 and prior years for retention and other incentive purposes.

  In addition, amounts shown include Restricted Stock Units issued under the LTI Plans as follows: 544,533 units for Mr. Shanks; 808,141 units for William Clay Ford, Jr.; 846,679 units for Mr. Farley; 838,726 units for Mr. Hinrichs; 460,878 units for Mr. Stone; and 1,009,133 units for Mr. Hackett.

  In addition, amounts shown include Restricted Stock Units issued under the 2014 Stock Plan for Non-Employee Directors of Ford Motor Company ("2014 Plan") as follows: 152,869 units for Mr. Butler; 105,403 units for Ms. Casiano; 107,686 units for Mr. Earley; 92,369 units for Mr. Kennard; 162,485 units for Dr. Lechleiter; 12,098 units for Ms. Mooney; 53,603 units for Mr. Veihmeyer; 59,513 units for Ms. Vojvodich; and 102,139 units for Mr. Weinberg.

  Included in the stock ownership shown in the table above: Edsel B. Ford II has disclaimed beneficial ownership of 393,285 shares of common stock and 966,194 shares of Class B Stock that are either held directly by his immediate family or by charitable funds which he controls. William Clay Ford, Jr., has disclaimed beneficial ownership of 706,687 shares of Class B Stock that are either held directly by members of his immediate family or indirectly by members of his immediate family in trusts in which Mr. Ford has no interest. Present directors and executive officers as a group have disclaimed beneficial ownership of a total of 393,285 shares of common stock and 1,672,881 shares of Class B Stock.

  No director or executive officer had pledged shares of common stock as security or hedged their exposure to common stock.

2
Also, on February 1, 2020 (or within 60 days after that date), the Named Executives listed below have rights to acquire shares of common stock through the exercise of stock options under Ford's stock option plans (which amounts are included in the "Ford Common Stock" column), as follows:

Person	Number of Shares

James D. Farley, Jr.	272,017
William Clay Ford, Jr.	3,448,490
James P. Hackett	0

Person	Number of Shares

Joseph R. Hinrichs	342,664
Tim Stone	0
Robert L. Shanks	468,636

3
In general, these are common stock units credited under a deferred compensation plan and payable in cash and in the cases of William Clay Ford, Jr., and Joseph R. Hinrichs, include stock units under a benefit equalization plan.

CORPORATE GOVERNANCE	2020 Proxy Statement	21

Certain Relationships and Related Party Transactions

POLICY AND PROCEDURE FOR REVIEW AND APPROVAL OF RELATED PARTY TRANSACTIONS

Business transactions between Ford and its officers or directors, including companies in which a director or officer (or an immediate family member) has a substantial ownership interest or a company where such director or officer (or an immediate family member) serves as an executive officer ("related party transactions") are not prohibited. In fact, certain related party transactions can be beneficial to the Company and its shareholders.

It is important, however, to ensure that any related party transactions are beneficial to the Company. Accordingly, any related party transaction, regardless of amount, is submitted to the Nominating and Governance Committee in advance for review and approval. All existing related party transactions are reviewed at least annually by the Nominating and Governance Committee. The Office of the General Counsel reviews all such related party transactions, existing or proposed, prior to submission to the Nominating and Governance Committee, and our General Counsel opines on the appropriateness of each related party transaction. The Nominating and Governance Committee may, at its discretion, consult with outside legal counsel.

Any director or officer with an interest in a related party transaction is expected to recuse himself or herself from any consideration of the matter.

The Nominating and Governance Committee's approval of a related party transaction may encompass a series of subsequent transactions contemplated by the original approval, i.e., transactions contemplated by an ongoing business relationship occurring over a period of time. Examples include transactions in the normal course of business between the Company and a dealership owned by a director or an executive officer (or an immediate family member thereof), transactions in the normal course of business between the Company and financial institutions with which a director or officer may be associated, and the ongoing issuances of purchase orders or releases against a blanket purchase order made in the normal course of business by the Company to a business with which a director or officer may be associated. In such instances, any such approval shall require that the Company make all decisions with respect to such ongoing business relationship in accordance with existing policies and procedures applicable to non-related party transactions (e.g., Company purchasing policies governing awards of business to suppliers, etc.).

In all cases, a director or officer with an interest in a related party transaction may not attempt to influence Company personnel in making any decision with respect to the transaction.

RELATED PARTY TRANSACTIONS

In February 2002, Ford entered into a Stadium Naming and License Agreement with The Detroit Lions, Inc. (the "Lions"), pursuant to which we acquired for $50 million, paid by us in 2002, the naming rights to a new domed stadium located in downtown Detroit at which the Lions began playing their home games during the 2002 National Football League season. We named the stadium "Ford Field." The term of the naming rights agreement is 25 years, which commenced with the 2002 National Football League season. Benefits to Ford under the naming rights agreement include exclusive exterior entrance signage and predominant interior promotional signage. Beginning in 2005, the Company also agreed to provide to the Lions, at no cost, eight new model year Ford, Lincoln or Mercury brand vehicles manufactured by Ford in North America for use by the management and staff of Ford Field and the Lions and to replace such vehicles in each second successive year, for the remainder of the naming rights agreement. The cost incurred during 2019 was $127,874. William Clay Ford, Jr., is a minority owner and is a director and officer of the Lions.

In 2014, Ford entered into a Sponsorship Agreement with a wholly owned subsidiary of the Lions to be the exclusive title sponsor of an NCAA sanctioned, men's college football "Bowl" game to be played in each of the 2014-2016 seasons at Ford Field. We named the Bowl the "Quick Lane Bowl" for our Quick Lane Tire & Auto Center brand and acquired several broadcast television messages, event signage, and other advertising in exchange for a sponsorship fee. In 2016, the Company extended its sponsorship of the Quick Lane Bowl for another three years to cover the 2017-2019 seasons. The cost incurred during 2019 was $715,000. We extended our sponsorship of the Quick Lane Bowl through 2022 as follows: 2020: $715,000; 2021: $736,000; and 2022: $758,600.

22	CORPORATE GOVERNANCE	2020 Proxy Statement

Paul Alandt, Lynn F. Alandt's husband, is a minority owner of two Ford franchised dealerships and a Lincoln franchised dealership. In 2019, Ford charged the dealerships about $182.0 million for products and services in the ordinary course of business. In turn, Ford paid the dealerships about $32.7 million for services in the ordinary course of business. Also in 2019, Ford Motor Credit Company LLC, a wholly owned entity of Ford, provided about $290.0 million of financing to dealerships owned by Mr. Alandt and paid about $1.6 million to them in the ordinary course of business. The dealerships paid Ford Credit about $287.2 million in the ordinary course of business. Additionally, in 2019, Ford Credit purchased retail installment sales contracts and Red Carpet Leases from the dealerships in amounts of about $22.4 million and $116.0 million, respectively.

In March 2001, Marketing Associates, LLC (dba OneMagnify), an entity in which Edsel B. Ford II and his family have a controlling equity interest, acquired all of the assets of the Marketing Associates Division of Lason Systems, Inc. Before the acquisition, the Marketing Associates Division of Lason Systems, Inc. provided various marketing and related services to the Company and this continued following the acquisition. In 2019, the Company paid Marketing Associates, LLC approximately $63.4 million for marketing and related services provided in the ordinary course of business.

In April 2016, the Company approved an investment of up to $10 million over five years in Fontinalis Capital Partners II, a venture capital fund that invests in next-generation mobility start-up entities. As of March 1, 2020, we have invested $9.0 million. Our investment has yielded several benefits, including: (i) increased early exposure to possible mobility investments; (ii) the ability to invest directly in an entity whether or not the investment fund invests in the entity; and (iii) increased exposure to venture capital mobility expertise. As of January 1, 2020, William Clay Ford, Jr. had a 7.6% interest and Lynn F. Alandt had a 4% interest in the investment fund.

During 2019, the Company employed Henry Ford III, son of Edsel B. Ford II, as an Associate Director in our global Corporate Strategy skill team. Henry Ford III received 2019 compensation of approximately $182,322 consisting primarily of salary, bonus, and stock awards.

During 2019, the Company employed the husband of Marcy S. Klevorn, former President, Mobility, as a Senior Project Manager in our Information Technology skill team. He received 2019 compensation of approximately $182,191 consisting primarily of salary and bonus. Ms. Klevorn retired from Ford effective October 1, 2019.

During 2019, the Company employed Alexandra Ford English, daughter of William Clay Ford, Jr., as a member of our Automated Vehicle Business Team. Ms. Ford English received 2019 compensation of approximately $294,829, consisting primarily of salary, bonus, and stock awards.

During 2019, the Company employed the husband of Catherine O'Callaghan, Controller and CFO Automotive, as a Manager, Marketing Sales & Service. He received 2019 compensation of approximately $421,234, consisting primarily of salary, bonus, and stock awards.

Pursuant to SEC filings, the Company was notified that as of December 31, 2019, State Street Corporation, and its affiliate State Street Bank and Trust Company, State Street Financial Center, One Lincoln Street, Boston, MA 02111, and certain of its affiliates, owned approximately 9.27% of our common stock. During 2019, the Company paid State Street Corporation and its affiliates approximately $3.9 million in the ordinary course of business.

Pursuant to SEC filings, the Company was notified that as of December 31, 2019, BlackRock, Inc., 55 East 52nd Street, New York, NY 10022, and certain of its affiliates, owned approximately 8.0% of the Company's common stock. During 2019, the Company paid BlackRock, Inc. approximately $16.6 million in the ordinary course of business.

CORPORATE GOVERNANCE	2020 Proxy Statement	23

The following chart shows the process for identification and disclosure of related party transactions.

Government Relations Activities

Ford believes that relations with governmental entities plays a key role in supporting regulations and legislation that govern our business now and into the future. We also believe that being transparent in our government relations activities is good governance and benefits our shareholders. That's why in the third quarter of 2019 we posted to the following website disclosures concerning our political and lobbying activities: (https://corporate.ford.com/content/dam/corporate/en/company/
government-relations/ford-motor-company-report-of-2019-us-political-activity.pdf)

We urge you to visit the website to gain an understanding of our policies and processes regarding political and lobbying activity. Our disclosures include certain trade associations to which we belong, Section 527 and 501(c)(4) contributions, Ford Political Action Committee contributions, and our governance of such contributions. The site also contains various links to our federal disclosure reports. CPA-Zicklin, an independent index that rates corporate disclosures relative to political and lobbying activities, has rated our disclosure in the top-quartile of its index. We believe you will find the disclosure informative, relevant, and help you to better understand how and why we seek to influence legislation and regulations that govern our business.

24	CORPORATE GOVERNANCE	2020 Proxy Statement

Proposal 1. Election of Directors

IDENTIFICATION OF DIRECTORS

The Charter of the Nominating and Governance Committee provides that the Committee conducts all necessary and appropriate inquiries into the background and qualifications of possible candidates as directors. The Committee identifies candidates through a variety of means, including search firms, recommendations from members of the Committee and the Board, including the Executive Chairman and the President and CEO, and suggestions from Company management. The Committee has the sole authority to retain and terminate any search firm to be used to assist it in identifying and evaluating candidates to serve as directors of the Company. The Company on behalf of the Committee has paid fees to third-party firms to assist the Committee in the identification and evaluation of potential Board members.

Our newest director is Beth E. Mooney. Ms. Mooney was identified and proposed to the Committee by the Chair of the Nominating and Governance Committee. Ms. Mooney was interviewed prior to her election by the Chair of the Nominating and Governance Committee, the Chairman of the Board, the President and CEO, and Edsel B. Ford II. Upon recommendation of the Nominating and Governance Committee, the Board elected Ms. Mooney on July 10, 2019, with immediate effect.

Thirteen directors will be elected at this year's annual meeting. Each director will serve until the next annual meeting or until he or she is succeeded by another qualified director who has been elected. Mr. Butler, having reached our mandatory retirement age of 72, will not stand for re-election at the 2020 Annual Meeting of Shareholders.

We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them for the election of all of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.

QUALIFICATIONS CONSIDERED FOR NOMINEES

Because Ford is a large and complex company, the Nominating and Governance Committee considers numerous qualifications when considering candidates for the Board. In addition to the qualifications listed below, among the most important qualities directors should possess are the highest personal and professional ethical standards, integrity, and values. They should be committed to representing the long-term interests of all shareholders. Directors must also have practical wisdom and mature judgment. Directors must be objective and inquisitive. Ford recognizes the value of diversity, and we endeavor to have a diverse Board, with experience in business, international operations, finance, manufacturing and product development, marketing and sales, government, education, technology, and in areas that are relevant to the Company's global activities. The biographies of the nominees show that, taken as a whole, the current slate of director nominees possesses these qualifications. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, including making themselves available for consultation outside of regularly scheduled Board meetings, and should be committed to serve on the Board for an extended period of time. Directors should also be prepared to offer their resignation in the event of any significant change in their personal circumstances that could affect the discharge of their responsibilities as directors of the Company, including a change in their principal job responsibilities.

Each of the nominees for director is now a member of the Board of Directors, which met seven times during 2019. Each of the nominees for director attended at least 75% of the combined Board and committee meetings held during the periods served by such nominee in 2019. The nominees provided the following information about themselves as of the latest practical date. Additionally, for each director nominee we have disclosed the particular experience, qualifications, attributes, or skills that led the Board to conclude that the nominee supports the Company's strategy and thus, should serve as a director.

PROPOSAL 1. Election of Directors	2020 Proxy Statement	25

Kimberly A. Casiano

• Age: 62 • Independent Director Since: 2003 Committees: Audit, Nominating and Governance, Sustainability and Innovation

Experience: Ms. Casiano has been the President of Kimberly Casiano & Associates since 2010. Her firm provides advisory services in marketing, recruiting, communications, advocacy, and diversity. From 1994 through 2009, Ms. Casiano served as President and Chief Operating Officer of Casiano Communications, Inc., a U.S. Hispanic media and direct marketing company. She joined the company in 1987 and held various management positions. Prior to that, Ms. Casiano was a consultant in the Caribbean and Latin America for the U.S. Agency for International Development (A.I.D.) of the U.S. Department of State. Ms. Casiano is a member of the founding Board of Directors of the Latino Corporate Directors Association and the Board of Advisors of Moffitt Cancer Center in Tampa.

Reasons for Nomination: Ms. Casiano has extensive domestic and international experience in marketing, sales, media, advertising, CRM, and direct marketing, particularly in U.S. Hispanic and Latin American markets. Ford benefits from Ms. Casiano's global business and executive experience cultivated through years spent managing her own company. Ms. Casiano consistently provides Ford with valuable insight for our "where to play and how to win" analyses, enterprise risk management systems, and Environmental, Social & Governance (ESG) strategy.

Current Public Company Directorships: Mutual of America

Public Company Directorships Within the Past Five Years: Mead Johnson Nutrition Company

Anthony F. Earley, Jr.

• Age: 70 • Independent Director Since: 2009 Committees: Compensation (Chair), Nominating and Governance, Sustainability and Innovation

Experience: Mr. Earley was the Executive Chairman of PG&E Corporation from March 2017 until December 2017. From September 2011 until February 2017, he served as the Chairman, Chief Executive Officer, and President of PG&E Corporation, which filed for bankruptcy on January 29, 2019 as a result of potential liabilities for wildfires in California. Before joining PG&E Corporation, Mr. Earley served in a number of executive leadership roles at DTE Energy including Executive Chairman, Chairman, Chief Executive Officer, President, and Chief Operating Officer. In addition, Mr. Earley served as President and Chief Operating Officer of Long Island Lighting Company. Mr. Earley also served as an officer in the United States Navy nuclear submarine program where he was qualified as a chief engineer officer. Mr. Earley currently serves on the boards of United Way Worldwide, CLEAResult, and Southern Company. He also serves as Chairman of the Board of the Detroit Zoological Society.

Reasons for Nomination: Among other qualifications, Mr. Earley brings a wealth of executive leadership experience to the Board. These experiences complement our plan by providing valuable insight into ways in which Ford can operate profitably at the current demand, while changing our product mix. His expertise in electrical infrastructure complements our electrification strategy by providing key insight into the development of innovative products such as the development of hybrid and electric vehicles our customers want and value.

Current Public Company Directorships: Southern Company

Public Company Directorships Within the Past Five Years: PG&E Corporation

26	PROPOSAL 1. Election of Directors	2020 Proxy Statement

Edsel B. Ford II

• Age: 71 • Director Since: 1988 Committees: Finance, Sustainability and Innovation

Experience: Mr. Ford serves as a consultant to Ford and has served in this capacity since 1999. Previously, Mr. Ford served as a Vice President of Ford Motor Company and as the former President and Chief Operating Officer of Ford Motor Credit Company.

Reasons for Nomination: Mr. Ford has a wealth of valuable experience in the automotive industry. During his time as an executive at the Company and as a consultant for the Company, he developed deep knowledge of the Company's business. Mr. Ford's life-long affiliation with the Company provides the Board with a unique historical perspective and a focus on the long-term interests of the Company. In his role as consultant to the Company, Mr. Ford brings significant value to Board deliberations with his experience in various stakeholder relationships, both domestically and abroad, including relationships with dealers, non-government organizations, employees, and the communities in which Ford has a significant presence. In addition, Mr. Ford's experience in creative and technology-driven marketing allows him to provide valuable insight in developing marketing and vehicle distribution strategies.

Public Company Directorships Within the Past Five Years: International Speedway Corporation

William Clay Ford, Jr.

• Age: 62 • Director Since: 1988 Committees: Finance (Chair), Sustainability and Innovation

Experience: Mr. Ford has held a number of management positions within Ford, including Vice President — Commercial Truck Vehicle Center. Mr. Ford was Chair of the Finance Committee from 1995 until October 2001 and was elected Chairman of the Board of Directors in January 1999. He served as Chief Executive Officer of the Company from October 2001 until September 2006 when he became Executive Chairman. Mr. Ford is also Vice Chairman of the Detroit Lions, Inc., former Chairman of the Detroit Economic Club, and trustee of the Henry Ford Museum. He also is a member of the board of Business Leaders for Michigan.

Reasons for Nomination: Mr. Ford has served in a variety of key roles at Ford and understands the Company and its various stakeholders. His long-term perspective and lifelong commitment to the Company adds significant value to the Company's stakeholder relationships. Mr. Ford, an early and influential advocate for sustainability at the Company, has long been recognized as a leader in advancing mobility, connectivity, and electrification in the automobile industry, which adds significant value to Board deliberations.

Public Company Directorships Within the Past Five Years: eBay Inc.

PROPOSAL 1. Election of Directors	2020 Proxy Statement	27

James P. Hackett

• Age: 64 • Director Since: 2017 • Independent Director: September 2013-March 2016 Committees: N/A

Experience: Mr. Hackett was elected President and Chief Executive Officer of Ford Motor Company in May 2017. Since March 2016, Mr. Hackett served as Chairman of Ford Smart Mobility LLC, a subsidiary of Ford formed to accelerate the Company's plans to design, build, grow, and invest in emerging mobility services. Prior to joining Ford Smart Mobility, Mr. Hackett was a member of the Ford Motor Company Board of Directors starting in 2013. As a member of the Sustainability and Innovation Committee, he was actively involved with the Ford senior leadership team in launching the Company's Ford Smart Mobility plan. He also served on the Audit and the Nominating and Governance Committees. Mr. Hackett was vice chairman of Steelcase, a global leader in the office furniture industry, from 2014 to 2015. He retired as Chief Executive Officer of Steelcase in February 2014, after having spent 20 years leading the Grand Rapids-based office furniture company.

Reasons for Nomination: As a consumer-focused, forward-thinking leader, Mr. Hackett is credited with guiding Steelcase to becoming a global leader in the office furniture industry. During his 30 years there, he helped transform the office furniture company from traditional manufacturer to industry innovator. Having spent his career focused on the evolving needs of consumers, Mr. Hackett is equipped to lead the Company's commitment to becoming the world's most trusted company, designing smart vehicles for a smart world that help people move more safely, confidently, and freely.

Public Company Directorships Within the Past Five Years: Steelcase Inc. and Fifth Third Bancorp

William W. Helman IV

• Age: 61 • Independent Director Since: 2011 Committees: Finance, Nominating and Governance, Sustainability and Innovation (Chair)

Experience: Mr. Helman is a General Partner at Greylock Partners, a venture capital investment firm focused on early stage investments in technology, enterprise software, and consumer internet. He joined Greylock in 1984 and served as Managing Partner from 1999 to 2013. Mr. Helman is on the board of the Broad Institute and on the Board of Trustees of Vornado Realty Trust.

Reasons for Nomination: Mr. Helman's experience with technology investments and social media marketing provides a unique and valued perspective as these issues are becoming increasingly important as the auto industry adopts new technologies, develops innovative solutions to personal mobility challenges, and adapts to new social media techniques. Mr. Helman's expertise in investing in new innovations offers the Board valuable insight as Ford continues to invest in connectivity and mobility technologies in order to deliver innovative products our customers want and value.

Current Public Company Directorships: Vornado Realty Trust

28	PROPOSAL 1. Election of Directors	2020 Proxy Statement

William E. Kennard

• Age: 63 • Independent Director Since: 2015 Committees: Finance, Nominating and Governance (Chair), Sustainability and Innovation

Experience: Mr. Kennard is the Chairman and co-founder of Velocitas Partners LLC, an asset management firm. Mr. Kennard served as chairman of the U.S. Federal Communications Commission (FCC) from 1997 to 2001 and served as the FCC's general counsel from 1993 to 1997. As U.S. Ambassador to the European Union from 2009 to 2013, he worked to eliminate regulatory barriers to commerce and to promote transatlantic trade, investment, and job creation. In addition to his public service, Mr. Kennard was a managing director of The Carlyle Group from 2001 to 2009 where he led investments in the telecommunications and media sectors. He also serves as a trustee of Yale University.

Reasons for Nomination: Mr. Kennard has extensive experience in the public policy, law, telecommunications, and private equity fields. In particular, he has shaped policy and pioneered initiatives to help technology benefit consumers worldwide. Mr. Kennard is regarded as a champion for consumers in the digital age, and we believe this expertise, unique perspective, risk management skills, and first-hand knowledge of the technological regulatory landscape help guide our strategy as we accelerate our innovative work in the areas of in-car connectivity and mobility solutions in a smart world.

Current Public Company Directorships: AT&T Inc., MetLife, Inc., and Duke Energy Corporation

John C. Lechleiter

• Age: 66 • Independent Director Since: 2013 Committees: Compensation, Nominating and Governance

Experience: Dr. Lechleiter retired as Eli Lilly and Company's President and Chief Executive Officer on December 31, 2016, after 37 years with the company. He also served as Chairman of the Board of Directors of Lilly from 2009 through May 2017. Dr. Lechleiter joined Lilly in 1979 as a senior organic chemist in process research and development and became head of that department in 1982. In 1984, he began serving as director of pharmaceutical product development for the Lilly Research Center. He later held roles in project management, regulatory affairs, product development, and pharma operations. In 2005, he was named Lilly's President and Chief Operating Officer and joined the Board of Directors. Dr. Lechleiter is a member of the American Chemical Society. He serves on the boards of the Battelle Memorial Institute, Indiana Biosciences Research Institute, Indy Championship Fund, and Lilly Endowment, Inc. He is a member emeritus of the board of the Central Indiana Corporate Partnership.

Reasons for Nomination: Dr. Lechleiter's experience as a chairman and chief executive officer of a multinational company and his knowledge of science, marketing, management, and international business aid the Board in overseeing the management of a global company. Dr. Lechleiter's background and experience in research and development also provide the Company with meaningful insight as it accelerates the development of new products. Additionally, Dr. Lechleiter's extensive experience in managing risk in a highly regulated industry operating in a changing landscape will assist the Board as the Company adapts to an increasingly complex and dynamic environment, both in the core business and autonomous vehicles.

Public Company Directorships Within the Past Five Years: Eli Lilly and Company and Nike, Inc.

PROPOSAL 1. Election of Directors	2020 Proxy Statement	29

Beth E. Mooney

• Age: 65 • Independent Director Since: 2019 Committees: Audit, Nominating and Governance

Experience: Ms. Mooney has served as Chairman and Chief Executive Officer of KeyCorp since May 2011 and retires from KeyCorp effective May 1, 2020. She joined the company in April 2006 as Vice Chair of Key Community Bank, and in 2010 was elected to KeyCorp board of directors. Previously, Ms. Mooney was Senior Executive Vice President and Chief Financial Officer at Alabama-based AmSouth Bancorporation (now Regions Financial Corp.) and held senior positions at Bank One Corp., Citicorp Real Estate, Inc., Hall Financial Group, and Republic Bank of Texas/First Republic. Ms. Mooney is a director of The Bank Policy Institute, serving as chair of its BITS technology-policy division. Ms. Mooney serves as the board chair of The Cleveland Clinic, and serves on the boards of Catalyst and The Conference Board. She is also a member of The Clearing House Supervisory Board, the Business Roundtable, and the Business Council.

Reasons for Nomination: Ms. Mooney has a wealth of experience and deep understanding of the financial industry. Her extensive banking and business experience bring a unique perspective that will enhance the Board during this transformational time in the Company and the industry. Additionally, Ms. Mooney's extensive experience in risk management and executive matters will provide Ford with valuable insight into these key areas.

Current Public Company Directorships: AT&T Inc. and KeyCorp

John L. Thornton

• Age: 66 • Independent Director Since: 1996 Committees: Compensation, Finance, Nominating and Governance

Experience: Mr. Thornton has served as Executive Chairman of Barrick Gold Corporation since April 2014. He also serves as Non-Executive Chairman of PineBridge Investments, a global asset manager. Mr. Thornton serves on the Board of SparkCognition, a leading industrial artificial intelligence company. He is a Professor, Director of the Global Leadership Program, and a Member of the Advisory Board of the Tsinghua University School of Economics and Management in Beijing. He is also Chairman Emeritus of the Brookings Institution in Washington, D.C. Mr. Thornton retired as President and Director of The Goldman Sachs Group, Inc. in 2003. Mr. Thornton also previously served as Chairman of Goldman Sachs Asia and as Co-Chief Executive of Goldman Sachs International, overseeing the firm's business in Europe, the Middle East, and Africa. Mr. Thornton is Co-Chair of the Asia Society, and is also a trustee, advisory board member or member of, the China Investment Corporation (CIC), Confucius Institute Headquarters, King Abdullah University of Science and Technology, McKinsey Advisory Council, Schwarzman Scholars, and the African Leadership Academy. He is also Vice Chairman of the Morehouse College Board of Trustees.

Reasons for Nomination: Mr. Thornton has extensive international business and financial experience. Mr. Thornton brings valuable insight into emerging markets gained through his oversight of the presence of Goldman Sachs International on multiple continents. Mr. Thornton's extensive experience in finance and business matters, both domestically and internationally, is critical to achieving our fitness goals of financing our long-term strategic plan, improving our balance sheet, and creating profitable growth. Mr. Thornton's unique knowledge brings to the Board valuable insight in international business, especially in China, which has become one of the world's most important automotive growth markets.

Current Public Company Directorships: Barrick Gold Corporation

Public Company Directorships Within the Past Five Years: China Unicom (Hong Kong) Limited

30	PROPOSAL 1. Election of Directors	2020 Proxy Statement

John B. Veihmeyer

• Age: 64 • Independent Director Since: 2017 Committees: Audit, Nominating and Governance

Experience: Mr. Veihmeyer served as Chairman of KPMG International from 2014 until his retirement after 40 years with KPMG in September 2017. Before becoming global chairman, Mr. Veihmeyer held numerous leadership roles at KPMG, including U.S. Chairman and Chief Executive Officer from 2010 to 2015, U.S. Deputy Chairman, managing partner of KPMG's Washington, D.C. operations, and global head of Risk Management and Regulatory. Mr. Veihmeyer currently serves as a member of the executive committee of the Board of Trustees of the University of Notre Dame and as a director of the Ladies Professional Golf Association, and Catholic Charities of Washington, D.C. Mr. Veihmeyer previously served as a Trustee of the Financial Accounting Foundation, which oversees the Financial Accounting Standards Board.

Reasons for Nomination: Mr. Veihmeyer has extensive experience in the accounting profession, both in the United States and internationally, as well as executive leadership experience as Chairman and Chief Executive Officer of KPMG. His experience leading KPMG, which has member firms in over 150 countries, has provided Mr. Veihmeyer with significant exposure to business operations in every region of the world. Mr. Veihmeyer also previously served on the board of Catalyst, Inc. and has been recognized for his leadership in diversity and inclusion. Mr. Veihmeyer's financial expertise, executive leadership experience, risk management skills, and international exposure bring value to the Company's Board at an unprecedented time of disruption in the automotive industry and in an increasingly complex regulatory environment.

Lynn M. Vojvodich

• Age: 52 • Independent Director Since: 2017 Committees: Audit, Nominating and Governance, Sustainability and Innovation

Experience: Ms. Vojvodich is an advisor to start-up and growth-stage technology companies. Previously, Ms. Vojvodich was Executive Vice President and Chief Marketing Officer of salesforce.com, Inc. ("Salesforce") from September 2013 until February 2017. In this role, she led Salesforce's branding and positioning, public relations, digital marketing, content marketing, marketing campaigns, and strategic events. Before joining Salesforce, Ms. Vojvodich held marketing leadership roles at Microsoft and BEA Systems, and served as a partner with venture capital firm Andreessen Horowitz. She is the founder of Take3, a marketing strategy firm and a member of the Board of Figma, a collaborative design platform that helps teams around the world create software.

Reasons for Nomination: Ms. Vojvodich has a wealth of expertise in marketing technology and innovation, market analysis, and the software industry. As Ford continues to transform itself into the world's most trusted company, Ms. Vojvodich provides valuable guidance regarding how the Company should market and position itself in its automotive and mobility businesses, including the use of digital strategies. Ms. Vojvodich's experience advising start-up and growth-stage technology businesses lends itself to the Company as it continues culture-shaping initiatives to attract talent and deliver a broader suite of mobility products and services.

Current Public Company Directorships: Booking Holdings Inc. and Dell Technologies

PROPOSAL 1. Election of Directors	2020 Proxy Statement	31

John S. Weinberg

• Age: 63 • Independent Director Since: 2016 Committees: Compensation, Finance, Nominating and Governance, Sustainability and Innovation

Experience: Mr. Weinberg became Chairman of the Board of Directors and Executive Chairman of Evercore Inc. in November 2016. Previously, Mr. Weinberg served as Vice Chairman of the Goldman Sachs Group from June 2006 until October 2015. His career at Goldman Sachs spanned more than three decades, with the majority of his time spent in the banking division. Mr. Weinberg currently serves as a board member of New York-Presbyterian Hospital, the Cystic Fibrosis Foundation, and Middlebury College.

Reasons for Nomination: Mr. Weinberg has extensive experience in finance, banking, and capital markets, as well as a deep understanding of Ford, its history, and the needs of its business. During his time with Goldman Sachs, Mr. Weinberg served as a trusted advisor to Ford and other manufacturing clients. As Ford transforms itself into the world's most trusted company, making smart cars for a smart world, Mr. Weinberg's financial and risk management expertise will aid the Company in rapidly improving its fitness to lower costs, reallocate capital, and finance our business plan.

Current Public Company Directorships: Evercore Inc.

32	PROPOSAL 1. Election of Directors	2020 Proxy Statement

Director Compensation in 2019

(a)	(b)	(c)					(d)	(e)
	Fees Earned or Paid in Cash [1]	Stock Awards [2]	Fees [3]	Perquisites/ Evaluation Vehicles [4]	Tax Reimbursement	Life Insurance Premiums [5]	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)

Stephen G. Butler	130,000	214,999	0	20,370	19,192	254	39,816	384,815
Kimberly A. Casiano	100,000	214,999	0	25,199	15,872	254	41,325	356,324
Anthony F. Earley, Jr.	154,167	214,999	0	13,962	9,990	254	24,206	393,372
Edsel B. Ford II	100,000	214,999	650,000	20,263	14,149	771	685,183	1,000,182
William W. Helman IV	120,000	214,999	0	715	0	0	715	335,714
William E. Kennard	120,000	214,999	0	19,132	11,296	254	30,682	365,681
John C. Lechleiter	100,000	214,999	0	23,017	18,448	254	41,719	356,718
Ellen R. Marram	62,500	89,575	0	11,391	8,882	27	20,300	172,375
Beth E. Mooney	50,400	107,100	0	715	0	32	747	158,247
John L. Thornton	100,000	214,999	0	13,366	11,822	254	25,442	340,441
John B. Veihmeyer	100,000	214,999	0	25,121	16,417	254	41,792	356,791
Lynn M. Vojvodich	100,000	214,999	0	19,182	17,219	254	36,655	351,654
John S. Weinberg	100,000	214,999	0	20,118	15,757	64	35,939	350,938
1
Fees.    Effective as of January 1, 2017, the Board of Directors agreed that the following compensation will be paid to non-employee directors of the Company:

Annual Board membership fee	$315,000
Annual Lead Independent Director fee	$50,000
Annual Audit Committee chair fee	$30,000
Annual Compensation Committee chair fee	$25,000
Annual other Committee chair fees	$20,000

As discussed in footnote 2 below, approximately 68% ("mandatory portion") of the Annual Board membership fee is paid in Restricted Stock Units ("RSUs"), and in addition, certain directors choose to receive all or a portion of their fees in RSUs pursuant to the 2014 Plan in addition to the mandatory portion. Pursuant to SEC rules, the dollar value of any fees any director elected to receive in RSUs in excess of the fees mandatorily paid in RSUs pursuant to that plan is shown in the "Fees Earned or Paid in Cash" column.

2
2014 Plan. Effective January 1, 2014, the Board adopted the 2014 Stock Plan for Non-Employee Directors of Ford Motor Company. The 2014 Plan was approved by shareholders at the 2014 Annual Meeting. The 2014 Plan is structured so that the mandatory portion of the Annual Board membership fee is paid in RSUs. The amounts shown in column (c) are the grant date values of the RSUs relating to the mandatory portion of fees paid under the 2014 Plan. Each Director also had the option of having some or all of his or her remaining fees paid in RSUs pursuant to the 2014 Plan. The RSUs vest immediately upon grant. Each Director had the option to choose when the RSUs settle into shares of Ford common stock as follows: (i) immediately on the grant date; (ii) the earlier of five years from the date of grant and separation from the Board; or (iii) at separation from the Board. The Board adopted the 2014 Plan because the RSUs settle in shares of common stock, thus further aligning the interests of directors and shareholders. Directors are not permitted to sell, hedge, or pledge the mandatory portion of the Annual Board fees until after separation from the Board, even if the RSUs settle into shares of common stock prior to separation from the Board. In light of the requirement that approximately 68% of annual director fees are paid in RSUs, and that directors may not dispose of such RSUs or shares of stock until after separation from the Board, there is no minimum share ownership requirement for members of the Board. If dividends are paid on common stock, Dividend Equivalents are paid in additional RSUs on RSU balances for those directors whose RSUs have not settled into shares of common stock. For any directors whose RSUs have settled into shares of common stock, they are required to reinvest dividends on such shares into additional shares of common stock until separation from the Board.

3
The amount shown for Edsel B. Ford II reflects the fees he earned pursuant to a January 1999 consulting agreement between the Company and Mr. Ford. The consulting fee is payable quarterly in arrears in cash. Mr. Ford is available for consultation, representation, and other duties under the agreement. Additionally, the Company provides facilities (including office space) and an administrative assistant to Mr. Ford. This agreement will continue until either party ends it with 30 days' notice.

In his role as consultant, Mr. Ford represents the Company with various stakeholders, including dealers, employees, customers, governmental officials through his attendance at numerous functions throughout the year. In particular, Mr. Ford's involvement in Ford Performance Racing has added great value to our Racing teams' success and in Janury 2020 he was recognized by NASCAR with its prestigious Landmark Award for lifetime contributions to racing, one of only six people ever to have been so honored. Mr. Ford's representation enhances Ford's reputation among these various groups and provides a valuable source of goodwill for all our stakeholders.

4
Perquisites and Evaluation Vehicle Program. All amounts shown in this column reflect: (i) the cost of evaluation vehicles provided to Directors; (ii) the cost of a charitable gift made by the Company in the directors' names divided equally among those directors who were members of the Board on December 31, 2019, and (iii) the cost of healthcare insurance premiums for certain directors. We calculate the

PROPOSAL 1. Election of Directors	2020 Proxy Statement	33

  aggregate incremental costs of providing the evaluation vehicles by estimating the lease fee of a comparable vehicle under our Management Lease Program. The lease fee under that program takes into account the cost of using the vehicle, maintenance, license, title and registration fees, and insurance. We provide non-employee directors with the use of up to two Company vehicles free of charge. Directors are expected to provide evaluations of the vehicles to the Company. The cost of providing these vehicles is included in column (d).

5
Insurance. Ford provides non-employee directors with $200,000 of life insurance which ends when a director retires. A director can choose to reduce life insurance coverage to $50,000 and lower income imputation. Effective January 1, 2014, the non-employee director life insurance program was changed to allow former employees who become directors to participate in the program and keep the life insurance coverage provided to retired employees. The life insurance premiums paid by the Company for each director are included in column (d). Ford also provides non-employee directors with the option to obtain Company provided healthcare insurance at no cost. The healthcare insurance is identical to healthcare insurance provided to employees, except for the employee paid portion of premiums. Eight directors have elected this option and that portion of the premiums that the Company pays on behalf of directors that equals the amount employees typically pay is included in column (d).

Your Board's recommendation: FOR Proposal 1

34	PROPOSAL 1. Election of Directors	2020 Proxy Statement

Proposal 2. Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors selects and hires the independent registered public accounting firm. You must ratify the Audit Committee's selection for 2020.

The Audit Committee selected PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") to perform an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board for 2020. PricewaterhouseCoopers is well qualified and has served as our independent registered public accounting firm since 1946. Representatives of PricewaterhouseCoopers will be present at the meeting with the opportunity to make a statement and answer appropriate questions.

Amounts paid by the Company to PricewaterhouseCoopers for audit and non-audit services rendered in 2019 and 2018 are disclosed in the table below.

Ford management will present the following resolution to the meeting:

"RESOLVED, That the selection, by the Audit Committee of the Board of Directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm to perform an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board for 2020 is ratified."

Your Board's recommendation: FOR Proposal 2

Fees Paid to Independent Registered Public Accounting Firm

Annually, the Audit Committee pre-approves categories of services to be performed (rather than individual engagements) by PricewaterhouseCoopers. As part of this approval, an amount is established for each category of services (Audit, Audit-Related, Tax Services, and other services). In the event the pre-approved amounts prove to be insufficient, a request for incremental funding will be submitted to the Audit

Committee for approval during the next regularly scheduled meeting. In addition, all new engagements greater than $250,000 will be presented in advance to the Audit Committee for approval. A regular report is prepared for each regular Audit Committee meeting outlining actual fees and expenses paid or committed against approved fees. The Audit Committee approved of all of the fees listed in the table below.

Fees Paid to PricewaterhouseCoopers	Year-ended December 31, 2018 ($) (000)	Year-ended December 31, 2019 ($) (000)
Audit Fees [1]	37,600	39,200
Audit-Related Fees [2]	3,700	3,600
Tax Fees [3]	3,400	3,000
All Other Fees [4]	1,100	1,700

TOTAL FEES	45,800	47,500
1
Consists of the audit of the financial statements included in the Company's Annual Report on Form 10-K, reviews of the financial statement included in the Company's Quarterly Reports on Form 10-Q, attestation of the effectiveness of the Company's internal controls over financial reporting, preparation of statutory audit reports, and providing comfort letters in connection with Ford Motor Company and Ford Motor Credit Company funding transactions.
2
Consists of support of funding transactions, due diligence for mergers, acquisitions and divestitures, employee benefit plan audits, attestation services, internal control reviews, and assistance with interpretation of accounting standards.

3
Consists of assistance with tax compliance and the preparation of tax returns, tax consultation, planning, and implementation services, assistance in connection with tax audits, and tax advice related to mergers, acquisitions and divestitures. Of the fees paid for tax services, we paid 43% and 59% for tax compliance related services in 2019 and 2018, respectively.

4
Consists of support in business and regulatory reviews and research analysis regarding new markets and strategies, and advisory services related to insurance claims.

PROPOSAL 2	2020 Proxy Statement	35

Audit Committee Report

The Audit Committee is composed of five directors, all of whom meet the independence standards contained in the NYSE Listed Company rules, SEC rules, and Ford's Corporate Governance Principles, and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter may be found on the Company's website, www.corporate.ford.com. The Audit Committee selects, subject to shareholder ratification, the Company's independent registered public accounting firm.

Ford management is responsible for the Company's internal controls and the financial reporting process. The independent registered public accounting firm, PricewaterhouseCoopers, is responsible for performing independent audits of the Company's consolidated financial statements and internal controls over financial reporting and issuing an opinion on the conformity of those audited financial statements with United States generally accepted accounting principles and on the effectiveness of the Company's internal controls over financial reporting. The Audit Committee monitors the Company's financial reporting process and reports to the Board of Directors on its findings. PricewaterhouseCoopers has served as the Company's independent registered public accounting firm since 1946.

AUDITOR INDEPENDENCE

During the last year, the Audit Committee met and held discussions with management and PricewaterhouseCoopers. The Audit Committee reviewed and discussed with Ford management and PricewaterhouseCoopers the audited financial statements and the assessment of the effectiveness of internal controls over financial reporting contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2019. The Audit Committee also discussed with PricewaterhouseCoopers the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee, as well as by SEC regulations. In conjunction with the mandated rotation of PricewaterhouseCoopers's lead engagement partner, the Audit Committee and its chairperson are also directly involved in the selection of PricewaterhouseCoopers's new lead engagement partner.

PricewaterhouseCoopers submitted to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence. The Audit Committee discussed with PricewaterhouseCoopers such firm's independence. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC.

The Audit Committee also considered whether the provision of other non-audit services by PricewaterhouseCoopers to the Company is compatible with maintaining the independence of PricewaterhouseCoopers and concluded that the independence of PricewaterhouseCoopers is not compromised by the provision of such services.

Audit Committee
Stephen G. Butler (Chair)	John B. Veihmeyer
Kimberly A. Casiano	Lynn M. Vojvodich
Beth E. Mooney

36	PROPOSAL 2	2020 Proxy Statement

Proposal 3. Approval of the Compensation of the Named Executives

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide you with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executives, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. At the 2017 Annual Meeting, our shareholders approved our proposal to provide you with this opportunity on an annual basis.

As described in detail in the "Compensation Discussion and Analysis," we seek to closely align the interests of our Named Executives with yours. Our compensation programs are designed to reward our Named Executives for the achievement of short-term and long-term strategic and operational goals, while at the same time avoiding unnecessary or excessive risk-taking. We urge you to read the Compensation Discussion and Analysis on pp. 39-61 and the other related executive compensation disclosures so that you have an understanding of our executive compensation philosophy, policies, and practices.

The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of our Named Executives, as described in this Proxy Statement. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors, or the Compensation Committee.

Ford management will present the following resolution to the meeting:

"RESOLVED, That the Company's shareholders approve, on an advisory basis, the compensation of the Named Executives, as disclosed in the Company's Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure."

Your Board's recommendation: FOR Proposal 3

PROPOSAL 3	2020 Proxy Statement	37

CD&A Roadmap

*
See pages 60, 62, and 63 of Ford's 2019 Form 10-K for definitions and reconciliations to GAAP.

38	CD&A ROADMAP	2020 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Executive Summary

Our Belief: Ford Motor Company was built on the belief that freedom of movement drives human progress.

Our Aspiration: To become the world's most trusted company.

Our Plan for Value Creation: The plan to reach our aspiration and create value involves engaging our passion for product and deep customer insight, focusing on fitness and tracking our success against key metrics.

Customer-Centric Insight and Passion for Product:

•
Winning Portfolio — Strengthening our portfolio and focus on products and markets where we know we can win

•
Propulsion Choices — Fully committing to new propulsion systems, including adding hybrid-electrics to high-volume, profitable vehicles

•
Autonomous Technology — Building a viable and profitable autonomous vehicle business offering the most trusted and human-centered ride hailing and goods delivery experience for our customers

•
Connected Services — Creating and scaling the mobility platform and services our customers and partners will embrace

Fitness:

•
Improved operating leverage

•
Adaptive business model — be it build, partner, or buy — to generate highest returns

•
Capital efficiency

•
Strong balance sheet

Metrics:

•
Free Cash Flow

•
Grow revenue

•
Increase Earnings Before Interest and Taxes (EBIT) and EBIT Margin

•
Higher Return on Invested Capital (ROIC)

Our People: The foundation for delivering on our plan is and will always be our people.

EXECUTIVE COMPENSATION	2020 Proxy Statement	39

2019 — IMPLEMENTING OUR PLAN

In last year's CD&A, we told you that 2018 was about laying the foundation to redesign our business. In 2019 we focused on implementing our plan by making strategic investments, broadening partnerships, and becoming a more fit organization. Over the past year, we took important steps in the global redesign of our business. However, our 2019 operational performance was disappointing, mostly due to our operational execution. We recognize and take accountability for our performance and this is reflected in our incentive plan payouts.

In 2019 we measured our performance by Company Revenue, Company Adjusted EBIT Margin, Company Adjusted Free Cash Flow, Adjusted Return On Invested Capital, and comparing our Total Shareholder Returns ("TSR") with that of our peer group. We also took significant steps toward our future of becoming the world's most trusted company, designing smart vehicles for a smart world. The graphic below shows our operational performance over the past several years and we have made changes in our processes and organization to address operational concerns.

    *
    See pages 60 and 62 of Ford's 2019 Form 10-K for definitions and reconciliations to GAAP.

Our 2019 Company Revenue was lower than 2018 primarily due to lower volumes in all regions. This also adversely affected our other key metrics. We earned $47 million on a net income basis while Company adjusted EBIT was $6.4 billion. Company Adjusted EBIT Margin of 4.1% was lower than 2018 and Company Adjusted Free Cash Flow was equal with the prior year at positive $2.8 billion. From a financial perspective, our 2019 results were short of expectations with most key metrics down from the prior year. The NEO Compensation section of the CD&A (pp. 49-59), reflects our performance against metrics over the 2019 performance period for the Incentive Bonus Plan and the 2017-2019 performance period for the 2017 Performance Unit grant. The actual outcomes across these compensation elements reflect our commitment to tying compensation to Company performance.

IMPROVING OUR FITNESS TO FINANCE OUR GROWTH

The information in this Performance Section shows we continue to deliver positive results over a sustained time period. In order to create greater value for our stakeholders, it is important that we attack costs as well as redesign our business operations to take advantage of future growth opportunities. The following graphics show some of our 2019 achievements in these areas and the strategic choices we are making to drive future growth.

40	EXECUTIVE COMPENSATION	2020 Proxy Statement

ACHIEVEMENTS	STRATEGIC CHOICES

Ford was America's best-selling vehicle brand for the tenth consecutive year	Announced an agreement with Mahindra to co-develop a midsize sport SUV for India and emerging markets
41st year Ford has been America's best-selling commercial van maker	Announced a joint venture with Mahindra that will develop, market, and distribute Ford brand vehicles in India and Ford brand and Mahindra brand vehicles in high-growth emerging markets
Lincoln SUVs had their best annual sales results since 2003	Invested in Rivian to form a strategic partnership to develop an all-new, next-generation battery electric vehicle
Full-year F-Series sales totaled 896,526, marking its 43rd year as America's best-selling pickup and the 38th straight year as America's best-selling vehicle
Ford and Autonomic, the creators of the Transportation Mobility Cloud, signed a global agreement with Amazon Web Services, which will expand the availability of cloud connectivity services and connected car application development services for the transportation industry
We concluded a new collective bargaining agreement with the United Auto Workers that increases our manufacturing competitiveness and protects jobs	Announced expansion of our alliance with Volkswagen to include investment in Argo AI, an autonomous vehicle development entity, and cooperation in the development of electric vehicles

We will pursue these and other opportunities as we strive to deliver superior shareholder returns through focused automotive, electrification, and high-growth mobility initiatives.

FORD TOTAL SHAREHOLDER RETURN ("TSR") PERFORMANCE

As Ford strives to deliver superior shareholder returns, we realize that our TSR has lagged that of our peer group and the S&P 500 over the most recently completed one-, three-, and five-year periods. Our efforts to become more fit and to strengthen those areas of our business where we are winning — primarily through the Creating Tomorrow Together strategy (see p. 39) — is expected to provide the profits necessary to invest in the future of winning propulsion choices, autonomous technologies, and mobility experiences. We will continue to implement this strategy with a passion for product and keen focus on customer insights that will differentiate us from our competition and position us to deliver value for all our stakeholders.

Our operating performance affects our TSR and we tie both to our incentive plan payouts. Our Performance Unit grants include financial metrics and relative TSR as factors. Thus, payouts under the 2017 Performance Unit grant, which occurred in March 2020, reflect actual relative TSR performance against our peer group as constituted in 2017. This links our executives' performance to shareholder interests, which is a key tenet of our pay-for-performance philosophy (see 2017 Performance Unit Results on p. 57-58 for a discussion of the 2017 Performance Unit payout).

As the graphic on p. 40 shows, our operating results remained positive in 2019. Shareholders have benefited from our results. Since reinstituting dividends in 2012, we have returned $21.0 billion to shareholders through year-end 2019 through dividends and share buybacks. We maintained our regular quarterly dividend of $0.15 per share throughout 2019 and in the first quarter of 2020; however, due to the COVID-19 pandemic, we suspended the dividend for the second quarter 2020 and will reassess the dividend payment in future quarters.

Since 2017, we have redesigned our business in the face of sweeping technological changes and disruption in the auto industry while seeking to make our business more fit. In February 2020, James D. Farley, Jr. was elected Chief Operating Officer to more fully integrate our automotive business and accelerate its transformation into a higher growth, higher margin business by leveraging smart, connected vehicles and services.*

*
Please refer to Appendix I for a Cautionary Note on Forward-Looking Statements.

EXECUTIVE COMPENSATION	2020 Proxy Statement	41

COMPENSATION PHILOSOPHY AND STRATEGY

Our Global Compensation and Benefits Philosophy, Strategy, and Guiding Principles are the pillars that provide the foundation upon which compensation and benefits programs are developed at Ford. The Guiding Principles ensure our Philosophy and Strategy statements are applied consistently across the business for our salaried employees. Driving total shareholder return is inherent in each pillar. They work together — no one principle is more important than any other, and business judgment is used to balance them to ensure our compensation and benefit programs are effective in supporting our strategy.

The Compensation Committee of the Board of Directors regularly reviews the Global Philosophy, Strategy, and Guiding Principles and, in connection with its review of our gender pay equity practices, determined to include a statement on gender pay equity. In addition, the Committee updated the language to reflect our overall strategic direction. These changes reinforce that pay equity is an important objective that will attract top talent to Ford and reinforces that compensation practices are tied to our strategy.

Global Compensation and Benefits Philosophy: Ford Motor Company was built on the belief that freedom of movement drives human progress. It is a belief that has always fueled our passion to create great cars and trucks. And today, it drives our commitment to become the world's most trusted company, designing smart vehicles for a smart world that help people move more safely, confidently and freely. We cannot compete for the future we envision unless we are fit in all aspects of our business.

Attracting, retaining, and developing amazing talent that is empowered to work together to compete and win is a fundamental aspect of our fitness. A core principle of our talent management strategy is a longstanding commitment to equal opportunity in all aspects of employment, including the way Ford compensates its employees.

Compensation and benefits programs are an important part of the Company's employment relationship, which also includes challenging and rewarding work, growth and career development opportunities, and being part of a leading company with a diverse workforce and great products. Ford strives to have these features as part of its compensation and benefits:

  •
  A consistent framework that is affordable to the business.

  •
  A pay for performance focus — individuals are rewarded for performance and contributions to business success.

  •
  Compensation is fair and equitable, irrespective of gender, race, or similar personal characteristics.

  •
  A total package that will be competitive with leading companies.

Global Compensation and Benefits Strategy: Compensation will be used to attract, retain, and motivate employees and to reward the achievement of business results through the delivery of competitive pay and incentive programs. Benefits provide employees with income security and protection from catastrophic loss. The Company will develop affordable, competitive benefit programs that meet these objectives.

GUIDING PRINCIPLES

•
Pay Equity. Ford employee compensation in each market should be fair and equitable, irrespective of gender, race, or similar personal characteristics. This applies to all forms of pay, including base salary, incentives, bonuses, and other forms of compensation.

•
Performance Orientation. Compensation programs should support and reinforce a pay-for-performance culture. They should motivate and reward employees for achieving desired business results. Benefit programs should provide income security and support/protect for catastrophic loss.

•
Competitive Positioning. Competitive compensation and benefit programs are critical to attracting, motivating, and retaining a high performing workforce. We target the average competitive level of automotive and other leading companies within the national market,

42	EXECUTIVE COMPENSATION	2020 Proxy Statement

  including large automotive, leading multinational, and other selected companies, as appropriate. Competitiveness will be measured based on program value to employees relative to the comparator group. When business conditions are such that our incentive programs do not provide competitive compensation on a longer-term basis, we will use short-and long-term retention programs to ensure the Company retains key employees who enable the Company to respond successfully to financial and operational challenges.

•
Affordability. Compensation and benefits must be affordable to the Company over the medium- to long-term. To the extent possible, compensation and benefit programs will not fluctuate significantly based on short-term business conditions.

•
Desired Behaviors. Compensation and benefit programs should support the Company's business performance objectives and promote desired behaviors.

•
Flexibility. Compensation, benefit, and other related programs should take into account workforce diversity and provide meaningful individual choice where appropriate.

•
Consistency and Stability. It is a Company objective to provide consistent and stable programs globally (subject to legal, competitive, and cultural constraints), particularly for higher level positions. Compensation and benefit programs should have a high degree of consistency within countries (i.e., among various pay levels and employee groups) and should not fluctuate significantly year-over-year. Programs may vary when competitively driven.

•
Delivery Efficiency. Compensation, benefit, and other related programs should be understandable and easy to administer while leveraging economies of scale and technology. They should be implemented in a consistent, equitable, and efficient manner. Programs will be delivered in a manner that is tax-effective to the Company and employees as far as practicable.

•
Delivery Effectiveness. Clearly defined metrics should be developed for compensation, benefit, and other related programs that are aligned with corporate business performance metrics. Metrics are designed and utilized to measure and continually improve business results.

In keeping with the above, our total direct compensation for Named Executives, consisting of base salary, annual cash incentive, and long-term equity incentive, is heavily weighted towards performance.

Base salary represents less than 20% of each Named Executive's target opportunity, and a majority of our executives' target compensation is contingent on meeting incentive plan metrics, with the exception of Mr. Stone, whose employment agreement is discussed on p. 49.

PERFORMANCE-BASED INCENTIVE PLANS

MANAGEMENT RECOMMENDATIONS

The Committee considered recommendations from the Executive Chairman, the President and CEO, and the Chief Human Resources Officer, in developing compensation plans and evaluating performance of executive officers. The Committee's independent consultant also provides advice and analyses on the structure and level of executive compensation (see Compensation Committee Operations on pp. 16-17). Our senior leadership team established our corporate priorities and developed the 2019 business plan metrics, which were approved at the December 2018 Board meeting. Our Human Resources and Finance departments developed the incentive plan performance weightings, targets, and payout ranges in support of the business plan and in December 2018 presented the recommendations to the Committee. Final decisions on the design of our incentive plans and all major elements of compensation, however, as well as total compensation for each executive officer, were made by the Compensation Committee at the February and March 2019 meetings.

We tie our executive compensation to performance against defined metrics aligned with our strategic objectives. The metrics used in our Incentive Bonus Plan and Performance Unit grants have undergone changes over the years to support our business strategies. As we continue to address core business performance in response to the evolving business environment, and invest in a future that is increasingly driven by automation, electrification and mobility services, the Committee has continually reviewed the metrics used in our performance-based plans and adopted metrics consistent with our strategies on balance sheet strength and shareholder distributions (cash flow), efficiency (margin), growth (revenue), effectiveness of capital allocation (return on invested capital), and quality.

EXECUTIVE COMPENSATION	2020 Proxy Statement	43

With those priorities in mind, the Committee adopted metrics and weightings shown in the following table for the 2019 Incentive Bonus Plan and Performance Unit grants.

*
During 2019, we decided to refer to the "Company Adjusted Operating Cash Flow" Incentive Bonus metric, which was the term used when the Committee approved the metric, as "Company Adjusted Free Cash Flow." The definition of both terms is the same. We will refer to the metric as Company Adjusted Free Cash Flow througout the CD&A.

Please refer to 2019 Incentive Bonus Plan Results on pp. 53-54 for details on our performance against metrics and payouts under our Incentive Bonus Plan for 2019. Also, refer to 2017 Performance Unit Results on pp. 57-58 for details on our performance against metrics and payouts for the 2017-2019 performance period.

COMPETITIVE SURVEY

Two competitive surveys are referred to in the CD&A — a December 2018 Survey that was used to inform 2019 compensation decisions and a December 2019 Survey used to compare the competitiveness of the Named Executives' compensation throughout the CD&A. The reports were prepared by the Company and reviewed by the Committee's independent consultant and were based on information obtained from the Willis Towers Watson Executive Compensation Database.

December 2018 Survey — Input for Setting 2019 NEO Comp.    In December 2018, the Committee reviewed a report analyzing Ford's compensation programs for executives compared to our peer group companies.

The Committee used the December 2018 Survey as an input for setting 2019 executive compensation. The report discussed how our executive compensation program compared with those of peer companies on base salary, annual bonus, long-term incentives, and total direct compensation. The survey group compensation data was collected during the second quarter of 2018 and, therefore, reflected any bonuses paid in early 2018 for 2017 performance, as well as equity grants made in early 2018.

The Committee uses the following criteria to determine the companies included in the survey group:

  •
  member of the Fortune 100;

  •
  similar primary business to Ford and/or similar business model (e.g., engineering, manufacturing, sales, financial services, and numerous job matches);

  •
  particular line of business comprises no more than 20% of the total peer group; and

  •
  participates in the Willis Towers Watson survey process.

The above criteria ensure that the chosen executive compensation survey group will be representative of Ford's market for talent. The Committee reviews the criteria and survey group annually, and for the December 2018 Survey added Verizon and deleted Arconic from the peer group. Arconic no longer met our criteria as a large company once it spun-off Alcoa. Verizon met the criteria to be included in the peer group. Changes to the survey group are typically minimized in order to support year-over-year data stability and reliability. Our non-U.S. based automotive competitors do not participate in the Willis Towers Watson survey process. The survey group shown below was the survey group used in the December 2018 Survey that informed 2019 compensation decisions:

3M	General Electric
AT&T	General Motors
Boeing	Honeywell
Caterpillar	IBM
Chevron	Intel
Cisco Systems	Johnson & Johnson
Coca-Cola	Microsoft
ConocoPhillips	PepsiCo
DowDuPont	Pfizer
ExxonMobil	United Technologies
Fiat Chrysler	Valero
General Dynamics	Verizon

While the Committee used the December 2018 Survey data as a reference point, it was not the sole

44	EXECUTIVE COMPENSATION	2020 Proxy Statement

determining factor in executive compensation decisions in 2019. We generally seek to target total compensation opportunities at or around the survey group's median total compensation. Consistent with our compensation Guiding Principles, we incorporate flexibility into our compensation programs to respond to, and adjust for, changes in the business/economic environment and individual accomplishments, performance, and circumstances.

December 2019 Survey — Compare Competitiveness of NEO Comp.    The December 2019 Survey is used throughout the CD&A when we discuss the competitiveness of the elements of the Named Executives' targeted compensation compared to our survey group. This survey was reviewed in December 2019 and includes 2019 compensation data of the survey group.

The December 2019 Survey group used throughout the CD&A for comparison purposes is the same as the group listed above, except that Intel did not participate in the Willis Towers Watson survey process for 2019. The survey database did not contain enough job-position-related matches for Mr. Ford, our Executive Chairman. Consequently, his compensation was excluded from our analysis of compensation comparisons to that of the survey group. In addition, we did not include comparison analysis for Mr. Shanks's compensation since he relinquished his role as Chief Financial Officer on June 1, 2019 but remained employed as a Vice President through year-end 2019 to support Mr. Stone's transition to the CFO position. The December 2019 Survey results indicate that the targeted total direct compensation was above the survey group's median for Messrs. Hackett, Farley, and Hinrichs. Targeted total direct compensation was at the survey group's median for Mr. Stone. An analysis of how each element of compensation compared to the survey data for 2019, as well as how the factors described above affected Named Executive compensation decisions during 2019, is included in the discussion of each compensation element.

INTERNAL PAY EQUITY — WEALTH ANALYSIS

Periodically, the Committee reviews the amount of all components of compensation of our executive officers. This review includes data on salary, annual bonuses, and equity-based awards, as well as qualitative and quantitative data on perquisites. The Committee also considers relative pay considerations within the officer group and data covering individual performance. The Committee uses this analysis to assist it in ensuring internal equity among the officer group.

The Committee also considers the potential value of outstanding equity grants and uses this information as one data-point in evaluating equity compensation grants. For instance, the Committee regularly reviews the value of equity-based awards at certain price levels of Ford stock. The analysis includes the following:

  •
  "in-the-money" stock options;

  •
  unvested Restricted Stock Units; and

  •
  outstanding Performance Unit grants.

The Committee uses this analysis to evaluate the accumulated wealth and retention value in equity of the Named Executives in light of the Company's change in market value. The Committee believes that our equity-based incentive programs are effective in attracting, motivating, and retaining executives, as well as incentivizing executives to accomplish our strategic objectives.

TAX CONSIDERATIONS

Internal Revenue Code § 162(m).    The Tax Cuts and Jobs Act ("TCJA") eliminated the deductibility exemption for performance-based compensation under Internal Revenue Code Section 162(m) for taxable years beginning after December 31, 2017. As a result, all compensation in excess of $1 million paid to the Chief Executive Officer, the Chief Financial Officer, and the next three highest paid officers whose compensation is required to be reported in the Summary Compensation Table of the proxy statement for 2018 and beyond ("Covered Executives") will not be deductible. Once an individual becomes a Covered Executive for a tax year, that individual will remain a Covered Executive for all subsequent tax years, including tax years after the individual's death.

For compensation awarded for years prior to 2018, Code Section 162(m) generally disallowed Federal tax deductions for compensation in excess of $1 million paid to Covered Executives, other than the Chief Financial Officer; however, certain performance-based compensation was not subject to this deduction limitation. As noted above, the exemption from the Section 162(m) deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017. Under the TCJA, performance-based compensation paid to Covered Executives for years prior to 2018 in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Further, the Compensation Committee reserves the right to modify

EXECUTIVE COMPENSATION	2020 Proxy Statement	45

compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with our business needs. Generally, we strive to maximize the tax deductibility of our compensation arrangements. In the highly competitive market for talent, however, we believe the Committee needs flexibility in designing compensation that will attract and retain talented executives and provide special incentives to promote various corporate objectives. The Committee, therefore, retains discretion to award compensation that is not fully tax deductible.

Internal Revenue Code § 409A.    Code Section 409A provides that amounts deferred under nonqualified deferred compensation plans are includible in an employee's income when vested, unless certain requirements are met. If these requirements are not met, employees are also subject to an additional income tax and interest. All our supplemental retirement plans, severance arrangements, other nonqualified deferred compensation plans, as well as the Incentive Bonus Plan and our Long-Term Incentive Plans, are intended to meet these requirements. As a result, employees are expected to be taxed when the deferred compensation is actually paid to them.

46	EXECUTIVE COMPENSATION	2020 Proxy Statement

Underlying our compensation programs is an emphasis on sound governance practices. These practices include:

WE DO

Perform annual say-on-pay advisory vote for shareholders
Pay for performance
Use appropriate peer group when establishing compensation
Balance short- and long-term incentives
Align executive compensation with stockholder returns through long-term incentives
Cap individual payouts in incentive plans
Include clawback provision in our incentive grants (see Risk Assessment Regarding Compensation Policies and Practices on pp. 15-16)
Maintain robust stock ownership goals for Named Executives

Prohibit officers from hedging their exposure to Ford common stock and limit officers' pledging of Ford common stock (see Risk Assessment Regarding Compensation Policies and Practices on pp. 15-16)
Condition grants of long-term incentive awards on non-compete and non-disclosure restrictions
Mitigate undue risk taking in compensation programs
Retain a fully independent external compensation consultant whose independence is reviewed annually by the Committee (see Compensation Committee Operations on pp. 16-17)
Include a double-trigger change in control provision for equity grants

WE DO NOT

Provide evergreen employment contracts
Pay out dividend equivalents on equity awards during vesting periods or performance periods
Maintain individual change in control agreements for Named Executives

Reprice options
Allow officers to hedge their exposure to Ford common stock

We reviewed and discussed the findings of a risk assessment of these and other compensation policies and practices with the Compensation Committee, which also reviewed and discussed the findings with the Committee's independent consultant, and concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our strategic objectives and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company (see Risk Assessment Regarding Compensation Policies and Practices on pp. 15-16). Consequently, we did not make any significant changes to our executive compensation practices for 2019 as a result of our compensation risk analysis.

TIMING OF AWARDS

Annual grants of equity awards are typically determined at February and/or March Compensation Committee meetings. At that time, data for previous performance periods are available to determine the amount of the Final Awards. The Committee also decides the effective date of the Final Awards, and the annual equity-based grants of Time-Based Units and Performance Units. In order to allow enough time for preparation of notification materials, the Committee approved the annual 2019 equity-based grants on February 14, 2019 and approved an effective grant date of March 4, 2019. A similar practice was followed in previous years. This timing allows for the grants to be effective after the release of earnings information for the prior fiscal year when the public is aware of the information and the information is reflected in the stock price used to value

EXECUTIVE COMPENSATION	2020 Proxy Statement	47

the awards. The grant date for Messrs. Hackett and Ford's annual equity grants was delayed until March 19 as the Committee considered at its March 13, 2019 meeting whether to adopt more strategic, longer-term metrics for their Performance Unit grants. After deliberation, the Committee determined to apply the same metrics as other officers in order to align the leadership team's incentive programs.

The Committee does not time equity grant dates to affect the value of compensation either positively or negatively. Executive officers do not play a role in the selection of grant dates. Special grants, whether approved by the Compensation Committee for executive officers, the Office of the Chairman and Chief Executive for non-executive officers, or the Long-Term Incentive Compensation Award Committee for non-officers, are effective either on a specified future date (e.g., a date that coincides with a promotion or hiring date, or quarterly grant date), or the date of approval. In the case of an approval by written consent, the grant date cannot be earlier than the date when the Committee member approvals have been obtained. See Compensation Committee Operations at pp. 16-17 for more information on the Long-Term Incentive Compensation Award Committee and the Office of the Chairman and Chief Executive.

COMPENSATION PLANNING CYCLE

The graphic below shows our annual compensation planning cycle.

STOCK OWNERSHIP GOALS

The Compensation Committee imposes stock ownership goals for executives at or above the Vice President level to further align the interests of executives with those of shareholders. An executive has five years from taking his or her position to achieve the relevant officer level goal. The following table shows the Named Executives and their respective ownership goals. We review progress toward achievement of the ownership goals periodically. All forms of stock ownership — including directly and indirectly owned shares of common stock, Time-Based

Units, and units that are based on common stock (excluding stock options and unearned Performance Units) — count toward the goal. As of December 31, 2019, all the Named Executives complied with the stock ownership goals.

Officer Level	Ownership Goal

Executive Chairman and President & CEO	6X Salary
Chief Financial Officer	3X Salary
President, New Businesses, Technology & Strategy	3X Salary
President, Automotive	3X Salary

48	EXECUTIVE COMPENSATION	2020 Proxy Statement

NAMED EXECUTIVE OFFICERS

The Named Executives are:

•
James P. Hackett, President and Chief Executive Officer

•
Tim Stone, Chief Financial Officer*

•
William Clay Ford, Jr., Executive Chairman
•
James D. Farley, Jr., President, New Businesses, Technology & Strategy**

•
Joseph R. Hinrichs, President, Automotive***

•
Robert. L. Shanks, Former Chief Financial Officer
*
Mr. Stone joined Ford on April 15, 2019 as a Vice President and was elected Chief Financial Officer effective June 1, 2019. Mr. Stone and Ford entered into an employment agreement pursuant to which he was provided certain compensation and benefits, the details of which are explained under the appropriate discussion headings throughout the CD&A (see Exhibit 10-M to our Annual Report on Form 10-K for the year ended December 31, 2019). In addition to those descriptions, Mr. Stone received the following compensation and benefits:

•
signing bonus of $850,000;

•
time-based restrictive stock unit grant valued at $4.3 million that vests ratably over three years;

•
2020 annual equity grant to be valued at $4.6 million with one-third to be paid in unrestricted common stock and the remainder to be portioned 40% Time-Based Units and 60% Performance Units;

•
severance arrangements (see Potential Payments Upon Termination or Change In Control on pp. 71-72) if employment terminates within one-year for any reason other than "for cause" or Mr. Stone resigns for "good reason," which arrangements consist of:

•
one year of base salary (see Base Salary on p. 51);

•
to the extent unpaid, the 2019 guaranteed minimum Incentive Bonus prorated for months worked (see Annual Cash Incentive Awards on pp. 52-54);

•
to the extent unpaid, the signing bonus;

•
the initial equity award of $4.3 million Time-Based Units will vest and settle on the original schedule; and

•
the obligation to repay the signing bonus and relocation expenses lapse as of Mr. Stone's termination date.

  The Committee believes the compensation and benefit arrangements provided to Mr. Stone are appropriate to attract an executive of his background and experience to assume the chief financial officer position at a company the size and stature of Ford. It is anticipated that Mr. Stone's background in technology will help Ford as it introduces new propulsion, connectivity, and mobility solutions.

**
Effective May 1, 2019, Mr. Farley was elected President New Businesses, Technology & Strategy. In this role, Mr. Farley oversaw Corporate Strategy, Global Data Insights & Analytics, Global Partnership, Research & Advanced Engineering, as well as Ford Smart Mobility and Ford Autonomous Vehicles. Mr. Farley was expected to spearhead Ford's strategic transformation into a higher growth, higher margin business by leveraging smart, connected vehicles and breakthrough customer experiences. In recognition of those responsibilities and his performance during 2019, the Committee approved for Mr. Farley additional equity grants valued at $2.1 million (see Long-Term Incentive Awards on p. 55) and an incremental Incentive Bonus award (see Incremental Bonuses on p. 54).

EXECUTIVE COMPENSATION	2020 Proxy Statement	49

  Effective March 1, 2020, Mr. Farley was elected Chief Operating Officer of Ford. The Committee approved the following compensation arrangements for Mr. Farley, effective March 1, 2020: (i) an increase in his annual base salary from $1.1 million to $1.4 million; (ii) an increase in his Incentive Bonus target from $1.375 million to $1.89 million; and (iii) an increase in the value of his annual stock grant from $3.83 million to $5.0 million. In addition, on March 11, 2020, the Committee approved the following arrangement for Mr. Farley: in the event an individual other than Mr. Farley is elected as successor to James P. Hackett as President and Chief Executive Officer of Ford, a stock grant with a value of $2.5 million in unrestricted shares of Ford common stock will be made. If Mr. Farley is offered the position of President and Chief Executive Officer and he declines such offer, the stock grant will not be made. The Committee believes these arrangements are competitive and appropriately compensate Mr. Farley for his expanded role with Ford.

***
Effective May 1, 2019, Mr. Hinrichs was elected President, Automotive. In this role, Mr. Hinrichs had responsibility for Ford's global business units — North America, South America, Europe, China, and the International Markets Group, as well as overseeing the Ford and Lincoln brands. In addition, Mr. Hinrichs led all of Ford's automotive skill teams, including Product Development, Purchasing, Enterprise Product Line Management, Manufacturing & Labor Affairs, Marketing, Sales & Service, Quality & New Model Launch, Sustainability, Environmental & Safety Engineering, Information Technology, Customer Experience, and Government Affairs. In this role, Mr. Hinrichs was expected to lead Ford's drive to strengthen its Automotive operations and help deliver a sustainable global adjusted EBIT margin of at least 8%. Given the breadth of his assumed responsibilities, in May 2019 the Committee granted Mr. Hinrichs a base salary increase (see Base Salary on p. 51) and an equity grant valued at $2.18 million (see Long-Term Incentive Awards on p. 55).

  Effective March 1, 2020, Mr. Hinrichs retired from Ford. In addition to the compensation and benefits Mr. Hinrichs is entitled to receive as a retirement eligible executive at Ford, the Committee approved certain compensation and benefits for Mr. Hinrichs as follows: (i) severance payments equal to two-year's base salary to be paid ratably over two years, which payments will cease if Mr. Hinrichs is re-employed during that time and (ii) benefits under our Select Retirement Plan (see Potential Payments Upon Termination or Change in Control on p. 73). The Committee believes these arrangements are appropriate compensation for the many contributions Mr. Hinrichs made to Ford throughout his career.

ELEMENTS OF COMPENSATION

Element	BASE SALARY	ANNUAL CASH INCENTIVE AWARDS	LONG-TERM INCENTIVE AWARDS	BENEFITS AND PERQUISITES	RETIREMENT PLANS

Purpose	Base Level of Compensation	Incentive to Drive Near-Term Performance	Incentive to Drive Long-Term Performance and Stock Price Growth	Enhance Productivity and Development	Income Certainty and Security

Target	Fixed $	Fixed % of Salary	Fixed $ Value Equity Opportunity	Variable	% of Salary

Form of Delivery	Cash	Cash	Performance Units* and Time-Based Units*	Various	Cash

Company Performance/ Award	NA	0-200%	Performance Units 0-200%	NA	NA

*
A Performance Unit is an award of the right to earn up to a certain number of shares of common stock, Restricted Stock Units, or cash, or a combination of cash and shares of common stock or Restricted Stock Units, based on performance against specified goals established by the Compensation Committee under the Long-Term Incentive Plan. A Time-Based Unit represents the right to receive a share of common stock, or cash equivalent to the value of a share of common stock, when the restriction period ends, under the Long-Term Incentive Plan, as determined by the Compensation Committee.

50	EXECUTIVE COMPENSATION	2020 Proxy Statement

To achieve our objectives and to support our business strategy, compensation paid to our executives is structured to ensure that there is an appropriate balance among the various forms of compensation. The Committee attempts to strike appropriate balances by analyzing the competitive market for executive talent, our business results and forecasts, and our key strategic goals for the year.

The following comparisons, derived from the December 2019 Survey, show the various balances we achieved among our executive officer group (which includes officers in addition to the Named Executives) compared to the balances achieved by the survey group:

As the charts indicate, Ford's overall allocation is in line with the comparator group's median.

BASE SALARY

When considering increases to base salaries, the Compensation Committee considers the following factors:

•
the individual's job duties, performance, and achievements;

•
similar positions of responsibility within the Company (internal pay equity);

•
job tenure, time since last salary increase, retention concerns, and critical skills; and

•
level of pay relative to comparable positions at companies in the survey group.

The Compensation Committee reviews salaries of the Named Executives annually and at the time of a promotion or other major change in responsibilities. Our December 2019 Survey results indicate that salary is above the median for Messrs. Hackett, Stone, Farley, and Hinrichs. We believe that paying base salaries at or above the competitive survey is appropriate to retain executives throughout the business cycle.

The Committee decided not to grant annual salary increases for any of the Named Executives in April 2019 given the relative competitiveness of their salaries and in consideration of Messrs. Farley, Hinrichs, and Shanks having received increases in 2018. Also, Mr. Ford did not receive a base salary increase in 2019 in consideration of the Committee's and his desire to focus more of his compensation on equity-based grants. Mr. Hinrichs received a 25.7% salary increase effective May 1, 2019 in recognition of assuming the role of President, Automotive. Mr. Stone's employment agreement provided that his annual base salary be $1.1 million, prorated for 2019 from his start date as a Ford employee on April 15.

EXECUTIVE COMPENSATION	2020 Proxy Statement	51

ANNUAL CASH INCENTIVE AWARDS

As noted in Performance-Based Incentive Plans on pp. 43-44, the Committee applied corporate metrics for our Incentive Bonus Plan. The corporate metrics and weightings incentivize our executives to work together as a team in achieving common objectives with the desire to advance our strategic objectives and enhance TSR. In addition, corporate metrics in a global enterprise recognize the regional trade-offs that are frequently required to ensure overall corporate success on Company Adjusted EBIT Margin, Company Adjusted Free Cash Flow, and Company Revenue. While the Committee generally established corporate metrics, the Quality metric was based on the weighted average of individual market and Business Unit objectives. In 2019, the Committee set a formula that was based on the metrics set forth in the chart to the right for the Named Executives:

The Named Executives and their respective Incentive Bonus targets for the 2019 performance period were as follows:

Name	Target as % of Salary

James P. Hackett	200%
Messrs. Farley, Hinrichs, Shanks	125%
William Clay Ford, Jr.	59%

Mr. Stone's employment agreement established his 2019 Incentive Bonus target at $1.375 million, which was the minimum amount he would receive for the 2019 performance period. The Committee established targets for executive officers based on the individual's level of responsibility, competitive compensation data, internal pay equity considerations, past target amounts, as well as the need for flexibility to motivate and reward exceptional performance. The Incentive Bonus targets for Messrs. Farley, Hinrichs, and Shanks were established at 125% of salary in support of their efforts in implementing the smart redesign of the organization. In accordance with prior practice for the President and CEO position, the Committee established the target of 200% of salary for Mr. Hackett. The bonus targets for Messrs. Hackett, Stone, Farley, and Hinrichs were above the survey group's median.

Considering Mr. Ford's arrangements, which emphasize equity-based compensation, the Committee chose to maintain his Incentive Bonus target at $1 million, roughly 59% of his current salary. The Committee believes this arrangement is more appropriate for the position of Executive Chairman and focuses his efforts on long-term objectives.

2019 Incentive Bonus Plan Performance Results

The amount earned under the Incentive Bonus Plan was determined pursuant to a pre-established sliding scale,

based on various levels of achievement for each metric. If minimum performance levels had not been met for all metrics, the payout would have been zero. The scaling is based on a statistical methodology that considers historical performance-to-objective for each of the metrics. The Committee believes that a scale which allows a maximum award of 200% of target incentivizes executives to exceed business objectives.

As discussed in Management Recommendations on pp. 43-44, the Committee determined the metrics and targets for our 2019 incentive plans at its February and March 2019 meetings using the business plan approved by the Board at its December 2018 meeting. With that backdrop, the 2019 Company Revenue target increased from the 2018 Company Revenue target and actual performance because we expected a better product mix in a U.S. auto market that was expected to be slightly lower than 2018. The 2019 Company Adjusted EBIT Margin was set lower than the 2018 target, but higher than 2018 actual performance due to the effect of anticipated model launches during 2019. Refreshing our vehicle lineup is strategically important to our success and is expected to contribute to future margin improvement. The Company Adjusted Free Cash Flow target for 2019 was set higher because we expected to begin to see the benefits of our fitness initiatives. These targets were also consistent with our external guidance for 2019.

52	EXECUTIVE COMPENSATION	2020 Proxy Statement

The 2019 Incentive Bonus Plan Results table below indicates an overall achievement of 54% for the 2019 performance period. We underperformed on the Company Revenue, Company Adjusted EBIT Margin, and Company Adjusted Free Cash Flow metrics primarily due to issues which delayed the launch of our 2020 Explorer and 2020 Aviator products. We exceeded the Quality metric based on our global quality performance.

The Committee decided to reduce the payout of the Incentive Bonus Plan awards to 90% of the 54% performance factor achieved for Messrs. Hackett and Hinrichs due to the operational issues related to product launches mentioned above (see column (f) of the Summary Compensation Table on p. 62). In addition, at his request, Mr. Ford's 2019 Incentive Bonus was also paid out at 90% of the 54% performance factor achieved. Mr. Farley received 125% of the 54% performance factor achieved due to his exceptional performance (see columns (d) and (f) of the Summary Compensation Table on p. 62 and the Incremental Bonus discussion on p. 54). Mr. Stone's employment agreement provided a minimum payout of $1.375 million for the 2019 Incentive Bonus. Mr. Shanks was paid at the 54% performance factor achieved. The Committee believes the payouts at the levels discussed above are consistent with the performance-based nature of the Incentive Bonus Plan and hold executives accountable for their performance.

2019 INCENTIVE BONUS PLAN RESULTS

*
The Quality metric has a corporate target, which was a weighted average of the Business Units' quality performance. The weightings for the Things Gone Wrong and Customer Satisfaction elements of the Quality metric were as follows: North America — 37.3%; South America — 10.9%; Europe — 13.1%; Middle East & Africa — 2.9%; China — 23.3%; and Asia Pacific Operations — 12.6%. These weightings were based on the planned vehicle sales and registrations of the relevant Business Units for 2019. See the Quality Performance table below for an explanation of the targets and results for the 2019 performance period. The weightings for the Warranty Spend element of the Quality metrics were as follows: North America — 52.2%; South America — 16.6%; Europe — 22.8%; Middle East & Africa — 1.4%; China — 1.4%; and Asia Pacific Operations — 5.5%.

EXECUTIVE COMPENSATION	2020 Proxy Statement	53

INCENTIVE BONUS PLAN RESULTS 2019 — QUALITY PERFORMANCE*

*
The Global Quality metrics were developed from our Warranty Spending data and industry survey data that measures Things Gone Wrong and Customer Satisfaction at three months in service. To better understand the Quality metrics, we show the targets as the expected year-over-year increase or decrease vs. the prior year actual performance. Bracketed numbers would indicate expected year-over-year deterioration in the metrics while non-bracketed numbers indicate year-over-year improvements.

Name	Incentive Bonus Target Opportunity $	×	Business Performance Factor	=	Pre- Performance Rating Incentive Bonus Payout $	×	Performance Rating Factor	=	Final Incentive Bonus Payout $

James P. Hackett	3,600,000	×	54%	=	1,944,000	×	90%	=	1,749,600
Tim Stone	1,375,000	×	NA*	=	1,375,000	×	100%	=	1,375,000
William Clay Ford, Jr.	1,000,000	×	54%	=	540,000	×	90%	=	486,000
James D. Farley, Jr.	1,375,000	×	54%	=	742,500	×	125%	=	928,100
Joseph R. Hinrichs	1,750,000	×	54%	=	945,000	×	90%	=	850,500
Robert L. Shanks	1,250,000	×	54%	=	675,000	×	100%	=	675,000

Incentive Bonus Target Opportunity × Business Performance Factor (0 - 200%) × Performance Rating Factor

*
Mr. Stone's employment agreement provided that the minimum Incentive Bonus he would receive for 2019 performance was $1,375,000. Because the Business Performance Factor was 54%, $742,500 is reported in column (f) of the Summary Compensation Table and the remaining 46%, $632,500, is included in column (d) as a bonus (see p. 62).

Incremental Bonuses

The Committee may create an individual performance fund to recognize and reward executives who exhibit exceptional performance during the performance year. In February 2020 the Committee created an individual performance fund and recognized Mr. Farley's performance with an incremental bonus beyond the Incentive Bonuses earned for the 2019 performance year (see column (d) of the Summary Compensation Table on p. 62).

Mr. Farley's leadership in deepening our relationships with Volkswagen and Mahindra furthered our progress in the autonomous vehicle and electrification spaces, as well as enhanced our emerging markets strategy. In addition, Mr. Farley played a key role in expanding technology partnerships, including with Amazon Web Services. He has also further refined the development of our 2030 tech strategy. The Committee determined that Mr. Farley's demonstrated leadership in these areas critical to our future objectives of delivering to customers new propulsion choices, developing a viable and profitable autonomous vehicle business, and creating and scaling connected services our customers and partners will embrace deserved recognition.

54	EXECUTIVE COMPENSATION	2020 Proxy Statement

LONG-TERM INCENTIVE AWARDS

Our equity-based incentive awards are tied to our performance and the future value of our common stock. These awards are intended to focus executive behavior on our longer-term interests because today's business decisions affect Ford over several years.

Based on a competitive peer survey group analysis by the Committee's consultant, we informed you in our 2019 CD&A that the Committee adopted a ratio of Performance Units to Time-Based Units of 60% — 40%. This change better aligns our equity grant practices with our peer group and reduced compensation risk to the Company's stock award participants.

Another change we informed you of last year, that also resulted from a peer group analysis, was the accruing of dividend equivalents on unvested equity awards. For Time-Based Unit grants made in 2018 and following years, dividend equivalents accrue as if reinvested resulting in additional Time-Based Units. For the 2019 grants, the Committee decided that when the underlying Time-Based Units vest, the accrued Time-Based Units resulting from the dividend equivalents will be paid in cash based on the fair market value of a share of Ford common stock on the date of vest.

For Performance Unit grants made in 2018 and following years, dividend equivalents accrue as if reinvested resulting in additional Performance Units based on 100% of the target Performance Unit opportunity. For the 2019 grants, the Committee decided that the accrued Performance Units will be paid in cash at the end of the performance period based on the fair market value of a share of Ford common stock on the date of vest; however, the accrued Performance Units resulting from dividend equivalents are paid out based on the same performance factor as the underlying Performance Unit. For example, if the performance factor for the underlying Performance Unit was 75%, then only 75% of the accrued Performance Units will be paid.

In general, the total value of equity-based grants in 2019 was determined based on the following considerations:

•
job responsibilities and future contribution assessment to our long-term performance;

•
retention needs;

•
historical share allocations;

•
competitive level of grants for job matches in the survey group;
•
the value of equity-based grants made to the executive in the prior year; and

•
the total number of equity-based grants awarded to our employees.

In granting equity awards, the Committee determined a target dollar value of equity awards to grant to each recipient. For the Named Executives, this target dollar value was converted into a number of Performance Units and Time-Based Units based on the fair market value (closing price) of Ford common stock on the date of grant. The target dollar value of the annual equity awards for Messrs. Farley and Hinrichs was approximately $3.8 million, and for Mr. Shanks was approximately $3.0 million, which was consistent with internal equity and competitive market data. Mr. Stone's employment contract specified that his 2019 equity grant was valued at $4.3 million and awarded in Time-Based Units that vest ratably over three years. Mr. Hackett's equity grant value was $13.0 million, and Mr. Ford's was $10.3 million.

As noted in Named Executive Officers on pp. 49-50, the Committee approved additional equity grants for Messrs. Farley and Hinrichs each consisting of 60% Performance Units and 40% Time-Based Units (see Grants of Plan-Based Awards Table in 2019 on p. 64). Mr. Hinrichs's grant date was May 15 and valued at $2.18 million. The Time-Based Units will vest ratably over three years. The Performance Units have the same metrics and objectives as the annual Performance Unit grants and the Final Award, if any, will be awarded on May 15, 2022. The Committee made this grant in consideration of Mr. Hinrichs's assumption of an expanded operational role as President, Automotive, which encompasses all operational aspects of our automotive business.

Mr. Farley's grant dates were May 15 and December 11. The May grant was valued at $680,000 and the December grant was valued at $1.5 million. The Time-Based Units will vest ratably on May 15, 2020, May 15, 2021, and May 15, 2022. The Performance Units have the same metrics and objectives as the annual Performance Unit grants and the Final Award, if any, will be awarded on May 15, 2022. The Committee made these grants in consideration of Mr. Farley's appointment and performance as President New Businesses, Technology & Strategy during 2019 (see Incremental Bonus discussion on p. 54) and his anticipated future contributions in that role.

The competitive survey indicates that equity-based compensation was at the median for Messrs. Hackett and Stone, and above the median for Messrs. Farley and Hinrichs.

EXECUTIVE COMPENSATION	2020 Proxy Statement	55

Time-Based Unit Grants

For 2019, 40% of an executive's annual equity-based compensation was awarded in Time-Based Units. In general, these units vest over three years at a rate of 33%-33%-34%.

Performance Unit Grants

Annual Performance Unit grants comprise 60% of an executive's equity-based compensation. The 2019 Performance Unit grants are measured through a mix of internal and external financial metrics over a three-year period. The financial metrics have a 75% weighting, and the external relative TSR metric has a 25% weighting. The financial metrics are based on the forward year business plan approved at the December Board of Directors meeting immediately prior to the beginning of the three-year performance period — that is, the metrics for the 2019 Performance Unit grants with a 2019-2021 performance period were based on our business plan approved at the December 2018 Board meeting. These metrics are fixed and are not changed over the three-year performance period.

The financial metrics are as follows:

•
Company Adjusted EBIT Margin (weighted at 50%): Performance is measured against a three-year average margin target.

•
External Annual ROIC (weighted at 50%): Performance is measured against a three-year average External Annual ROIC target.

Performance to these metrics is measured at the end of year three and is multiplied by a weighting of 75%. Similar to the Incentive Bonus Plan, the maximum that can be achieved for any one metric is 200%.

Because the 2019 Performance Unit grant has a three-year performance period, performance objectives and performance results will not be disclosed until the 2022 Proxy Statement. We are not disclosing the 2019 Performance Unit objectives now because providing three-year objectives for our Company Adjusted EBIT Margin and External Annual ROIC would provide competitors with insight into our business plan that could substantially harm Ford's business interests. For example, disclosing our three-year Company Adjusted EBIT Margin target could provide competitors insight into our market share strategy and potential entry into, or exit from, markets. Our three-year External Annual ROIC target can provide competitors insight into matters such as capital expenditures and potential cost cutting measures. The Committee believes the targets to be achievable while incentivizing executives to exceed expectations.

The external financial metric is Ford's relative TSR performance compared to a peer group of companies. A key objective of our strategy to achieve automotive leadership is to deliver superior TSR among automotive manufacturers, automotive suppliers, and major industrial companies.

At the end of the three-year performance period, Ford's TSR performance will be evaluated against a peer group of companies approved by the Committee at the time of the grant ("TSR Peer Group"). The TSR Peer Group was comprised of the top ten automobile manufacturers (including Ford) by market capitalization, the top five automotive suppliers by market capitalization, and ten large industrial companies with business models similar to Ford. The Committee decided to use a peer group of companies more closely aligned with our business (global automotive and manufacturing) than the compensation survey group listed on p. 44 because our TSR performance is more competitively aligned with those companies, while our compensation peer group is more closely aligned with the market for our executive talent. For the 2019 Performance Unit grants, the TSR Peer Group consisted of the following:

Automotive Manufacturers:

Toyota	Ford
Daimler	General Motors
Volkswagen	Nissan
BMW	Hyundai
Honda	Tesla

Auto Suppliers:

Continental	Magna
Denso	Aisin Seiki
Aptiv

Industrial Companies:

General Electric	DowDuPont
United Technologies	Deere
3M	Caterpillar
Boeing	General Dynamics
Honeywell	Arconic

The TSR performance is calculated as follows:

•
90th percentile and above: 200% of target

•
greater than or equal to 75th to less than 90th percentile: 150% — 199% of target

•
greater than or equal to 50th to less than 75th percentile: 100% — 149% of target

56	EXECUTIVE COMPENSATION	2020 Proxy Statement

•
greater than or equal to 25th to less than 50th percentile: 50% — 99% of target

•
less than 25th percentile: 0% of target

Performance Factor.    The weighted financial metric performance is added to the relative TSR metric performance to arrive at the overall performance factor for Performance Units. This performance factor is multiplied by the Performance Unit target opportunity for the executive to produce the Final Award, ranging from 0% to 200% of the target opportunity. The Final Award is paid in unrestricted shares of Ford common stock.

The Committee believes this structure provides appropriate incentives for executives to over-achieve in one or more metrics and provides sufficient recognition for such over-achievement while not encouraging excessive risk-taking behavior.

The graphic below demonstrates how the 2019 Performance Unit grant aligns executive interests with shareholder interests.

2017 Performance Unit Results

The performance period of the 2017 Performance Unit grant ended on December 31, 2019. The structure, metrics, and weightings for the 2017 Performance Unit Grant are detailed in the charts below. The TSR peer group for the 2017 Performance Unit grant was as follows:

Automotive Manufacturers:

Toyota	Ford
Daimler	General Motors
Volkswagen	Nissan
BMW	Subaru
Honda	Tesla

Auto Suppliers:

Continental	Magna
Denso	Valeo
Delphi (Aptiv)

Industrial Companies:

General Electric	DowDuPont
United Technologies	Dow Chemical
3M	Caterpillar
Boeing	General Dynamics
Honeywell	Arconic

The 2017 Performance Unit Results table on p. 58 indicates an overall achievement of 45% for the 2017-2019 performance period. The Committee decided to pay out the Performance Unit Final Awards to the Named Executives at the 45% of the target level that was achieved. The Committee believed a payout at the level achieved was appropriate. This demonstrates our pay-for-performance philosophy. Mr. Stone was not an employee of the Company when the 2017 Performance Unit grants were made and, therefore, did not receive a Final Award.

The 2017 Performance Unit Results table on p. 58 shows our performance against the 2017 Performance Unit metrics.

EXECUTIVE COMPENSATION	2020 Proxy Statement	57

2017 PERFORMANCE UNIT RESULTS

Financial Metrics — 75% Weighting

Total 2017 Performance Unit Results
Financial Metrics		Total

Weighting	75%
x
Performance	42%	32%

+
Relative TSR Metric
Weighting	25%
x
Performance
(Third Quartile)	52%	13%

		45%

Name	2017 Performance Unit Target Opportunity # Units	×	Business Performance Factor	=	Final 2017 Performance Unit Payout # Units

James P. Hackett	674,393	×	45%	=	303,476
Tim Stone	NA	×	NA	=	NA
William Clay Ford, Jr.	610,189	×	45%	=	274,585
James D. Farley, Jr.	226,303	×	45%	=	101,836
Joseph R. Hinrichs	218,601	×	45%	=	98,370
Robert L. Shanks	218,601	×	45%	=	98,370

58	EXECUTIVE COMPENSATION	2020 Proxy Statement

BENEFITS AND PERQUISITES

We provided certain perquisites and other benefits to senior management in 2019, the most significant of which are summarized below. The Committee annually reviews our policies on perquisites and other benefits. The cost of these perquisites and other benefits are included in column (h) of the Summary Compensation Table on p. 62.

Personal Travel    Company policy does not allow the President and CEO or the Executive Chairman to fly commercially due to security concerns. Consequently, the Company pays the costs associated with their use of private aircraft for business and personal travel. The families of these persons are allowed to accompany them on trips when they travel on private aircraft.

Requiring the President and CEO and the Executive Chairman to use private aircraft for all travel provides significant benefits to Ford. First, the policy is intended to ensure their personal safety as they both maintain significant public roles for Ford. Second, use of private aircraft maximizes their availability for Ford business.

Evaluation Vehicle Program    We maintain a program that provides certain employees with the use of two Company vehicles free of charge. This program requires participants to provide written evaluations on a variety of our vehicles, providing important feedback on the design and quality of our products.

Other Services    For certain executive officers, including the Named Executives, we provide a home security evaluation and security system. We also provide an allowance to senior managers for financial counseling services and estate planning. We pay for approximately 75% of the cost of the financial planning service up to $7,000. The safety and security (personal and financial) of our executives is critically important. We believe the benefits of providing these programs outweigh the relatively minor costs associated with them.

In addition, as part of Mr. Stone's employment agreement, we agreed to pay the legal fees incurred by him with respect to the negotiation of his employment agreement.

Tax Reimbursement    The Committee has eliminated tax gross-ups for most executive perquisites. As part of the Company's temporary living/relocation policy, however, the Company provides certain tax reimbursement for all levels of employees who relocate at the Company's request, including relocations pursuant to international service assignments. The Committee believes that not reimbursing taxes for employees who move at the Company's request is an unfair financial burden. This policy removes any financial disincentive for an executive to relocate and, therefore, enhances the Company's ability to have its executives gain experience in a variety of our global operations.

In addition, the Internal Revenue Service informed us that it would require us to impute the value of the vehicles provided to executives under the Evaluation Vehicle Program discussed above. As a result, the Committee decided to provide tax relief for the participants of the program. The Evaluation Vehicle Program is available to Company officers and employees who are one Leadership Level below the officer level. The Committee decided to provide tax reimbursement so that the Company could continue to receive participant vehicle evaluation data and to provide a valuable benefit to our executives.

RETIREMENT PLANS

In general, we believe that the retirement plans described below serve several worthwhile business purposes, including retaining leadership talent, providing income security to long serving executives, and providing flexibility to us in transferring executives among our operations. We believe these programs to be reasonable and appropriate considering competitive practices and our executives' total compensation program. For additional information, see the Pension Benefits in 2019 table on pp. 67-68 and the Nonqualified Deferred Compensation in 2019 table on p. 69.

The amounts shown in column (g) of the Summary Compensation Table on p. 62 can vary significantly year to year. These amounts are driven by assumptions regarding discount rates and mortality tables, as well as plan design, years of service, base pay, and the age of the employee. These amounts do not reflect compensation that was paid for any year shown.

Pre-2004 Plans    Our General Retirement Plan ("GRP") provides a tax-qualified defined benefit for each year of non-contributory participation by employees in the U.S. hired before January 1, 2004 and added benefits for those who make contributions. We also have three other nonqualified retirement plans for certain eligible employees. The Supplemental Executive Retirement Plan ("SERP") provides a supplemental monthly benefit calculated on a percentage of final average pay and service. The Benefit Equalization Plan ("GRP-BEP") provides eligible employees with benefits substantially equal to those they could have received under the GRP but were not able to because of Internal Revenue Code

EXECUTIVE COMPENSATION	2020 Proxy Statement	59

limitations. The Executive Separation Allowance Plan ("ESAP") provides a percentage of salary, based on age and service, from the time of separation until age 65 to certain eligible executives who separate from employment after age 55 (age 52 if retiring under our Select Retirement Plan ("SRP")).

The SRP is a voluntary retirement program offered from time-to-time for select U.S. management employees. The Committee believes the SRP provides flexibility in executive succession planning.

Messrs. Ford, Hinrichs, and Shanks are eligible for benefits under the GRP, SERP, GRP-BEP, and ESAP. During the period for which Mr. Ford did not receive a cash salary (i.e., November 2001 through July 2010), each of these plans, including the SRP, had been amended in order to provide him with benefits using a notional annual base salary.

Benefits under SERP, SRP, ESAP, and GRP-BEP are not funded. In addition, in accordance with Code Section 409A, benefits that accrued or vested on or after January 1, 2005 under these plans may not be paid to certain key executives until at least six months following their separation from employment. Messrs. Hackett, Stone, and Farley are not eligible to participate in the GRP, GRP-BEP, SRP, SERP, or ESAP.

Post-January 1, 2004 Plan    Consistent with our Strategy Statement (see Compensation Philosophy and Strategy on pp. 42-43) to develop benefit programs that provide employees with income security and protection from catastrophic loss while minimizing our long-term liabilities, Ford adopted a tax qualified defined contribution retirement plan, the Ford Retirement Plan ("FRP"), for salaried employees hired or rehired on or after January 1, 2004 in the U.S.

The FRP was adopted in order to provide us with more predictable retirement benefit costs and reduced financial statement volatility. These goals are achieved through a stable contribution schedule and the transfer of financial and demographic risks from us to plan participants while still providing employees with the opportunity for adequate income in retirement. We also have nonqualified plans for employees who participate in the FRP. Under the FRP-Benefit Equalization Plan ("FRP-BEP"), employees, including Messrs. Hackett, Stone and Farley, receive benefits substantially equal to those they would have received under the FRP but were not able to because of Internal Revenue Code limitations. The Defined Contribution Supplemental Executive Retirement Plan ("DC SERP") provides certain executives a notional account balance which provides retirement benefits in addition to those provided by the FRP. Company contributions are calculated as a percentage of base salary based on the executive's age and position. To be eligible for DC SERP payments after separation, an executive must be at least age 55 with 10 years of Company service, have at least 5 years of service at Leadership Level 4 or above immediately preceding separation, and separate with Company approval.

60	EXECUTIVE COMPENSATION	2020 Proxy Statement

At the 2019 Annual Meeting, we asked you to approve the compensation of the Named Executives as presented in our 2019 Proxy Statement. You approved the compensation of the Named Executives with 95.6% of the votes cast "For" approval. This result was consistent with the 2015-2018 Say-on-Pay results, which had approval rates of around 96.5%. We are pleased that investors support our compensation philosophy, policies, and programs.

We met with institutional investors in the autumn of 2019 to discuss corporate governance topics and any executive compensation related concerns. In general, investors were pleased with our compensation programs in 2019 and did not note any additional concerns.

At its December meeting the Committee adopted policies related to the hedging and pledging of Ford common stock by officers (see Corporate Governance on p. 16). The Committee also amended the Compensation Committee Charter to include review of significant people-related strategies by the Committee. We believe the adoption of these policies are important governance steps that further enhance our executive compensation programs and policies as we strive to achieve our aspiration to become the world's most trusted company.

•

Named Executives' compensation is tied to our 2019 and 2017-2019 performance periods

•

Adopted policies that prohibit the hedging of exposure to Ford common stock by officers and limits the pledging of Ford common stock by officers

•

80% of our Named Executives' target compensation is performance-based (with the exception of Mr. Stone due to his employment agreement)

•

Our Global Compensation and Benefits Philosophy, Strategy, and Guiding Principles include a gender pay equity statement

•

Executive stock ownership goals continue to align the interests of executives with shareholders

•

The Committee amended its Charter to include review of significant people-related strategies to enhance oversight of human capital management

•

In 2019 we continued a modest share buyback program to offset the dilutive effect of our equity compensation plans

•

Executive pay practices are tied to robust risk and control features

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) with management. Based on this review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019.

Compensation Committee
Anthony F. Earley, Jr. (Chair)	John C. Lechleiter
John L. Thornton	John S. Weinberg

EXECUTIVE COMPENSATION	2020 Proxy Statement	61

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2019, the Compensation Committee was comprised of Anthony F. Earley, Jr., John C. Lechleiter, Ellen R. Marram, John L. Thornton, and John S. Weinberg, none of whom is an employee or a current or former officer of the Company and none of whom had any relationship with the Company requiring disclosure.

COMPENSATION OF NAMED EXECUTIVES

The table below shows 2019 compensation for James P. Hackett, our President & CEO, Tim Stone, our Chief Financial Officer, Robert L. Shanks, our former Chief Financial Officer, and the three most highly compensated executive officers at the end of 2019.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus [1] ($)	Stock Awards [2] ($)	Non-Equity Incentive Plan Compensation [3] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings [4] ($)	All Other Compensation [5] ($)	Total ($)

James P. Hackett	2019	1,800,000	0	13,188,269	1,749,600	0	617,637	17,355,506
President and Chief	2018	1,800,000	0	12,743,125	2,592,000	0	617,710	17,752,835
Executive Officer	2017	1,344,333	1,000,000	10,366,420	3,600,000	0	420,971	16,731,724

Tim Stone	2019	783,338	1,482,500	4,299,992	742,500	0	1,009,923	8,318,253
Chief Financial Officer

William Clay Ford, Jr.	2019	1,700,000	0	10,449,163	486,000	2,646,771	1,475,316	16,757,250
Executive Chairman	2018	1,700,000	0	10,096,459	720,000	0	1,323,267	13,839,726
	2017	1,650,000	0	10,266,426	1,000,000	1,192,132	1,517,541	15,626,099

James D. Farley, Jr.	2019	1,100,000	185,600	6,086,486	742,500	0	246,893	8,361,479
President — New Businesses,	2018	1,075,000	0	3,744,511	792,000	0	249,077	5,860,588
Technology and Strategy*	2017	973,417	200,000	8,807,539	1,000,000	0	2,492,602	13,473,558

Joseph R. Hinrichs	2019	1,304,667	0	6,086,504	850,500	2,644,458	132,756	11,018,885
President — Automotive*	2018	1,107,250	97,920	3,617,080	802,080	68,485	122,640	5,815,455
	2017	1,081,000	0	8,677,954	1,087,000	1,170,817	107,778	12,124,549

Robert L. Shanks	2019	1,000,000	0	3,043,407	675,000	3,482,035	116,634	8,317,076
Former Chief Financial Officer	2018	971,250	0	6,617,074	720,000	0	111,841	8,420,165
	2017	879,750	309,750	3,677,961	885,000	893,185	98,571	6,744,217

*
The titles shown for Messrs. Farley and Hinrichs reflect their titles as of December 31, 2019. Effective March 1, 2020, Mr. Farley became Chief Operating Officer and Mr. Hinrichs retired.

1
The amounts shown for 2019 reflect a discretionary incremental bonus award paid in 2020 for 2019 performance (see Compensation Discussion and Analysis — Incremental Bonuses on p. 54) and in Mr. Stone's case reflect (i) an $850,000 signing bonus and (ii) 46% of the $1.375 million Incentive Bonus he was guaranteed to received pursuant to his employment agreement (see Compensation Discussion and Analysis — Named Executive Officers on p. 49); the amount shown for 2018 reflects a discretionary incremental bonus award paid in 2019 for 2018 performance; and the amounts shown for 2017 reflect discretionary incremental bonus awards paid in 2018 for 2017 performance and in Mr. Hackett's case, reflect an award upon his accession to the role of President and Chief Executive Officer.

2
The amounts shown in column (e) reflect the aggregate grant date value computed in accordance with FASB ASC Topic 718 for stock-based awards for each of the Named Executives for the years ended December 31, 2019, 2018, and 2017. The assumptions used for the 2019, 2018, and 2017 calculations can be found at Note 6 to our audited financial statements in Ford's Annual Report on Form 10-K for the year ended December 31, 2019; Note 6 to our audited financial statements in Ford's Annual Report on Form 10-K for the year ended December 31, 2018; and Note 6 to our audited financial statements in Ford's Annual Report on Form 10-K for the year ended December 31, 2017, respectively. Pursuant to SEC rules, we disregarded the estimate of forfeitures related to service-based vesting conditions.

For stock awards granted in 2019, 2018, and 2017, the amounts shown in column (e) reflect grant date values for both Time-Based Units and Performance Units. For those portions of the amounts that relate to the 2019, 2018, and 2017 Performance Units, such amounts reflect the grant date values of such awards that are subject to performance conditions (financial metrics) and market conditions (relative TSR performance). The grant date values shown above for the 2019, 2018, and 2017 Performance Units are reported based upon the probable outcome of such conditions as of the respective dates of grant. Pursuant to SEC rules, for those parts of the Performance Unit grants that are subject to performance conditions, the following table shows the values of such awards at their respective grant dates assuming that

62	EXECUTIVE COMPENSATION	2020 Proxy Statement

  the highest levels of the performance conditions are achieved. For those parts of the Performance Unit grants that are subject to market conditions, the potential maximum values are factored into the awards' calculated grant date fair values (see Long-Term Incentive Awards on pp. 55-58 for a discussion of the 2019 Performance Unit grants, the financial metrics, relative TSR metric, and the weightings of each).

Name	Year	Performance Conditions ($)	Market Conditions ($)

James P. Hackett	2019	11,699,986	2,138,277
	2018	11,700,000	1,693,125
	2017	11,699,950	1,916,460

Tim Stone	2019	NA	NA

William Clay Ford, Jr.	2019	9,269,989	1,694,170
	2018	9,269,978	1,341,479
	2017	11,587,495	1,897,685

Name	Year	Performance Conditions ($)	Market Conditions ($)

James D. Farley, Jr.	2019	5,399,958	986,524
	2018	3,437,990	497,517
	2017	4,297,488	703,805

Joseph R. Hinrichs	2019	5,399,956	986,537
	2018	3,320,990	480,586
	2017	4,151,214	679,858

Robert L. Shanks	2019	2,699,983	493,423
	2018	3,320,990	480,586
	2017	4,151,214	679,858

3
The amounts shown in column (f) reflect awards earned by the Named Executives under the Incentive Bonus Plan (see Compensation Discussion and Analysis — Annual Cash Incentive Awards on pp. 52-54).

4
The amounts shown in column (g) reflect the net increase, if any, in the actuarial present value of accumulated benefits under the various Company plans arising from the passage of time, additional benefits accrued, and changes in the actuarial assumptions. The combined impact of these elements during 2019 resulted in increases in present values for Messrs. Ford, Hinrichs, and Shanks. The increase in present value was primarily explained by a decrease in discount rates in addition to the value of additional benefits accrued. For 2018, the amounts shown for Messrs. Ford and Shanks are $0 per proxy rules because the change in pension value was negative for them for 2018. For 2019, the accrued pension benefits are measured from December 31, 2018 to December 31, 2019; for 2018 the accrued pension benefits are measured from December 31, 2017 to December 31, 2018; and for 2017, the accrued pension benefits are measured from December 31, 2016 to December 31, 2017. Messrs. Hackett, Stone, and Farley do not participate in the Company's defined pension benefits plans. See the Pension Benefits in 2019 table and related footnotes on pp. 67-68 for additional information, including the present value assumptions used in these calculations. None of the Named Executives received preferential or above-market earnings on deferred compensation.

5
The following table summarizes the amounts shown in column (h) for 2019.

ALL OTHER COMPENSATION IN 2019

Name	Perquisites and Other Personal Benefits [i] ($)	Tax Reimbursements ii ($)	Life Insurance Premiums iii ($)	Company Contributions to Retirement and 401(k) Plans iv ($)	Other [v] ($)	Total ($)

James P. Hackett	150,880	16,338	14,985	28,000	407,434	617,637
Tim Stone	738,613	123,963	2,429	21,000	123,918	1,009,923
William Clay Ford, Jr.	1,371,196	13,468	14,152	12,600	63,900	1,475,316
James D. Farley, Jr.	28,546	6,981	7,866	28,000	175,500	246,893
Joseph R. Hinrichs	44,308	26,265	3,473	12,600	46,110	132,756
Robert L. Shanks	44,044	14,681	12,909	12,600	32,400	116,634
i
For a description of perquisites relating to personal use of private aircraft, our Evaluation Vehicle Program, and security, financial planning, and other services for Named Executives, see Compensation Discussion and Analysis — Benefits and Perquisites on p. 59. Other perquisites and personal benefits whose incremental costs are included in the amounts shown consist of the following: personal use of Company cell phones, foreign tax preparation fees related to international assignments, personal use of car and driver service, annual executive health exams, charitable gifts related to Company Board service, ground transportation services, legal fees, fuel and car washes related to the evaluation vehicles, temporary housing/living expenses, and relocation expenses.

Executives also may make personal use of Company season tickets to athletic events, but such use does not result in incremental cost to the Company because the tickets are for business use and when the executive uses them for personal use, the executive pays for any additional costs associated with such personal use.

Amounts for the Named Executives include the incremental costs to the Company for providing certain perquisites and other benefits during 2019. For Mr. Ford, the amount shown includes $419,275 for personal use of aircraft and $899,219 for security. For Mr. Hackett, the amount shown includes $91,523 for personal use of aircraft. For Mr. Stone, the amount shown includes $692,652 for relocation expenses and housing assistance.

EXECUTIVE COMPENSATION	2020 Proxy Statement	63

  During 2019, for use of private aircraft, we calculated the aggregate incremental cost using a method that takes into account the following: (i) the variable cost per flight hour, including supplies and catering, aircraft fuel, and oil expenses, maintenance, parts, and external labor, and flight crew travel expenses; (ii) landing/parking/hangar storage expenses; (iii) any customs, foreign permit, and similar fees; and (iv) positioning flight costs. We calculated the aggregate incremental cost of security as the actual cost incurred to provide these benefits. We calculated the aggregate incremental cost of providing the evaluation vehicles by estimating the lease fee for a comparable vehicle under our Management Lease Program. The lease fee under that program takes into account the cost of using the vehicle, maintenance, license, title and registration fees, and insurance.

ii
As stated in the CD&A, we provide tax benefits to those employees who relocate at the Company's request. We also provide tax relief for the imputed income from our Evaluation Vehicle Program. See Compensation Discussion and Analysis — Benefits and Perquisites on p. 59 for a discussion of our Tax Reimbursement policy.

iii
Amounts shown reflect the dollar value of premiums paid by the Company for life insurance in an amount equal to three times an employee's salary. Employees may purchase additional life insurance and these premiums are payroll deducted with no additional Company contributions or cost.

iv
The amounts shown for Messrs. Hackett, Stone, and Farley reflect contributions made to their Ford Retirement Plan accounts (see Compensation Discussion and Analysis — Retirement Plans on pp. 59-60) and Company matching contributions to their 401(k) accounts. The amounts for the other Named Executives reflect Company matching contributions to their employee 401(k) accounts.

v
The amounts shown for Messrs. Ford, Hinrichs, and Shanks primarily reflect contributions made to a nonqualified benefit equalization plan related to the Company's 401(k) plan (see Nonqualified Deferred Compensation in 2019 table and footnotes 1 and 2 on p. 69). The amounts shown for Messrs. Hackett, Stone, and Farley primarily reflect Company contributions to a nonqualified benefit equalization plan related to the Ford Retirement Plan and contributions made to a nonqualified benefit equalization plan related to the Company's 401(k) plan.

GRANTS OF PLAN-BASED AWARDS IN 2019

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards [2]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) [3]	Grant Date Fair Value of Stock and Option Awards ($) [4]

James P. Hackett	3/19/2019	3/13/2019					896,551	1,793,102		7,988,270
	3/19/2019	3/13/2019							597,701	5,199,999
	3/18/2019	3/13/2019		3,600,000	7,200,000

Tim Stone	4/15/2019	3/13/2019							460,878	4,299,992
	4/15/2019	3/13/2019		1,3750,000	2,750,000

William Clay Ford, Jr.	3/19/2019	3/13/2019					710,344	1,420,688		6,329,165
	3/19/2019	3/13/2019							473,563	4,119,998
	3/18/2019	3/13/2019		1,000,000	2,000,000

James D. Farley, Jr.	3/4/2019	2/14/2019					260,158	520,316		2,347,276
	5/15/2019	5/8/2019					39,382	78,764		417,745
	12/11/2019	12/11/2019					98,792	197,584		921,482
	3/4/2019	2/14/2019							173,439	1,527,998
	5/15/2019	5/8/2019							26,254	271,991
	12/11/2019	12/11/2019							65,861	599,994
	3/18/2019	2/14/2019		1,375,000	2,750,000

Joseph R. Hinrichs	3/4/2019	2/14/2019					260,158	520,316		2,347,276
	5/152019	3/21/2019					126,254	252,508		1,339,239
	3/4/2019	2/14/2019							173,439	1,527,998
	5/15/2019	3/21/2019							84,169	871,991
	3/18/2019	2/14/2019		1,750,000	3,500,000

Robert L. Shanks	3/4/2019	2/14/2019					204,313	408,626		1,843,415
	3/4/2019	2/14/2019							136,208	1,199,992
	3/18/2019	2/14/2019		1,250,000	2,500,000

1
The amounts shown in columns (e) and (f) represent the target and maximum amounts payable for 2019 performance under the Incentive Bonus Plan. Our Incentive Bonus Plan does not have a formal threshold award in that there is no minimum amount payable for a certain level of performance under the plan. The Compensation Committee exercises discretion as to whether to make payouts if performance does not achieve target levels. The material terms of the awards are described in Compensation Discussion and Analysis — Annual Cash Incentive Awards at pp. 52-54. For actual payouts made under the Incentive Bonus Plan for 2019 performance, see column (f) of the Summary Compensation Table on p. 62.

64	EXECUTIVE COMPENSATION	2020 Proxy Statement

2
For each of the Named Executives, the amounts shown in columns (h) and (i) consist of annual grants of Performance Units that provide an opportunity to earn a Final Award of unrestricted common stock for 2019-2021 performance. The amounts shown represent the target and maximum amounts of the opportunity. The 2019 Performance Unit grants do not have a formal threshold award in that there is no minimum amount payable for a certain level of performance under the grants. The Compensation Committee exercises discretion as to whether to make payouts if performance does not achieve target levels. 2019-2021 performance will be measured against the metrics and weightings discussed in Compensation Discussion and Analysis — Long-Term Incentive Awards on pp. 55-57. The Final Awards that will be earned, if any, for 2019-2021 performance will be paid out in unrestricted shares of Ford common stock, less shares withheld to pay tax obligations.

3
The amounts shown in column (j) represent Time-Based Unit grants. The Time-Based Units generally have a vesting feature whereby one-third of each grant vests after the first anniversary of the grant date, an additional one-third after the second anniversary, and the final one-third after the third anniversary. If a grantee retires, becomes disabled, or dies, his or her grant continues to vest according to the original vesting schedule. In most other instances of employment termination, all grants generally end upon termination of employment. Time-Based Units are subject to certain conditions, including not engaging in competitive activity. Time-Based Units generally cannot be transferred except through inheritance. In general, each grantee agrees to remain a Ford employee for at least six months from the date of the grant.

4
The amounts shown in column (k) represent the full grant date value of each equity-based award shown in the table for each Named Executive computed under FASB ASC Topic 718. The assumptions used in calculating the grant date value can be found at Note 6 to our audited financial statements in Ford's Annual Report on Form 10-K for the year ended December 31, 2019. For awards subject to performance conditions, the values shown are based upon the probable outcome of such conditions as of the grant date.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

	Option awards				Stock awards

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name	Number of securities underlying unexercised options # exercisable	Number of securities underlying unexercised options # unexercisable	Option exercise price ($)	Option expiration date [1]	Number of shares or units of stock that have not vested (#) [2]	Market value of shares or units of stock that have not vested ($) [3]	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#) [4]	Equity incentive plan awards: market or payout value of unearned shares, units, or other rights that have not vested ($) [5]

James P. Hackett
					1,009,133	9,384,937	2,320,944	21,584,779

Tim Stone
					460,878	4,286,165	0	0

William Clay Ford, Jr.
	286,415		15.37	03/03/2024	811,860	7,550,298	1,914,763	17,807,296
	347,912		12.75	03/03/2023
	595,238		12.46	03/04/2022
	412,735		14.76	03/02/2021
	1,320,754		12.98	08/04/2020
	485,436		12.69	03/02/2020

James D. Farley, Jr.
	118,657		15.37	03/03/2024	846,679	7,874,115	845,019	7,858,677
	79,921		12.75	03/03/2023
	43,368		12.46	03/04/2022
	30,071		14.76	03/02/2021

Joseph R. Hinrichs
	130,932		15.37	03/03/2024	838,726	7,800,152	817,897	7,606,442
	79,921		12.75	03/03/2023
	43,368		12.46	03/04/2022
	88,443		14.76	03/02/2021

Robert L. Shanks
	130,932		15.37	03/03/2024	544,533	5,064,157	635,798	5,912,921
	119,284		12.75	03/03/2023
	153,061		12.46	03/04/2022
	33,018		14.76	03/02/2021
	32,341		12.69	03/02/2020

EXECUTIVE COMPENSATION	2020 Proxy Statement	65

1
The table below details the vesting schedule for stock option grants based on the termination date of the relevant grant. In general, option grants vest 33% one year after the grant date, 66% two years after the grant date, and in full three years after the grant date.

Option Expiration Dates	Option Vesting Dates

	33%	33%	34%

03/03/2024	03/04/2015	03/04/2016	03/04/2017
03/03/2023	03/04/2014	03/04/2015	03/04/2016
03/04/2022	03/05/2013	03/05/2014	03/05/2015
03/02/2021	03/03/2012	03/03/2013	03/03/2014
08/04/2020	08/05/2011	08/05/2012	08/05/2013
03/02/2020	03/03/2011	03/03/2012	03/03/2013
2
The amounts shown for Named Executives consist of the following Time-Based Unit Grants:

Name	2017 Annual Grant	2018 Annual Grant	2019 Annual Grant	Incremental Grants

James P. Hackett	22,828	335,000	597,701	53,604
Tim Stone	0	0	0	460,878
William Clay Ford, Jr.	69,155	265,423	473,563	NA
James D. Farley, Jr.	25,648	98,439	173,439	549,153
Joseph R. Hinrichs	24,775	95,089	173,439	545,423
Robert L. Shanks	24,775	95,089	136,208	288,461

  For the 2017, 2018, and 2019 grants of Time-Based Units, in general, these units vest over three years at a rate of 33%-33%-34%. The amount shown for Mr. Hackett under the Incremental Grants column reflects a May 22, 2017 grant he received upon his accession as President and CEO. These Time-Based Units will vest over three years at a rate of 33%-33%-34%. The amounts shown for Messrs. Farley and Hinrichs under the Incremental Grants column reflect retention and incentive awards. On May 15, 2017, Messrs. Farley and Hinrichs received Time-Based Units grants of 457,038 and 461,254, respectively, which will vest in full three years from the respective grant dates. In addition, Messrs. Farley and Hinrichs received Time-Based Unit grants in 2019 as follows: on May 15 and December 11, Mr. Farley received 26,254 units and 65,861 units, respectively and on May 15 Mr. Hinrichs received 84,169 units — each of these grants will vest at a rate of 33%-33%-34% on May 15 in each of 2020, 2021, and 2022. The amount shown for Mr. Shanks under the Incremental Grants column reflects a Time-Based Unit grant awarded in March 2018, which will vest two years from the grant date. Upon vesting shares of Ford common stock will be issued, less shares withheld for tax obligation.

  Dividend Equivalents will not accrue nor be paid during the restriction period for grants awarded in 2017. For grants awarded in 2018 and 2019, Dividend Equivalents accrue during the restriction period and will be paid in cash upon vesting of the underlying award (see Compensation Discussion and Analysis — Long-Term Incentive Awards on p. 55).

  In addition to the above, the amounts shown for Mr. Ford include 3,719 Ford common stock units resulting from deferral of director fees and Dividend Equivalents that were credited to his account pursuant to the Deferred Compensation Plan for Non-Employee Directors while he served as a non-employee director of the Company. Such units will be converted and paid in cash on January 10 of the year following termination of Board service, based upon the fair market value of a share of Ford common stock on December 31 of the preceding year.

3
The market value shown was determined by multiplying the number of units shown in column (f) by the closing price of Ford common stock, $9.30, on December 31, 2019.

4
The amounts shown for the Named Executives consist of the following Performance Unit grants for the 2017, 2018, and 2019 performance periods as follows (see also Compensation Discussion and Analysis — Long-Term Incentive Awards on pp. 55-58):

Name	2017 Grant	2018 Grant	2019 Grant	Incremental Grants

James P. Hackett	674,393	750,000	896,551	NA
Tim Stone	NA	NA	NA	NA
William Clay Ford, Jr.	610,189	594,230	710,344	NA
James D. Farley, Jr.	226,303	220,384	260,158	138,174
Joseph R. Hinrichs	218,601	212,884	260,158	126,254
Robert L. Shanks	218,601	212,884	204,313	NA

  For Mr. Hackett the amount of the 2017 grant consists of 201,421 Performance Units granted in March 2017 in his role as Chairman of Ford Smart Mobility, LLC and 472,972 Performance Units granted upon his accession to the role of President and CEO in May 2017. In addition, Messrs. Farley and Hinrichs received incremental Performance Unit grants in 2019 as follows: on May 15 and December 11, Mr. Farley received 39,382 units and 98,792 units, respectively, and on May 15, Mr. Hinrichs received 126,254 units — Final Awards for each of these Performance Unit grants will be made on May 15, 2021. Final Awards for Peformance Unit grants will be made in unrestricted shares of common stock at the conclusion of the three-year performance period, less shares withheld for tax obligation.

  Dividend Equivalents will not accrue nor be paid during the performance period for grants awarded in 2017. For grants awarded in 2018 and 2019, Dividend Equivalents accrue during the performance period and will be paid in cash upon granting of the Final Award based upon the performance factor achieved on the underlying Performance Unit grant (see Compensation Discussion and Analysis — Long-Term Incentive Awards on p. 55).

5
The market value shown was determined by multiplying the number of units shown in column (h) by the closing price of Ford common stock, $9.30, on December 31, 2019. The number of units assumes that the target level was achieved for the Performance Units granted in 2017, 2018, and 2019.

66	EXECUTIVE COMPENSATION	2020 Proxy Statement

OPTION EXERCISES AND STOCK VESTED IN 2019

	Option Awards		Stock Awards

(a) Name	(b) Number of Shares Acquired on Exercise (#)	(c) Value Realized on Exercise ($)	(d) Number of Shares Acquired on Vesting (#)	(e) Value Realized on Vesting [1] ($)

James P. Hackett	NA	NA	327,767	3,079,614
Tim Stone	NA	NA	0	0
William Clay Ford, Jr.	NA	NA	430,126	3,780,808
James D. Farley, Jr.	NA	NA	169,019	1,485,677
Joseph R. Hinrichs	NA	NA	175,267	1,540,597
Robert L. Shanks	NA	NA	171,714	1,509,366
1
The amounts shown in column (e) represent the aggregate dollar value realized by the Named Executives upon the vesting of stock awards. We computed the aggregate dollar value realized upon vesting by multiplying the number of shares of stock vested by the fair market value (closing price) of Ford common stock on the vesting date.

PENSION BENEFITS IN 2019 1

(a) Name	(b) Plan Name	(c) Number of Years Credited Service (#)	(d) Present Value of Accumulated Benefit ($)	(e) Payments During Last Fiscal Year ($)

James P. Hackett	NA	NA	NA	NA

Tim Stone	NA	NA	NA	NA

William Clay Ford, Jr.	GRP	24.8	1,346,279	0
	SERP	33.5	8,308,707	0
	GRP-BEP	33.5	13,978,494	0
	ESAP	33.5	2,294,179	0

James D. Farley, Jr.	NA	NA	NA	NA

Joseph R. Hinrichs	GRP	19.1	883,452	0
	SERP	19.1	2,114,632	0
	GRP-BEP	19.1	3,205,459	0
	ESAP	19.1	2,175,263	0

Robert L. Shanks	GRP	43.4	2,204,593	0
	SERP	43.4	4,531,709	0
	GRP-BEP	43.4	5,667,864	0
	ESAP	43.4	0	0

1
The General Retirement Plan ("GRP") provides a flat-rate defined benefit of up to $47.45 per month for each year of non-contributory participation by employees in the United States hired before January 1, 2004, and contributory benefits for each year of contributory participation in which salaried employees contribute 1.5% of base salary up to the applicable limit of the Internal Revenue Code ("Code") — $280,000 in 2019.

  Contributory benefits are calculated as follows:

Contributory Benefit	=	(1.5% × Final Avg. Pay) × Contributory Service Years,		0.4% × Final Avg. Pay in excess of
		plus up to two years of waiting period service	+	Breakpoint × Contributory Service Years
(maximum 35 service years)

EXECUTIVE COMPENSATION	2020 Proxy Statement	67

  "Final Average Pay" is the average of the five highest consecutive December 31 monthly base salaries out of the last 10 years of contributory participation.

  "Breakpoint" is 150% of Covered Compensation as of January 1 of the year of retirement.

  "Covered Compensation" is the average of the Social Security wage base for the preceding 35 years for someone reaching normal retirement age.

  Normal retirement is at age 65 with one or more years of credited pension service. Eligible employees who are age 55-64 and have at least 10 years of credited pension service, or employees with 30 or more years of credited pension service who are not yet age 65, may elect to retire early and receive reduced contributory and non-contributory benefits. In addition, Social Security bridging benefits are payable until age 62 and one month. Survivorship coverage is available under the GRP. Under the normal payment method for married participants (65% Qualified Joint and Survivor Annuity), there is a 5% reduction in benefits where the spouse is within five years of the employee's age.

  The Benefit Equalization Plan ("GRP-BEP") provides eligible U.S. employees with benefits substantially equal to those that would have been provided under the GRP but that could not be provided because of Code limitations. 65% survivorship coverage is also available under the BEP.

  The Supplemental Executive Retirement Plan ("SERP") provides certain eligible executives with an additional monthly benefit after separation from service equal to Final Five Year Average Base Salary multiplied by credited pension service and further multiplied by an applicable percentage (0.2% to 0.9% depending upon position at separation from service), reduced for separation from service prior to age 62. To be eligible, an executive must separate from service with the approval of the Company at or after age 55, have at least 10 years of credited pension service, and must generally have at least five continuous years of service at an eligible position. The SERP monthly benefit has no surviving spouse benefit. In addition, the SERP may provide annuities based on Company earnings, the executive's performance, and other factors. In addition, for separation from service effective October 1, 1998 or later, for certain U.S. Vice Presidents and above whose careers include foreign subsidiary service, the SERP provides an additional monthly pension parity benefit to equalize the total retirement benefits payable from the Company's retirement plans to an amount that would have been payable under the GRP and GRP-BEP if the executive's subsidiary service had been recognized as contributory service under those plans. The pension parity provides 65% survivorship coverage.

  The Executive Separation Allowance Plan ("ESAP") provides benefits to certain eligible executives who have at least five years of eligible executive service, have at least ten years of GRP contributory membership, and who separate from employment after age 55 and prior to age 65. Benefits are payable (reduced by any GRP or GRP-BEP benefit distribution) to the eligible executive or his or her eligible surviving spouse until the executive reaches age 65. The amount of the benefit is a percentage of monthly base salary (not to exceed 60%) based on age and service equal to 1% per year of service (but not less than 15%) plus 1/2% for each month that age at separation exceeds 55 (maximum of 30%).

  To achieve several business goals, we may offer benefits under the Select Retirement Plan ("SRP"), a voluntary separation program offered from time-to-time for select U.S. management employees. To be eligible, selected employees generally had to be at least age 52 with 10 or more years of service. In general, the SRP adds three years of age and contributory service and uses "enhanced Final Average Salary" for purposes of calculating benefits based on the formulas under the GRP, GRP-BEP, SERP, and ESAP, with a minimum increase of 15% over regular benefits. Enhanced Final Average Salary is calculated by multiplying present base salary times three, then adding the last two year-end salaries and dividing the total by five. Messrs. Hinrichs and Shanks received benefits under the SRP beginning in 2020.

  The following assumptions are used in calculating the present value of the accumulated benefit:

  •
  The age at which benefits are assumed payable is the greater of (i) present age or (ii) age 65 for the GRP and GRP-BEP; age 62 for the SERP; and age 55 for the ESAP. Present age is measured as of December 31, 2019.

  •
  Present compensation is used for purposes of the benefit calculations.

  •
  Present Value of Accumulated Benefit (column (d)) is calculated assuming a single life annuity; modified RP-2014 mortality table projected generationally; and a discount rate of 3.395% for the GRP; 3.302% for the SERP; 3.292% for the GRP-BEP; 2.763% for the ESAP; and 3.137% for the SRP as of December 31, 2019.

  •
  The present values include amounts relating to employee contributions.

  Code Section 409A governs the timing for income inclusion of amounts under our supplemental retirement plans. We believe our supplemental retirement plans presently meet the requirements of Code Section 409A. As a result, employees generally will be taxed when compensation is received under these plans; however, distribution of these amounts may be delayed for six months following separation from service.

2
The SERP, GRP-BEP, and ESAP plans provided Mr. Ford with a benefit using a notional base annual salary for November 2001 through August 2010 because he did not receive a cash salary for that period.

3
Messrs. Hackett, Stone, and Farley do not participate in the GRP, SERP, GRP-BEP, or ESAP. Ford has a different tax qualified defined contribution retirement plan, the Ford Retirement Plan ("FRP"), for salaried employees hired or rehired on or after January 1, 2004 in the U.S. See Nonqualified Deferred Compensation in 2019 table on p. 69.

68	EXECUTIVE COMPENSATION	2020 Proxy Statement

NONQUALIFIED DEFERRED COMPENSATION IN 2019 1

(a)	(b) Executive Contributions in Last Fiscal Year	(c) Registrant Contributions in Last Fiscal Year [2]	(d) Aggregate Earnings in Last Fiscal Year [3]	(e) Aggregate Withdrawals/ Distributions	(f) Aggregate Balance at Last Fiscal Year-End [4]
Name	($)	($)	($)	($)	($)

James P. Hackett	NA			NA
DC SERP, BEP: SSIP/FRP		398,674	147,901		1,276,501

Tim Stone	NA			NA
DC SERP, BEP: SSIP/FRP		123,918	8,022		131,940

William Clay Ford, Jr.	NA			NA
BEP-SSIP		63,900	116,180		575,357

James D. Farley, Jr.	NA			NA
DC SERP, BEP: SSIP/FRP		175,500	168,309		1,187,300

Joseph R. Hinrichs	NA			NA
BEP-SSIP		46,111	91,319		470,527

Robert L. Shanks	NA			NA
BEP-SSIP		32,400	46,018		342,325

1
The nontax-qualified defined contribution plan represented in the above table is the benefit equalization plan with sub-accounts that relate to the Savings and Stock Investment Plan ("SSIP") and the Ford Retirement Plan ("FRP"). This plan is unfunded. Notional amounts are credited by book entry to the participants' account. Participants choose how to allocate the notional amounts from a menu of investment measurement options used solely for the purpose of valuing the participants' accounts. These are considered notional investments. The performance of an individual's investment option(s) tracks the notional value as if an actual investment was made in such option(s).

For the BEP-SSIP sub-account, investment options include: target-date retirement funds; passively and actively managed domestic, global, and international equity funds; fixed income funds; a Company common stock fund; a real asset fund; and a stable value fund. Participants may change their investment elections at any time. The BEP-FRP sub-account offers a subset of these investment measurement options, which does not include a Company common stock fund. Distribution of account balances from these nonqualified plans may be delayed for six months in accordance with Code Section 409A.

The BEP-SSIP sub-account preserves benefits that are substantially equal to any Company matching contributions that would have been made under the SSIP but limited due to Code limitations. Likewise, the BEP-FRP sub-account provides notional credits equivalent to Company contributions that would have been made under the FRP account but for Code limitations.

The FRP is a tax-qualified, defined contribution profit sharing plan for employees hired or rehired beginning January 1, 2004. The Company makes scheduled contributions to a participant's FRP account calculated as a percentage of base salary using a percentage established based on an employee's age. The Defined Contribution Supplemental Executive Retirement Plan ("DC SERP") provides certain executives a notional account balance which provides retirement benefits in addition to those provided by the FRP. To be eligible for DC SERP Company credits, an executive must be hired on or after January 1, 2004 and be Leadership Level 4 (LL4) or above. Company credits are calculated as a percentage of base salary based on the executive's age and position. To be eligible for DC SERP payments after separation, an executive must be at least age 55 with 10 years of Company service, have at least 5 years of service at LL4 or above immediately preceding separation, and separate from service with Company approval.

Initial notional credits to both the BEP: SSIP/FRP sub-accounts and Company contributions to the FRP are allocated to each sub-account's and FRP default investment option. Thereafter, participants may transfer the credits to the BEP-SSIP/FRP and the Company contributions to the FRP to any other investment option available under the respective plans and also elect how any future notional credits and Company contributions are allocated. Vested account balances of both the BEP-SSIP/FRP sub-accounts are distributed in cash in a lump sum as soon as practicable after death or separation from Ford. An employee becomes fully vested under these sub-accounts three years from their original date of hire with Ford. All of the Named Executives participate in the BEP-SSIP. In addition, Messrs. Hackett, Stone, and Farley participate in the BEP-FRP.

2
The amounts shown in column (c) for the Named Executives are reflected in column (h) of the Summary Compensation Table on p. 62 and represents credits made to their SERP and BEP-SSIP/FRP sub-accounts, respectively.

3
None of the amounts shown in column (d) are reflected in the Summary Compensation Table.

4
The following amounts were reported in the Summary Compensation Table in prior years: Mr. Hackett: $667,481; Mr. Stone: $0; Mr. Ford: $537,637; Mr. Farley: $520,761; Mr. Hinrichs: $214,430; and Mr. Shanks: $173,193.

EXECUTIVE COMPENSATION	2020 Proxy Statement	69

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We maintain certain plans whereby we provide compensation and benefits to executives, including the Named Executives, in the event of a termination of employment. For disclosure of benefits pursuant to employment separation under our qualified and nonqualified pension plans for each of the Named Executives, see the Pension Benefits in 2019 table and related footnotes on pp. 67-68. For disclosure of payments due, if any, to each of the Named Executives pursuant to our nonqualified deferred compensation plans, please see the Nonqualified Deferred Compensation in 2019 table and related footnotes on p. 69. In the table below, Mr. Ford is shown as receiving amounts in the "Retirement Eligible" column because he qualifies as retirement eligible under our plans.

We do not have any formal agreements with any Named Executive regarding acceleration of awards, and, with the exception of Mr. Stone (see Compensation Discussion and Analysis — Named Executive Officers on p. 49 and footnote 6 on p. 72), we do not have any formal agreements with any Named Executive regarding provision of benefits related to termination of employment; however, each of the Named Executives may be entitled to certain compensation and benefits under our plans in such circumstances. Award agreements under our Long-Term Incentive Plans provide that a change in control occurs upon any merger or consolidation in which the Company is not the surviving entity. The Compensation Committee adopted a double trigger change in control provision beginning with equity grants made in 2016. Under this provision, an executive's employment would have to be terminated or his duties reduced before any accelerated vesting of equity awards in a change in control situation.

The following tables for the Named Executives assume that the relevant triggering event occurred on December 31, 2019, except for Mr. Hinrichs who retired on March 1, 2020. Unless otherwise noted, the fair market values of stock-based compensation (e.g., Performance Units or Restricted Stock Units) were calculated using the closing price of Ford common stock ($9.30) on the NYSE on December 31, 2019.

70	EXECUTIVE COMPENSATION	2020 Proxy Statement

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Benefits and Payments Upon Termination	Voluntary Termination ($)	Retirement Eligible ($)	Change In Control ($)	Involuntary Not for Cause/ Good Reason Termination [6] ($)	For Cause Termination ($)	Death or Disability ($)

James P. Hackett
Compensation:
Incentive Bonus Plan [1]	0	0	0	0	0	1,944,000
Performance Units [2]	0	0	7,566,117	0	0	7,566,117
Time-Based Units [3]	0	0	9,384,937	0	0	9,384,937
Benefits and Perquisites:
Evaluation Vehicles [4]	0	0	0	0	0	56,650
Life Insurance/Death Benefit [5]	0	0	0	0	0	5,475,000
Total:	0	0	16,951,054	0	0	24,426,704

Tim Stone
Compensation:
Base Salary				1,100,000
Incentive Bonus Plan [1]	0	0	0	1,375,000	0	1,375,000
Performance Units [2]	0	0	0	0	0	0
Time-Based Units [3]	0	0	4,286,165	4,286,165	0	4,286,165
Benefits and Perquisites:
Evaluation Vehicles [4]	0	0	0	0	0	56,650
Life Insurance/Death Benefit [5]	0	0	0	0	0	3,345,833
Total:	0	0	4,286,165	6,761,165	0	9,063,648

William Clay Ford, Jr.
Compensation:
Incentive Bonus Plan [1]	0	540,000	0	0	0	540,000
Performance Units [2]	0	6,312,180	6,312,180	0	0	6,312,180
Time-Based Units [3]	0	7,550,298	7,550,298	0	0	7,550,298
Benefits and Perquisites:
Evaluation Vehicles [4]	0	16,502	0	0	0	56,650
Life Insurance/Death Benefit [5]	0	0	0	0	0	5,170,833
Total:	0	14,418,980	13,862,478	0	0	19,629,961

James D. Farley, Jr.
Compensation:
Incentive Bonus Plan [1]	0	0	0	0	0	945,000
Performance Units [2]	0	0	2,855,323	0	0	2,855,323
Time-Based Units [3]	0	0	7,874,115	0	0	3,623,661
Benefits and Perquisites:
Evaluation Vehicles [4]	0	0	0	0	0	56,650
Life Insurance/Death Benefit [5]	0	0	0	0	0	3,345,833
Total:	0	0	10,729,438	0	0	10,826,467

1
See column (f) of the Summary Compensation Table on p. 62. Since the amounts in column (d) of the Summary Compensation Table are paid at the discretion of the Compensation Committee, they are not considered as a payment due upon termination, except in the case of Mr. Stone whose employment agreement provided that he receive 100% of his Incentive Bonus target for 2019, which was $1.375 million.

2
The 2017, 2018, and 2019 Performance Unit opportunities have three-year performance periods, ending December 31, 2019, December 31, 2020, and December 31, 2021, respectively (see column (h) of Outstanding Equity Awards at 2019 Fiscal Year-End table and footnote 4 on pp. 65-66). The amounts shown in the Change In Control column above reflect the value of the performance to metrics of the 2017, 2018, and 2019 Performance Unit opportunities as of December 31, 2019. In each case we multiplied the Performance Unit target opportunity (see Outstanding Equity Awards at 2019 Fiscal Year-End table and footnote 4 on pp. 65-66) by the performance-to-metrics as of December 31, 2019, which was 45% for the 2017 Performance Unit grant, 19% for the 2018 Performance Unit grant, and 41% for the 2019 Performance Unit grant. We multiplied that product by the fair market value of Ford common stock at December 31, 2019, which was $9.30. For terminations resulting from death or disability or for those Named Executives who are retirement eligible, the 2017, 2018, and 2019 Performance Unit grants provide that the executive will receive 100% of the Final Award determined by the Compensation Committee at the end of the respective three-year performance period. Consequently, the value of that final award, if any, cannot be determined at this time; however, SEC rules require a reasonable estimate be made of such value. We decided to use the same performance-to-metrics (45%, 19%, and 41%) as of December 31, 2019, as a reasonable estimate of the possible value of the final awards to be made in 2020, 2021 and 2022.

3
At December 31, 2019, each of the following Named Executives had unvested Restricted Stock Units as follows: Mr. Hackett: 1,009,133; Mr. Stone: 460,878; Mr. Ford: 811,860; and Mr. Farley: 846,679. The amounts shown indicate the fair market value of the unvested Restricted Stock Units as of December 31, 2019 (see footnote 2 to the Outstanding Equity Awards at 2019 Fiscal Year-End table on p. 66). The awards will vest according to the normal vesting schedule in the event of early retirement or normal retirement and will vest immediately in the event of death or disability, except that the retention award for Mr. Farley vests if he is employed on the date of vest. For Time-Based Units, if a change in control occurs and Ford is not the surviving entity, unvested Time-Based Units will terminate if such awards

EXECUTIVE COMPENSATION	2020 Proxy Statement	71

  have been replaced by comparable awards from the acquiring entity, unless any recipient is terminated or there is a reduction in an executive's responsibilities as of the date of the change in control. In those cases, or in the event awards are not replaced with comparable awards, such unvested awards will vest immediately prior to the change in control. Restricted Stock Units are subject to clawback provisions if they resulted from Final Awards of Performance Units (see Corporate Governance — Risk Assessment Regarding Compensation Policies and Practices on pp. 15-16). Restricted Stock Units are also subject to forfeiture for violations of non-compete provisions and occurrences of conduct inimical towards the Company.

4
The amount shown for evaluation vehicles under the "Retirement Eligible" column reflects the annual cost of providing vehicles for 2019 under the Evaluation Vehicle Program for each executive (see footnote (i) to the All Other Compensation in 2019 table on pp. 63-64). The amounts shown under the "Death or Disability" column for the Named Executives reflect the three-year average costs for vehicles under our surviving spouse vehicle program. Under that program, the surviving spouse receives a car allowance to purchase one of our products. The costs include the A-Plan price of the vehicle, sales tax, and title, registration, and document fees.

5
The amounts shown include: (i) proceeds from Company paid life insurance; and (ii) a death benefit payable to the next of kin in an amount equal to 80 hours of salary at the hourly rate.

6
Mr. Stone's employment agreement provides that he receives certain compensation and benefits in the event his employment is terminated other than "for cause" or if he resigns for "good reason," either of which occurs within one year of his employment commencement date. In general, a "for cause" termination results from a (i) material act of dishonesty or knowing or willful breach of a fiduciary duty; (ii) commission of any felony or misdemeanor (or securities law violation) involving moral turpitude; (iii) material violation of standards of conduct applicable to Ford officers; (iv) insubordination; or (v) deliberate, willful, or intentional act that results in substantial harm to Ford. In general, "good reason" means a (i) material reduction in base salary or annual Incentive Bonus target; (ii) material diminution in duties, responsibilities, etc.; (iii) material relocation of employment that would result in Mr. Stone's commute increasing by 35 miles or more; or (iv) material breach of the employment agreement; provided Mr. Stone provides notice to Ford within 60 days of a good reason for termination and Ford fails to cure such actions within 30 days of receiving notice and Mr. Stone actually terminates as a result of Ford's failure to cure. The following summarizes the severance arrangements:

•
one year of base salary (see Base Salary on p. 51);

•
to the extent unpaid, the 2019 guaranteed minimum Incentive Bonus pro rated for months worked (see Annual Cash Incentive Awards on pp. 52-54);

•
to the extent unpaid, the signing bonus;

•
the initial equity award of $4.3 million Time-Based Units will vest and settle on the original schedule; and

•
the obligation to repay the signing bonus and relocation expenses lapse as of Mr. Stone's termination date.

Robert L. Shanks

Mr. Shanks retired from the Company effective January 1, 2020. The table below shows the incremental benefits paid to him as a result of his retirement.

Robert L. Shanks
Compensation:
Incentive Bonus Plan [1]	675,000
Performance Units [2]	2,070,041
Restricted Stock Units [3]	5,118,610
Evaluation Vehicles [4]	15,789
Total:	7,879,440

1
See column (f) of the Summary Compensation Table on p. 62.

2
The 2017, 2018, and 2019 Performance Unit opportunities have three-year performance periods, ending December 31, 2019, December 31, 2020, and December 31, 2021, respectively (see column (h) of Outstanding Equity Awards at 2019 Fiscal Year-End table and footnote 4 on pp. 65-66). In each case we multiplied the Performance Unit target opportunity (see Outstanding Equity Awards at 2019 Fiscal Year-End table and footnote 4 on pp. 65-66) by the performance-to-metrics as of December 31, 2019, which was 45% for the 2017 Performance Unit grant, 19% for the 2018 Performance Unit grant, and 41% for the 2019 Performance Unit grant. We multiplied that product by the fair market value of Ford common stock at December 31, 2019, which was $9.30.

3
At December 31, 2019, Mr. Shanks had 544,533 unvested Restricted Stock Units. The amount shown above reflects the number of such Time-Based Restricted Stock Units multiplied by the closing price of Ford stock on December 31, 2019 ($9.30). Pursuant to the 2018 Plan, the Time-Based Restricted Stock Units will vest according to the normal vesting schedule in the event of normal retirement.

4
The amount shown for evaluation vehicles reflects the annual cost of providing vehicles for 2019 under the Evaluation Vehicle Program for each executive (see footnote (i) to the All Other Compensation in 2019 table on pp. 63-64).

72	EXECUTIVE COMPENSATION	2020 Proxy Statement

Joseph R. Hinrichs

Mr. Hinrichs retired from the Company effective March 1, 2020 and the compensation and benefits shown in the table below reflect the value as of February 28, 2020, the last trading immediately prior the Mr. Hinrichs's retirement date. The table below shows the incremental benefits paid to him as a result of his retirement.

Joseph R. Hinrichs
Compensation:
Incentive Bonus Plan [1]	291,667
Performance Units [2]	2,068,825
Restricted Stock Units [3]	5,837,533
Evaluation Vehicles [4]	21,454
Total:	8,219,479

1
Our Incentive Bonus Plan provides that retirees are eligible to receive a pro rata portion of their Incentive Bonus target based on the number of months worked. Consequently, Mr. Hinrichs is eligible to receive 2/12 of his Incentive Bonus target of $1.75 million. Because we must provide an estimate of the value of this compensation, we assumed 100% performance.

2
The 2017, 2018, and 2019 Performance Unit opportunities have three-year performance periods, ending December 31, 2019, December 31, 2020, and December 31, 2021, respectively (see column (h) of Outstanding Equity Awards at 2019 Fiscal Year-End table and footnote 4 on pp. 63-64). In each case we multiplied the Performance Unit target opportunity (see Outstanding Equity Awards at 2019 Fiscal Year-End table and footnote 4 on pp. 65-66) by the performance-to-metrics as of December 31, 2019, which was 45% for the 2017 Performance Unit grant, 19% for the 2018 Performance Unit grant, and 41% for the 2019 Performance Unit grant. We multiplied that product by the fair market value of Ford common stock at March 1, 2020, which was $6.96.

3
At March 1, 2020, Mr. Hinrichs had 838,726 unvested Restricted Stock Units. The amount shown above reflect the number of such Time-Based Restricted Stock Units multiplied by the closing price of Ford stock on March 1, 2020 ($6.96). Pursuant to the 2018 Plan, the Time-Based Restricted Stock Units will vest according to the normal vesting schedule in the event of early retirement.

4
The amount shown for evaluation vehicles reflects the annual cost of providing vehicles for 2019 under the Evaluation Vehicle Program for each executive (see footnote (i) to the All Other Compensation in 2019 table on pp. 63-64).

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2019 about the Company's common stock that may be issued upon the exercise of options, warrants, and rights under all of the Company's existing equity compensation plans, including the Long-Term Incentive Plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)

	(a)		(b)		(c) [1]

Equity compensation plans approved by security holders	90,437,547	[2]	13.65	[3]	166,891,649
Equity compensation plans not approved by security holders	0		0		0
Total	90,437,547		13.65		166,891,649

1
The number of securities remaining available for future issuance under the 2018 Plan is based on a formula. The 2018 Plan provides that the maximum number of shares that may be available for Plan Awards (awards of shares of common stock, options, Performance Units, and various other rights relating to common stock) each year is equal to 2% of the total number of issued shares of common stock as of December 31 of the prior year. This limit is called the 2% Limit. The 2% Limit may be increased to up to 3% in any year, with a corresponding reduction in the number of shares available in later years under the 2018 Plan. As of December 31, 2018, the total number of issued shares of common stock was 3,999,666,784 shares and 2% of such number is 79,993,336 shares. 3% of such number is 119,990,004 shares. Additionally, any unused portion of the 2% Limit for any year may be carried forward and used in later years. For 2019, there were 63,049,192 shares available for use as carry over from the unused portion of the 2% Limit from prior years. There were 25,678,682 shares used during 2019 under the 2018 Plan and 1,001,795 shares were forfeited during 2019.

The number of securities remaining available for issuance under the 2014 Plan is 8,529,340. The 2014 Plan originally had 10,000,000 shares authorized. As of December 31, 2019, 1,470,660 Restricted Stock Units had been granted under the 2014 Plan.

EXECUTIVE COMPENSATION	2020 Proxy Statement	73

  Additional shares may be issued under a deferred compensation plan as a result of future Dividend Equivalents, if we pay dividends on our common stock.

  Through March 2020, 21,604,721 Restricted Stock Units were granted to certain executives as part of a long-term incentive program.

2
This number includes the following:

(i)
Long-Term Incentive Plans

25,704,442 shares subject to options; 36,563,991 shares covered by Restricted Stock Units; 4,460,508 shares of restricted stock; 22,857,258 shares representing the maximum number of shares covered by Performance Units that may be earned pursuant to rights granted, assuming the maximum payout level is achieved;

(ii)
Deferred Compensation Plan

3,180 shares, which is the approximate number of shares to be issued; and

(iii)
2014 Plan

848,168 Restricted Stock Units that have vested but have not yet settled into shares of common stock.

Under a deferred compensation plan, credits for common stock were credited to book entry accounts based on the fair market value of common stock at the time of the compensation deferral. Additional credits resulted from Dividend Equivalents.

3
This is the weighted-average exercise price of 25,704,442 options outstanding under the Long-Term Incentive Plans.

PAY RATIO

As required by proxy rules, we are providing the following pay ratio information with respect to the 2019 fiscal year:

•
the median of the annual total compensation of all our employees (other than the CEO) was $110,706;

•
the total compensation of our Chief Executive Officer, Mr. Hackett, was $17,355,505; and

•
based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees is 157 to 1.

Methodology

SEC rules provide that we may use the same median employee for three years before identifying a new median employee provided that during our last completed fiscal year there has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. We do not believe that there has been a change to our employee population or our employee compensation arrangements that would result in a significant change to our pay ratio disclosure. Consequently, with respect to the identification of the median employee compensation of all employees (excluding the CEO), the methodology and the material assumptions, adjustments, and estimates that we used to identify the median and determine total compensation (or any elements of total compensation) in 2017 were as follows:

•
We used December 31, 2017 as the date to determine our workforce for purposes of determining the median compensated employee. As of December 31, 2017, our workforce consisted of approximately 202,256 employees, with 89,004 (44.0%) of those employees located in the United States, and 113,252 (56.0%) employees located outside of the United States.

74	EXECUTIVE COMPENSATION	2020 Proxy Statement

•
The de minimis exception of the pay ratio rules allows us to exclude up to 5% of our employees based outside of the U.S. Pursuant to the de minimis exception, we excluded 7,753 of our non-U.S. employees (approximately 3.8% of our total employee population, comprised of all of our employees in the countries listed in the table below). Consequently, 194,503 employees were considered in determining the median compensated employee.

Country	Number of Employees

Austria	608
Belgium	454
Chile	36
Colombia	42
Czech Republic	20
Greece	18
Hungary	395
Ireland	3
Italy	93
Netherlands	22
New Zealand	67
Peru	17
Philippines	66
Poland	28
Portugal	10
Russia	3,898
South Korea	38
Switzerland	35
Taiwan	998
United Arab Emirates	243
Vietnam	662
Total	7,753

•
As a global enterprise, Ford maintains multiple payroll systems around the world. In determining the median employee compensation (other than our CEO's compensation), we used total taxable income of each employee as of December 31, 2017. This is often referred to as the "Box 5" number on U.S. W-2 forms. We asked our foreign consolidated subsidiaries to provide an equivalent total taxable income number for employees located in their countries. For employees located outside of the U.S., we converted local currency compensation using the Book Average Internal Revenue Service published rate at December 31, 2017. Also, for those countries that have a non-calendar tax year, we used the total taxable income for all of 2017.

•
For employees who were on leave during any part of 2017, we did not annualize their compensation due to the complexity and uncertainty inherent in the manual calculations required; instead, the compensation they actually received was used. We did, however, annualize the compensation of employees hired during 2017.

•
Using this methodology, we determined that our median employee was a full-time, salaried employee located in the U.S., with 2017 total taxable income of $58,693. We then calculated the median employee's compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which is the manner in which we calculate the total compensation of our Named Executive Officers as reported in the Summary Compensation Table, resulting in annual total compensation in the amount of $110,706. It should be noted that the amount used to identify the median compensated employee reflects 2017 taxable income, whereas the annual total compensation amount reflects such employee's compensation as determined under the proxy rule identified above for 2019 compensation. That calculation takes into account certain benefits and compensation not included in the employee's 2019 taxable income, including the Incentive Bonus payment for 2019 performance, which is paid in 2020, and the increase, if any, in the present value of the employee's pension. For 2019, the present value of the median employee's pension increased whereas last year the change in pension value was valued at zero per Item 402(c)(2)(viii), Instruction 3.

EXECUTIVE COMPENSATION	2020 Proxy Statement	75

Shareholder Proposals

We expect the following proposals to be presented by shareholders at the annual meeting. Following SEC rules, other than minor formatting changes, we are reprinting the proposals and supporting statements as they were submitted to us. Each of the proposals contains assertions about the Company or other statements that we believe are incorrect. We have not attempted to refute all of these inaccuracies and take no responsibility for the content of the proposals. The Board of Directors has thoroughly considered each proposal and recommends a vote AGAINST these proposals for the reasons set forth following each proposal.

Proposal 4. Shareholder Proposal

Mr. John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, who owns 500 shares of common stock, has informed the Company that the following proposal will be presented at the meeting:

Proposal 4 — Equal Voting Rights for Each Share

RESOLVED: Shareholders request that our Board take steps to ensure that all of our company's outstanding stock has an equal one-vote per share in each voting situation. This would encompass all practicable steps including encouragement and negotiation with current and future shareholders, who have more than one vote per share, to request that they relinquish, for the common good of all shareholders, any preexisting rights, if necessary.

This proposal is not intended to unnecessarily limit our Board's judgment in crafting the requested change in accordance with applicable laws and existing contracts.

Ford Family shares have 36-votes per share compared to the tiny one-vote per share for regular shareholders. (Some reports say 16-votes per share.) This dual-class voting stock reduces accountability by allowing corporate control to be retained by insiders disproportionately to their money at risk.

This proposal topic has received more than 51% of the independent vote of the non-family Ford stock in each year since 2011. Then Ford took away our right to an in-person annual meeting. This sends a message that in-person contact with shareholders is a nuisance.

In spite of such consistent 2011 to 2019 support from regular Ford shareholders — Ford management has done absolutely nothing to address this serious issue — not even one small step.

Corporate governance advocates as well as many investors and index managers have pushed back on the Ford-type dual-class structures. S&P Dow Jones Indices said that companies with multiple classes of shares would be barred from entering its flagship S&P 500 index.

The management text next to the 2019 edition of this proposal brought up the issue of harm in regard to the imbalanced voting structure of Ford. Not addressed was the issue of lost opportunity at Ford.

Family control is an inferior brand of management for a large company. Just look at the price of Ford stock. Why would family members spend serious time to champion a new business concept or offer constructive criticism and thereby risk alienation from the family? The price is too high.

Although the PowerShift transmission harm has not yet been shown to be traceable to Ford's imbalanced voting structure it does highlight harm and a lack of good business practices at Ford.

The Detroit Free Press said the U.S. Department of Justice criminal fraud investigators demanded documents related to the transmission used in 2 million Ford Fiesta and Focus vehicles sold throughout this decade.

A 2019 Free Press investigation found, through company documents and insider interviews, that Ford knew the transmissions were defective before putting them on the market and continued using them for years despite thousands of consumer complaints.

Please vote yes:

Equal Voting Rights for Each Share — Proposal 4

76	SHAREHOLDER PROPOSALS	2020 Proxy Statement

The Board of Directors recommends a vote AGAINST Proposal 4 because it is not in the best interests of Ford and you.

The Ford family has more than an 116-year history of significant involvement in the affairs of the Company; they are bound to the Company not just in an economic sense through Class B shares but also on the basis of heritage, stewardship, and loyalty. Members of the Ford family always have played an important role in the Company both before and after it went public in 1956. As a direct result of the dual-class structure, the Ford family has a special interest in the long-term success of the Company and provides stability in the face of short-term market pressures and outside influences, and their involvement serves to provide a unique culture employees embrace. This structure also ensures that the Company has a solid and loyal investor base throughout economic downturns and crises.

Through their actions during the past century, the Ford family has proven that the long-term success of the Company for the benefit of all shareholders has been, and continues to be, the primary purpose of their involvement. This long-term focus is essential for sustained success in our industry. Never was this more evident than during the financial crisis. With the unwavering support of the Class B shareholders, Ford was able to maintain a resolute focus on accelerating its plans, not just to survive the crisis while protecting your interests as shareholders rather than going through bankruptcy proceedings, but also to build the foundation necessary to establish sustainable and profitable growth for all.

Moreover, the current capital structure has been in place since Ford became a public company in 1956; it was the basis on which those who owned the Company were willing to offer shares to the public and, in the words of the January 17, 1956 Prospectus, "relinquish their exclusive right to vote in the affairs of management." Every purchaser of a share of Ford's common stock since that time has done so based on full disclosure that the Company has two classes of voting stock, consisting of common stock (representing 60% of the voting power), and Class B Stock (representing 40% of the voting power). Indeed, we believe many purchasers of Ford stock are attracted to it because of the dual-class structure, as discussed above. Under the banner of "equal vote," therefore, the proposal actually seeks to upend the 64-year relationship among the Company's shareholders by ignoring the foundational compact on which that relationship was formed as well as the fundamental equitable interests that holders of both classes of stock established by their reliance on that structure.

Of course, neither history alone nor even the unfairness of upending the shareholders' compact would justify continuing the Company's capital structure if there were any demonstration that the interests of shareholders were being harmed because of that structure. But the proponent of the proposal demonstrates nothing of the sort and could not do so. On the contrary, your interests as shareholders have been and will continue to be well served by the Company's longstanding capital structure.

Shareholders, however, need not rely just on capital structure or history to conclude that the proposal is ill-advised, for your interests as shareholders have long been protected within this structure through the Company's adherence to sound corporate governance practices and principles that complement the share capital structure and reinforce the Company's strong commitment to both long-term sustainability and shareholder value. These corporate governance practices are often equal to, or better than, the practices of both single and dual class companies. Among our robust corporate governance practices are the following:

•
annual election of all directors by majority vote;

•
common shareholders have the majority voting power, in contrast to the majority of multi-class companies;

•
Class B shareholders do not have the right to elect any directors separately from common shareholders, in contrast to many dual-class companies;

•
Common shareholders have the right to call special meetings;

•
ten of the thirteen director nominees are independent;

•
shareholders may act by written consent; and

•
the CEO and Chairman positions are separate, and the Board has a Lead Independent Director.

SHAREHOLDER PROPOSALS	2020 Proxy Statement	77

In addition to these practices, we have instituted a robust Enterprise Risk Management process that allows for timely identification of, and response to, the top ten risks and opportunities facing the Company through a survey process of senior management and the Board of Directors. Once identified, each of the top ten risks is assigned an executive risk owner who is responsible to oversee risk assessment, develop mitigation plans, and provide regular updates (see Board's Role in Risk Management on pp. 14-17). We continually review our enterprise risk management processes and procedures with the goal of improving our assessment of, and response to, risks and opportunities.

While competing studies may provide conflicting analysis of the financial performance of dual-class companies generally Ford's performance over the past seven years has been consistently profitable with positive Company Operating Cash Flow. It is important to appreciate that, without accessing taxpayer money or going through a bankruptcy process that would have eliminated shareholder value, we achieved each of the following and more:

•
financed our plan by accessing the debt markets prior to the onset of the financial crisis;

•
invested in new products and technologies that allowed us to emerge from the crisis with the freshest product portfolio in the industry and positioned ourselves to maintain that leadership position;

•
retained our interest in Ford Motor Credit Company, our strategically important finance company;

•
paid back our secured financing by returning to profitability and maintaining consistent profits and cash flow;

•
returned to an investment grade credit rating;

•
reinstated a dividend in 2012, doubled the dividend rate in the first quarter of 2013; increased it by an additional 25% in the first quarter of 2014; increased it a further 20%, to 15 cents per share per quarter (60 cents per share annually), in the first quarter of 2015; in January 2016, the Board approved the payment of a $0.25 per share supplemental dividend in addition to the $0.15 per share regular quarterly dividend; in January 2017, the Board approved a payment of $0.05 per share supplemental dividend in addition to the $0.15 per share regular quarterly dividend; in January 2018, the Board approved a payment of $0.13 per share supplemental dividend in addition to the $0.15 per share regular quarterly dividend; in 2019 we maintained the $0.15 per share regular dividend; and in January 2020 the Board maintained the $0.15 per share regular dividend; and

•
returned approximately $21.0 billion to shareholders from 2012-2019 through dividends and share repurchase programs that offset the dilutive effect of our share-based employee compensation plan and the conversions of senior convertible debt.

Our sustained financial performance and corporate governance practices indicate that the interests of all shareholders have been protected under the current structure.

We do not believe that a "one-size-fits-all" approach to corporate governance is appropriate, as best practices for cyclical businesses such as the auto industry may differ from those in other industries. The Board believes that our ownership structure has helped insulate our Company from business cycles and related short-term pressures, while allowing the Board and senior management to focus on our long-term success.

In short, the current share capital structure is in the best interests of the Company. The support of the Class B shareholders has provided significant stability to the business, and the long history of Ford family involvement in the Company has been one of its greatest strengths. For the reasons stated above, the Board of Directors recommends a vote "against" this Proposal because it is not in the best interests of Ford and you.

Your Board's recommendation: AGAINST Proposal 4

78	SHAREHOLDER PROPOSALS	2020 Proxy Statement

Proposal 5. Shareholder Proposal

The Comptroller of the City of New York on behalf of various City employee retirement systems, One Centre Street, 8th Floor North, New York New York 10007, which own approximately 8 million shares of common stock and the Unitarian Universalist Association of 24 Farnsworth Street, Boston, Massachusetts 02210, which owns 6,332 shares of common stock, have informed the Company that the following proposal will be presented at the meeting:

Whereas, we believe in full disclosure of Ford's direct and indirect lobbying activities and expenditures to assess whether Ford's lobbying is consistent with its expressed goals and in shareholders' best interests.

Resolved, the shareholders of Ford request the preparation of a report, updated annually, disclosing:

  1.
  Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

  2.
  Payments by Ford used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

  3.
  Description of management's decision-making process and the Board's oversight for making payments described in section 2 above.

For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which Ford is a member.

Both "direct and indirect lobbying" and "grassroots lobbying communications" include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Ford's website.

Supporting Statement

Ford spent $47,193,894 from 2010 - 2018 on federal lobbying. This does not include state lobbying expenditures, where Ford also lobbies but disclosure is uneven or absent. For example, Ford spent $3,227,295 on lobbying in California from 2010 - 2018.

Ford is a member of the Chamber of Commerce, which has spent more than $1.5 billion on lobbying since 1998, and the Alliance of Automobile Manufacturers, which spent over $16,320,000 on lobbying for 2017 and 2018. Although Ford began to disclose its memberships in these organizations in 2019, it does not comprehensively disclose its memberships in, or payments to, trade associations, or the amounts used for lobbying. Though undisclosed, Ford also belongs to the Business Roundtable, which is lobbying to limit the ability of shareholders to file resolutions

Ford's lack of comprehensive disclosure presents reputational risks when its lobbying contradicts company public positions. For example, Ford claims it supports the Paris climate agreement and while Ford has commendably announced it is pursuing a voluntary framework with the State of California for a fuel economy/GHG program, a 2019 InfluenceMap report identified Ford among the strongest opponents lobbying to undermine the Agreement.1 As shareholders, we believe that companies should ensure there is alignment between their own positions and their lobbying, including through trade associations.

Investors participating in the Climate Action 100+ representing $34 trillion in assets are asking companies to align their lobbying with the goals of the Paris Agreement. Ford uses the Global Reporting Initiative (GRI) for sustainability reporting yet fails to report "any differences between its lobbying positions and any stated policies, goals, or other public positions" under GRI Standard 415.

We believe the reputational damage stemming from this misalignment between general policy positions and actual direct and indirect lobbying efforts harms long-term value creation by Ford. Thus, we urge Ford to expand its lobbying disclosure.

1
https://www.theguardian.com/environment/2019/oct/10/exclusive-carmakers-opponents-climate-action-us-europe-emissions

SHAREHOLDER PROPOSALS	2020 Proxy Statement	79

The Board of Directors recommends a vote AGAINST Proposal 5 because it is not in the best interests of Ford and you.

Ford believes that strong engagement with government entities plays a key role in supporting regulations and legislation that govern our business now and into the future. We support a broad range of trade associations and coalitions to enhance our understanding of, and advocacy for, U.S. policy issues. These memberships provide significant benefits to the Company and shareholders. Management is aware of the political activities of these organizations and ensures that any such activities further our corporate interests and thus your interests as shareholders, and when our views do not align with those of the associations to which we belong, we reserve the right to make our own position clear.

Corporations are prohibited under federal and many state laws from making direct or indirect contributions to candidates or political parties. As a matter of policy, the Company does not make contributions to political candidates or organizations, nor does it employ its resources for the purpose of helping to elect candidates to public office, even where permitted by law.

The Company has a political action committee, the Ford Motor Company Civic Action Fund (the "Fund"). All the contributions made by the Fund are derived from voluntary employee contributions; the Company makes no contributions. The Company does pay the solicitation and administrative expenses of the Fund; however, these expenses are minimal, and are permitted by law.

In the third quarter of 2019, we posted to our website https://corporate.ford.com/content/dam/corporate/en/company/government-relations/ford-motor-company-report-of-2019-us-political-activity.pdf certain disclosures regarding our political and lobbying activities. Among other things, the disclosures contain an excerpt from Ford's policy on U.S. political contributions, as well as disclosure related to certain trade associations to which we belong. In addition, the website contains information regarding the Company's contributions to 527 and 501(c)(4) organizations. The site also contains links to 2019 contributions by the Fund. The CPA-Zicklin Index, which benchmarks the political and accountability policies and practices for election-related spending of leading U.S. public companies, increased Ford's index score to 80%, which is in the top quartile of rated companies. The index is issued annually and is produced by the Center for Political Accountability in conjunction with the Zicklin Center for Business Ethics Research at the Wharton School at the University of Pennsylvania. We believe this rating reflects our efforts to be appropriately transparent in our political and lobbying activities.

In addition, each quarter we file a publicly available federal Lobbying Disclosure Act report and include links to such reports on our website. The report provides specific information on all Ford activities associated with influencing legislation through communications with any member or employee of a legislative body or with any covered executive branch office. The report also quantifies our expenditures for the quarter, describes the specific pieces of legislation that were the subject of our lobbying efforts and identifies the individuals who lobbied on behalf of our Company. Outside consultants who lobby on our behalf also file reports detailing their efforts on Ford's behalf. All these reports are available from the websites of the Secretary of the United States Senate and the Clerk of the United States House of Representatives.

Where permitted by law, the Company makes contributions with respect to state and local ballot questions and referenda that have a direct impact on the Company's business (such as those dealing with local property taxes). Information with respect to contributions made in connection with ballot questions and referenda is publicly available through local boards of election as well as through a link on our website.

We believe our transparency provides stakeholders with sufficient knowledge of our lobbying activities and do not believe that the additional information requested by the proposal will add significant value for shareholders. To produce the greater detailed disclosures requested by the proposal would require significant time and expense. The Board believes that these resources could be better utilized in moving our business forward and, consequently, does not support the proposal.

Your Board's recommendation: AGAINST Proposal 5

80	SHAREHOLDER PROPOSALS	2020 Proxy Statement

Other Items

Shareholder Proposals for 2021

Unless the Board of Directors determines otherwise, next year's annual meeting will be held on May 13, 2021. Any shareholder proposal intended for inclusion in the proxy materials for the 2021 Annual Meeting must be received by the Company's Secretary no later than December 3, 2020, and can be sent via facsimile to 313-322-1200. Shareholder proposals submitted outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, will not be considered at any annual meeting of shareholders. The Company will not include in the Notice of Annual Meeting proposals not in compliance with SEC Rule 14a-8 and, under the Company's By-Laws, no business other than that stated in the notice of meeting can be transacted at the meeting.

Annual Report and Other Matters

Ford's 2019 Annual Report, including consolidated financial statements, has been mailed to you or can be viewed by following the instructions on the Notice and Access letter received by you. A list of the shareholders of record entitled to vote at the annual meeting will be available for review by any shareholder, for any purpose related to the meeting, between 8:30 a.m. and 5:00 p.m. EDT at Ford Motor Company, World Headquarters, One American Road, Dearborn, Michigan 48126, for ten days prior to the meeting and on the day of the meeting. The list will also be available to shareholders at www.virtualshareholdermeeting.com/FORD2020 during the annual meeting.

Multiple Shareholders Sharing the Same Address

If you and other residents at your mailing address own shares of common stock in "street name," your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement or Notice of Internet Availability of Proxy Materials. This practice is known as "householding," and is designed to reduce our printing and postage costs. If, however, any shareholder residing at such an address wishes to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, he or she may contact his or her broker. For registered holders, he or she may telephone the Shareholder Relations Department at 800-555-5259 (US and Canada) or 313-845-8540 (international) or write to them at Ford Motor Company, Shareholder Relations, P.O. Box 6248, Dearborn, MI 48126.

Expenses of Solicitation

Ford will pay the cost of soliciting proxies in the accompanying form. We do not expect to pay any fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries, and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, by telephone, facsimile transmission, or other means of electronic communication by directors, officers, and other employees of the Company.

OTHER ITEMS	2020 Proxy Statement	81

Questions and Answers About the Proxy Materials

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF COMMON STOCK AND CLASS B STOCK?

•
Holders of common stock and holders of Class B Stock, as of close of business March 18, 2020, the record date, will vote together without regard to class on the matters to be voted upon at the meeting.

•
Holders of common stock have 60% of the general voting power. Holders of Class B Stock have the remaining 40% of the general voting power.

•
On March 18, 2020, 3,905,835,026 shares of common stock and 70,852,076 shares of Class B

  Stock were outstanding and, thus, are eligible to be voted.

•
Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon.

•
At this year's meeting, each outstanding share of Class B Stock will be entitled to 36.751 votes on each matter to be voted upon. The number of votes for each share of Class B Stock is calculated each year in accordance with the Company's Restated Certificate of Incorporation.

HOW DO I VOTE MY SHARES?

•
Shares may be voted before the meeting by following the instructions on the proxy card or voting instruction card.

•
Shares may be voted at the meeting by completing a ballot online during the meeting.

•
Company employees or retirees participating in either of the Company's Savings and Stock Investment Plan for Salaried Employees or Tax-Efficient Savings Plan for Hourly Employees, may be receiving this material because of shares held for you in those plans. In that case, you may use a proxy card to instruct the plan trustee on how to vote those shares. The trustee will vote the shares in accordance with your instructions and the terms of the plan. If you hold shares in any part of these plans, the trustee will vote the shares held for you even if you do not direct the trustee how to vote. In these cases, the trustee will vote any shares for which the trustee does not receive instructions in the same proportion as the trustee votes the shares for which the trustee does receive instructions unless otherwise required by ERISA as determined by the investment manager. To allow sufficient time for voting by trustees and administrators of the plans, your voting instructions must be received by 11:59 p.m. EDT on May 11, 2020.

HOW CAN I CHANGE MY VOTE?

You can revoke your proxy at any time before it is exercised by:

•
Submitting written notice of revocation to the Secretary of the Company;
•
Submitting another proxy by telephone, online, or by mail that is later dated and, if by mail, that is properly signed; or

•
Voting online during the meeting if you are a shareholder of record or a "street name" holder.

WHAT IF I DO NOT SPECIFY HOW I WANT MY SHARES VOTED?

If you do not specify on your proxy card (or when giving your proxy by telephone or online) how you want to vote your shares, we will vote them:

FOR all of the director nominees (Proposal 1);

FOR ratifying the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2020 (Proposal 2);

FOR approval of the compensation of the Named Executives (Proposal 3); and

AGAINST the shareholder proposals (Proposals 4 and 5).

82	QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS	2020 Proxy Statement

CONFIDENTIAL VOTING POLICY

•
The votes of all shareholders are held in confidence from directors, officers, and employees of the Company except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in case of a contested proxy solicitation; or (c) if a shareholder makes a written comment on the proxy card, voting instruction card, or otherwise communicates his or her vote to management.

•
We also continue to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

VOTING RECOMMENDATIONS AND REQUIRED APPROVAL

Proposals 1, 2, and 3 will be presented at the meeting by management, and the rest are expected to be presented by shareholders.

Proposal		Board Recommendation

1.	Election of Directors (pp. 25-34)	The Board recommends a vote FOR each of the nominees.

2.	Ratification of Accounting Firm (pp. 35-36)	The Board recommends a vote FOR ratification of the independent registered public accounting firm.

3.	Say-on-Pay Approval (pp. 37-75)	The Board recommends a vote FOR approval, on an advisory basis, of the compensation of the Named Executives.

4-5.	Shareholder Proposals (pp. 76-80)	The Board recommends a vote AGAINST Shareholder Proposals.

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A majority of the votes that could be cast by shareholders who are either present online or represented by proxy at the meeting is required to elect the nominees for director and to approve each proposal.

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The votes are computed for each share as described on p. 82.

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The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions.

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Abstentions are counted as "shares present" at the meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any matter as to which they are specified.

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Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they don't have discretionary voting authority and haven't received instructions as to how to vote on those proposals (so-called "broker non-votes") are not considered "shares present" and will not affect the outcome of the vote.

HOW CAN I PARTICIPATE IN THE VIRTUAL ANNUAL MEETING?

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Shareholders will be able to log into the virtual annual meeting platform beginning at 8:00 a.m. EDT on May 14, 2020.

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To participate in the virtual annual meeting visit www.virtualshareholdermeeting.com/FORD2020.
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Enter your 16-digit control number as indicated.

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Shareholders may submit questions either before the meeting or during the meeting. For more information regarding how to submit questions see p. 85.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS	2020 Proxy Statement	83

ARE THERE ANY OTHER MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING?

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We do not know of any other matters to be presented or acted upon at the meeting.

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Under our By-Laws, no business besides that stated in the meeting notice may be transacted at any meeting of shareholders.
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If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

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This Proxy Statement and our 2019 Annual Report are available on our website at www.corporate.ford.com.

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Instead of receiving paper copies of next year's Proxy Statement and Annual Report by mail, you can elect to receive an e-mail message that will provide a link to those documents online. By opting to access your proxy materials online, you will:

  •
  Gain faster access to your proxy materials;

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  Save us the cost of producing and mailing documents to you; and

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  Help preserve environmental resources.
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Ford shareholders who have enrolled in the electronic access service previously will receive their materials online this year.

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Shareholders of record may enroll in the electronic proxy and Annual Report access service for future annual meetings of shareholders by registering online at www.computershare.com/investor.

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"Street name" shareholders who wish to enroll for electronic access may register for online delivery of materials by going to www.icsdelivery.com/live.

84	QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS	2020 Proxy Statement

Instructions for the Virtual Annual Meeting

This year our annual meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast.

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/FORD2020 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 8:00 a.m. Eastern Daylight Saving Time ("EDT") on May 14, 2020. The meeting will begin promptly at 8:30 a.m. EDT on May 14, 2020.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

If you wish to submit a question prior to the Annual Meeting, you may do so beginning at 9:00 a.m. EDT on April 3, 2020, until 11:59 p.m. EDT on April 10, 2020, by logging into www.proxyvote.com and entering your 16-digit control number. Once past the login screen, click on "Question for Management," type in your question, and click "Submit." The www.proxyvote.com will then re-open for questions beginning at 8:30 a.m. EDT on May 11, 2020 until 11:59 p.m. EDT on May 13, 2020. Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/FORD2020, type your question into the "Ask a Question" field, and click "Submit."

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at www.shareholder.ford.com. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 855-449-0991 (Toll Free) or 720-378-5962 (International Toll). Technical support will be available starting at 8:00 a.m. EDT on May 14, 2020 and will remain available until thirty minutes after the meeting has finished.

/s/ Jonathan E. Osgood

Jonathan E. Osgood
 Secretary

April 3, 2020

INSTRUCTIONS FOR THE VIRTUAL ANNUAL MEETING	2020 Proxy Statement	85

Appendix I. Cautionary Note on
Forward-Looking Statements

Cautionary Note on Forward-Looking Statements

Statements included or incorporated by reference herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

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Ford's long-term competitiveness depends on the successful execution of global redesign and fitness actions;

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Ford's vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs;

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Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, or new business strategies;

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Operational systems, security systems, and vehicles could be affected by cyber incidents;

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Ford's production, as well as Ford's suppliers' production, could be disrupted by labor issues, natural or man-made disasters, financial distress, production difficulties, or other factors;

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Ford's ability to maintain a competitive cost structure could be affected by labor or other constraints;

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Ford's ability to attract and retain talented, diverse, and highly skilled employees is critical to its success and competitiveness;

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Ford's new and existing products and mobility services are subject to market acceptance;

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Ford's results are dependent on sales of larger, more profitable vehicles, particularly in the United States;

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With a global footprint, Ford's results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events, including tariffs and Brexit;

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Industry sales volume in any of our key markets can be volatile and could decline if there is a financial crisis, recession, or significant geopolitical event;

•
Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors;

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Fluctuations in commodity prices, foreign currency exchange rates, interest rates, and market value of our investments can have a significant effect on results;

•
Ford and Ford Credit's access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors;

•
Ford's receipt of government incentives could be subject to reduction, termination, or clawback;

•
Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles;

•
Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed;

•
Pension and other postretirement liabilities could adversely affect Ford's liquidity and financial condition;

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Ford could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise;

•
Ford may need to substantially modify its product plans to comply with safety, emissions, fuel economy, autonomous vehicle, and other regulations that may change in the future;

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS	2020 Proxy Statement	I-1

•
Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, and data protection laws and regulations as well as consumer expectations for the safeguarding of personal information; and

•
Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations.

We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

I-2	CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS	2020 Proxy Statement

Notice of 2020
Virtual Annual Meeting of Shareholders
and Proxy Statement

www.corporate.ford.com

During 2019, 1,261 trees were planted as a result of shareholders enrolling in the electronic delivery program for a total of 9,299 trees planted since inception. Experts say 9,299 mature trees will sequester 3,099 tons of carbon over 40 years.

Printed in U.S.A 10% post-consumer waste paper. Please recycle.

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Virtual Shareholder Meeting to Be Held on May 14, 2020. FORD MOTOR COMPANY XXXX XXXX XXXX XXXX (located on the following page). FORD MOTOR COMPANY ATTN: SHAREHOLDER RELATIONS ONE AMERICAN ROAD, SUITE 1026 DEARBORN, MI 48126 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E94737-P35178-Z76504 See the reverse side of this notice to obtain Meeting Information Meeting Type: Annual Meeting For holders as of: March 18, 2020 Date: May 14, 2020 Time: 8:30 a.m. EDT Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/FORD2020. The company will be hosting the meeting live via the Internet this year. There will be no physical location at which shareholders may attend the meeting. To participate in the meeting via the Internet please visit www.virtualshareholdermeeting.com/FORD2020 and be sure to have the information that is printed in the box marked by the arrow

Before You Vote How to Access the Proxy Materials How To Vote Please Choose One of the Following Voting Methods E94738-P35178-Z76504 Vote By Internet: Before The Meeting: Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. During The Meeting: Go to www.virtualshareholdermeeting.com/FORD2020. Have the information that is printed in the box marked by the arrow(located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENTANNUAL REPORT How to View Online: Have the information that is printed in the box marked by the arrow(located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow(located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 30, 2020 to facilitate timely delivery. XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX

The Board of Directors recommends a vote FOR the listed nominees, and FOR Proposals 2 and 3. 1. Election of Directors 1a. Kimberly A. Casiano 2. Ratification of Independent Registered Public Accounting Firm. 1b. Anthony F. Earley, Jr. 3. Say-on-Pay - An Advisory Vote to Approve the Compensation of the Named Executives. 1c. Edsel B. Ford II The Board of Directors recommends a vote AGAINST Proposals 4 and 5. 1d. William Clay Ford, Jr. 4. Relating to Consideration of a Recapitalization Plan to Provide That All of the Company's Outstanding Stock Have One Vote Per Share. 1e. James P. Hackett 1f. William W. Helman IV 5. Relating to Disclosure of the Company's Lobbying Activities and Expenditures. 1g. William E. Kennard 1h. John C. Lechleiter 1i. Beth E. Mooney 1j. John L. Thornton 1k. John B. Veihmeyer 1l. Lynn M. Vojvodich 1m. John S. Weinberg E94739-P35178-Z76504 Voting Items

E94740-P35178-Z76504

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FORD2020 You may participate in the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which shareholders may attend the Meeting. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. FORD MOTOR COMPANY ATTN: SHAREHOLDER RELATIONS ONE AMERICAN ROAD, SUITE 1026 DEARBORN, MI 48126 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E94731-P35178-Z76504 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. FORD MOTOR COMPANY The Board of Directors recommends a vote FOR the listed nominees, and FOR Proposals 2 and 3. For ! ! ! ! ! ! ! ! ! ! ! ! ! Against ! ! ! ! ! ! ! ! ! ! ! ! ! Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! 1. Election of Directors 1a. Kimberly A. Casiano 1b. Anthony F. Earley, Jr. For ! Against ! Abstain ! 1c. Edsel B. Ford II 2. Ratification of Independent Registered Public Accounting Firm. 1d. William Clay Ford, Jr. 3. Say-on-Pay - An Advisory Vote to Approve the Compensation of the Named Executives. ! ! ! 1e. James P. Hackett 1f. William W. Helman IV The Board of Directors recommends a vote AGAINST Proposals 4 and 5. 1g. William E. Kennard ! ! ! 4. Relating to Consideration of a Recapitalization Plan to Provide That All of the Company's Outstanding Stock Have One Vote Per Share. 1h. John C. Lechleiter 1i. Beth E. Mooney ! ! ! 1j. John L. Thornton 5. Relating to Disclosure of the Company's Lobbying Activities and Expenditures. 1k. John B. Veihmeyer 1l. Lynn M. Vojvodich ! 1m. John S. Weinberg For address changes and/or comments, please check this box and write them on the back where indicated. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E94732-P35178-Z76504 Proxy — Ford Motor Company Proxy Solicited by Board of Directors for Virtual Annual Shareholder Meeting – May 14, 2020 The undersigned hereby appoints Timothy R. Stone and Bradley M. Gayton, or either of them, proxies ("Proxies") each with the power of substitution, to represent and vote the shares of common stock which the undersigned is entitled to vote on all matters, unless the contrary intent is indicated on the reverse side hereof, with all powers which the undersigned would possess if personally present at the Ford Motor Company Virtual Annual Meeting of Shareholders to be held online at 8:30 a.m. Eastern Daylight Saving Time on May 14, 2020 or at any postponement or adjournment thereof. The Proxies shall vote the shares represented by this Proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the Proxies shall vote the shares (a) "FOR" the election as directors of all the nominees named in the Proxy Statement and listed on the reverse side hereof or any person selected by the Board of Directors in substitution of any of the nominees (Proposal 1), (b) "FOR" Proposals 2 and 3, each of which is set forth in the Proxy Statement, and (c) "AGAINST" Proposals 4 and 5, each of which is set forth in the Proxy Statement. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If you are a Company employee or retiree participating in either of the Company’s Savings and Stock Investment Plan for Salaried Employees or Tax-Efficient Savings Plan for Hourly Employees, then you may be receiving this material because of shares held for you in those plans. In that case, you may use a proxy card to instruct the plan trustee how to vote those shares. The trustee will vote the shares in accordance with your instructions and the terms of the plan. If you hold shares in any of these plans, the trustee will vote the shares held for you even if you do not direct the trustee how to vote. In these cases, the trustee will vote any shares for which the trustee does not receive instructions in the same proportion as the trustee votes the shares for which the trustee does receive instructions, unless otherwise required by ERISA as determined by the investment manager. To allow sufficient time for voting by trustees and/or administrators of the plans, your voting instructions must be received by 11:59 p.m. Eastern Daylight Saving Time on May 11, 2020. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be voted on reverse side.) Address Changes/Comments: